The information in this preliminary prospectus supplement and the SEC Base Prospectus is not complete and may be changed. This preliminary prospectus supplement and the SEC Base Prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. A final form prospectus will be prepared and made available. Investors should not subscribe for any securities referred to in this document except on the basis of information contained in the final form prospectus.
 Filed Pursuant to Rule 424(b)(5)
 Registration Number 333-268943
Subject to Completion, Dated May 19, 2026
PROSPECTUS SUPPLEMENT TO SEC BASE PROSPECTUS DATED
March 7, 2023
Japan International Cooperation Agency
(An incorporated administrative agency)
U.S.$• • % Guaranteed Bonds Due •
Unconditionally and Irrevocably Guaranteed
as to Payment of Principal and Interest by
Japan

We will pay interest semi-annually in arrears in equal payments on the $• • % guaranteed bonds due • (the “bonds”) on • and • of each year, commencing • , 2026. The bonds will mature on • . We may redeem all, but not less than all, of the bonds in the event of certain tax law changes. The redemption terms are described in this prospectus supplement dated • , 2026 (this “Supplement”) under “Description of the Bonds and Guarantee — Redemption”. The bonds will be issued only in registered form in denominations of $200,000 and integral multiples of $2,000 in excess thereof. See “Description of the Bonds and Guarantee”.
We intend to use the net proceeds from the sale of the bonds to finance newly committed or ongoing Eligible Projects of Sustainability Bonds as defined under our Social/Sustainability Bond Framework (the “Framework”). See “Use of Proceeds.”
Approval in-principle has been received for the listing and quotation of the bonds on the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions or reports contained in this Supplement and the accompanying prospectus dated March 7, 2023 starting after page S-73 (the “SEC Base Prospectus”). Admission of the bonds to the official list of the SGX-ST and quotation of the bonds on the SGX-ST are not to be taken as an indication of the merits of JICA, Japan, the bonds or the guarantee.

Neither the United States Securities and Exchange Commission (the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Supplement or the SEC Base Prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should consider carefully the factors described under the section headed “Risk Factors” in this Supplement.

	Per Bond	Total
Price to Public(1)	•%	$	•
Underwriting Discount	•%	$	•
Proceeds, before expenses, to JICA(1)(2)	•%	$	•

(1)
Plus accrued interest, if any, from • , 2026, if settlement occurs after that date.

(2)
See “Underwriting”.

The underwriters are offering the bonds subject to various conditions. The underwriters expect to deliver the bonds through the book-entry facilities of The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), against payment on or about • , 2026.

Daiwa Capital Markets	Barclays	Goldman Sachs	HSBC

Prospectus Supplement dated • , 2026.

Supplement
SEC Base Prospectus

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and the bonds are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended). The bonds may not be offered or sold in Japan or to, or for the benefit of, residents of Japan or Japanese corporations, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan (see “Underwriting” below). The bonds are not, as part of the initial distribution at any time, to be offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JICA (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JICA) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JICA”) or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation of Japan. BY SUBSCRIBING FOR THE BONDS, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.
In addition, interest payments on the bonds will generally be subject to Japanese withholding tax unless it is established that bonds are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JICA, (ii) a designated Japanese financial institution described in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a public corporation, a financial institution or a financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.
You should rely only on the information contained or incorporated by reference in this Supplement and the SEC Base Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this Supplement or the SEC Base Prospectus is accurate as of any date other than the date on the front page of this Supplement or, with respect to information incorporated by reference, as of the date of such information.
In this Supplement, “we”, “our”, “us” and “JICA” refer to Japan International Cooperation Agency.

The spot buying rate for U.S. dollars quoted on the Tokyo foreign exchange market on May 18, 2026, as reported by the Bank of Japan (the “BOJ”) at 5:00 p.m., Tokyo time, was ¥158.92 = $1.00, and the noon buying rate on May 15, 2026 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was $1.00 = ¥158.69.
References in this Supplement to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year. References to years not specified as being JFYs are to calendar years. References to “¥” or “yen” are to Japanese yen and references to “U.S.$”, “$”or “dollars” are to U.S. dollars.
Pursuant to Japanese government directions regarding the presentation of Japanese names in English in official documents, in this Supplement Japanese family names are presented first (in capital letters) and given names second. With respect to Japanese names in documents incorporated by reference into this Supplement, the name order is reverse.

The distribution of this Supplement and the SEC Base Prospectus and the offering of the bonds in certain jurisdictions may be restricted by law.
The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
The bonds are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024.. Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the bonds or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
This Supplement and the SEC Base Prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting”.
Neither JICA, Japan nor the underwriters have authorized, nor do they authorize, the making of any offer of the bonds in circumstances in which an obligation arises for JICA, Japan or the underwriters to publish or supplement a prospectus for such offer. JICA and Japan have not authorized and do not authorize the making of any offer of the bonds through any financial intermediary, other than offers made by the underwriters resulting in sales constituting the final placement of the bonds contemplated in this Supplement and the SEC Base Prospectus.
Solely for the purposes of the product approval process of each person that is a manufacturer for the purposes of the Product Intervention and Product Governance Sourcebook part of the UK FCA’s Handbook Product Intervention and Product Governance Sourcebook, (the “UK Product Governance Rules”), the target market assessment in respect of the bonds has led to the conclusion that: (i) the target market for the bonds is only eligible counterparties, as defined in the Conduct of Business Sourcebook part of the UK FCA’s Handbook, and professional clients, as defined in Regulation (EU) No 600/2014, as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; and (ii) all channels for distribution of the bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the bonds, or a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the UK Product Governance Rules is responsible for undertaking its own target market assessment in respect of the bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

IN THE UNITED KINGDOM, THIS SUPPLEMENT AND THE SEC BASE PROSPECTUS ARE FOR DISTRIBUTION ONLY TO PERSONS WHO (I) ARE INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”) OR (II) ARE HIGH NET WORTH COMPANIES AND OTHER PERSONS TO WHOM IT MAY BE LAWFULLY COMMUNICATED, FALLING WITHIN ARTICLE 49(2)(A)-(D) OF THE ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). IN THE UNITED KINGDOM, THIS SUPPLEMENT AND THE SEC BASE PROSPECTUS AND ANY OF THEIR CONTENTS ARE DIRECTED ONLY AT RELEVANT PERSONS AND MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. IN THE UNITED KINGDOM, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS SUPPLEMENT AND THE SEC BASE PROSPECTUS RELATE IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSON WHO IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THIS SUPPLEMENT OR THE SEC BASE PROSPECTUS OR ANY OF ITS CONTENTS.
IN CONNECTION WITH THE ISSUE OF THE BONDS, HSBC BANK PLC (THE “STABILIZING MANAGER”) (OR ANY PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER- ALLOT THE BONDS OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE BONDS AT A LEVEL HIGHER THAN THAT WHICH MAY OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE BONDS IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE BONDS AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE BONDS. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE RELEVANT STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE RELEVANT STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

FOREIGN EXCHANGE CONSIDERATIONS
For an investor that is not resident in the United States or does not conduct business or activities in the United States, an investment in the bonds, which are denominated in, and all payments in respect of which are to be made in, U.S. dollars entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency (i.e., the currency of the country in which the investor is resident or the currency in which the investor conducts its business or activities). These include the possibility of:
•
significant changes in rates of exchange between the home currency and the U.S. dollar; and

•
the imposition or modification of foreign exchange controls with respect to the U.S. dollar.

We have no control over a number of factors affecting this type of bond, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the U.S. dollar, have been volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the bonds. Depreciations of the U.S. dollar against the investor’s home currency could result in a decrease in the investor’s effective yield of the bonds below the coupon rate, and in certain circumstances, could result in a loss to such purchaser on a home currency basis.
The description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than your home currency. Prospective investors should consult their own financial and legal advisors as to the risks involved in an investment in such bonds.

INCORPORATION BY REFERENCE
Japan’s Annual Report on Form 18-K for the year ended March 31, 2025 (the “Japan 18-K 2025”), JICA’s Annual Report on Form 18-K for the year ended March 31, 2025 (the “JICA 18-K 2025”) and Exhibit 2 to JICA’s Annual Report on Form 18-K for the year ended March 31, 2024 (the “JICA 18-K 2024”) are hereby incorporated by reference and form part of this Supplement.
Any statement contained in a document which is incorporated by reference in this Supplement or the SEC Base Prospectus shall be deemed to be modified or superseded for the purpose of this Supplement to the extent that a statement contained herein or another document incorporated by reference herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise). Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Supplement. Copies of the documents incorporated by reference in this Supplement or the SEC Base Prospectus are available free of charge at the office of the fiscal agent in London.
The JICA 18-K 2025 contains the following audited financial statements, prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”), beginning on page F-1 of Exhibit 2 to the JICA 18-K 2025:
•
the annual audited balance sheet as at March 31, 2025, the related audited statements of administrative service operation cost, income, changes in net assets and cash flows for the fiscal year ended March 31, 2025, and the significant accounting policies, notes and detailed statements relating thereto, all in respect of the General Account of JICA; and

•
the annual audited balance sheet as at March 31, 2025, the related audited statements of administrative service operation cost, income, changes in net assets and cash flows for the fiscal year ended March 31, 2025, and the significant accounting policies, notes and detailed statements relating thereto, all in respect of the Finance and Investment Account of JICA.

Exhibit 2 to the JICA 18-K 2024 contains the following audited financial statements, prepared in accordance with Japanese GAAP, beginning on page F-1 of Exhibit 2 to JICA 18-K 2024:
•
the annual audited balance sheet as at March 31, 2024, the related audited statements of administrative service operation cost, income, changes in net assets and cash flows for the fiscal year ended March 31, 2024 and the significant accounting policies, notes and detailed statements relating thereto, all in respect of the General Account of JICA; and

•
the annual audited balance sheet as at March 31, 2024, the related audited statements of administrative service operation cost, income, changes in net assets and cash flows for the fiscal year ended March 31, 2024 and the significant accounting policies, notes and detailed statements relating thereto, all in respect of the Finance and Investment Account of JICA.

INTRODUCTION
The following is an abstract of certain information contained elsewhere in this Supplement or the SEC Base Prospectus or incorporated by reference herein. More detailed information is contained elsewhere in this Supplement or the SEC Base Prospectus or incorporated by reference herein. You should read carefully this entire Supplement, the SEC Base Prospectus and the other documents we refer to for a complete understanding of this offering.
Issuer
Japan International Cooperation Agency.
Issue Date
The issue date is • , 2026.
Securities Offered
$ • principal amount of • % Guaranteed Bonds Due •
Guarantee
Payments of principal of and interest on the bonds are unconditionally and irrevocably guaranteed by Japan.
Maturity Date
•
Interest Payment Dates
Semi-annually on • and • of each year, commencing •, 2026.
Interest Rate
The bonds will bear interest at a rate of • % per annum, accruing from •, 2026. We will pay interest on the bonds semi-annually in arrears in equal payments. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year of twelve 30-day months.
Ranking
The bonds will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.
Additional Amounts
If certain taxes, as described under “Description of the Bonds and Guarantee”, are payable on the bonds, we will, subject to certain exceptions, pay such additional amounts on the bonds as will result, after deduction or withholding of such taxes, in the payment of the amounts that would have been payable on the bonds if no such deduction or withholding had been required. For further detail on the payment of these additional amounts, see “Description of the Bonds and Guarantee — Additional Amounts”.
Redemption
We may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts we are required to pay, as described under “Description of the Bonds and Guarantee — Redemption”.
Markets
We are offering the bonds for sale only in those jurisdictions other than Japan (subject to certain exceptions) where it is legal to make such offers. See “Underwriting” for a description of applicable selling restrictions.
Listing
Approval in-principle has been received for the listing and quotation of the bonds on the SGX-ST. The bonds will be traded on the SGX-ST in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies) for so long as such bonds are listed on the SGX-ST and the rules of the SGX-ST so provide.

Form and Settlement
All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, which will be registered in the name of Cede & Co., as the nominee of DTC. Except as described in this Supplement, beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear and Clearstream, and owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive bonds in definitive form and will not be considered holders of bonds under the fiscal agency agreement relating to the bonds. The bonds will be sold only in denominations of $200,000 and integral multiples of $2,000 in excess thereof. For further information on book-entry procedures, see “Description of the Bonds and Guarantee — Form, Denominations and Registration”.
Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.
Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date. For information on secondary market trading, see “Global Clearance and Settlement —  Secondary Market Trading”.
Use of Proceeds
We intend to use the net proceeds from the sale of the bonds to finance newly committed or ongoing Eligible Projects of Sustainability Bonds as defined under the Framework. See “Use of Proceeds.”
Fiscal Agent, Principal Paying Agent and Transfer Agent
MUFG Bank, Ltd., London Branch, also acting through U.S. Bank Trust Company, National Association
Common code
• (DTC global bond); • (international global bond)
CUSIP
•
ISIN
• (DTC global bond); • (international global bond)
Risk Factors
Your investment in the bonds will involve risks. You should consider carefully the factors described under the section headed “Risk Factors” in this Supplement and the other information in this Supplement, the SEC Base Prospectus and the documents incorporated herein or therein before deciding whether an investment in the bonds is suitable for you.

RISK FACTORS
We believe that the following factors may affect our ability to fulfil our obligations under our bonds. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring.
Factors which we believe may be material for the purpose of assessing the market risks associated with our bonds are also described below.
We believe that the factors described below represent the principal risks inherent in investing in our bonds. Prospective investors should carefully consider these factors in conjunction with the detailed information set out elsewhere in this Supplement and the SEC Base Prospectus (including any documents or information incorporated by reference herein) and reach their own views prior to making any investment decision.
Risks Relating to the Japanese Economy in General
Prospective investors in our bonds should be aware of the challenges faced by the Japanese economy. The Japanese economy continues to face challenges due to uncertainty about the economic prospects of the world economy.
For example, the global economy has been impacted by Russia’s large-scale military activity against Ukraine that was initiated in February 2022 and the related economic sanctions imposed on certain Russian entities and persons by many major countries, ongoing military conflicts in the Middle East including involving Iran, the U.S. and Israel, and heightened geopolitical tensions between China and other countries including Japan, the United States and Taiwan. Any escalation of these or other issues may also impact the global economy. In particular, financial and commodity markets have experienced significant volatility and energy prices have sharply increased mainly due to concerns regarding disruptions in oil and natural gas supply. Driven in part by increases in energy prices as well as increases in raw materials prices, there has been a significant inflationary trend in consumer prices in many major economies including Japan, and monetary authorities in some major economies including the United States have tightened monetary policy in response to this trend. Due in part to increased inflation in Japan, in March 2024, the BOJ announced a change in its monetary policy, including the end of its longstanding negative short-term interest rate policy and the end of quantitative and qualitative monetary easing first introduced in 2016, and has subsequently increased target short-term interest rates, most recently to a target of 0.75% in December 2025. The impact of these changes on economic conditions in Japan is uncertain. Depending on the impact of inflation and monetary policy developments, such as the timing and pace of any further changes in interest rates in Japan or other major economies as well as any developments relating to the conflict between Russia and Ukraine, the conflict involving Iran, the United States and Israel and other geopolitical developments, economic conditions in Japan and globally may worsen, and the duration and extent of any economic slowdown would be highly uncertain.
In addition, any increased spending for economic stimulus measures could negatively impact Japan’s fiscal condition due to higher levels of public debt. Partially in response to the planned increase in public spending in Japan, in June 2020, S&P Global Ratings lowered its outlook on Japan’s sovereign credit rating from positive to stable. In addition, in July 2020, Fitch Ratings lowered its outlook on Japan’s sovereign credit rating from stable to negative, although Fitch Ratings subsequently changed its outlook to stable in March of 2022. Further challenges for the Japanese economy include volatile exchange rates, supply chain constraints and, over the long term, demographic challenges, such as an aging workforce and population decrease, and high levels of public debt and associated debt servicing payments. Further slowdowns in overseas economies, recent instability and liquidity concerns in the banking sector and sharp fluctuations in the financial and capital markets also pose downside risks to the Japanese economy. In addition, the Japanese economy is also exposed to the potential impact of ongoing political disputes, technology and trade tensions between the United States and China and other major trading partners, geopolitical risks associated with the Middle East including the ongoing conflict involving Iran, the U.S. and Israel or the potential escalation of geopolitical risks relating to North Korea or other regions as well as other adverse events including natural disasters and public health issues such as the COVID-19 pandemic. For example, the recent trade policies of the United States including the implementation of increased tariffs and changes in trade policies by other countries in response have resulted in volatility in financial markets and created economic uncertainty.
Risks Relating to JICA
As a government-affiliated financial institution established to implement the Official Development Assistance (“ODA”) policies of the Japanese government, JICA’s business and financial condition may be adversely affected by the policies of the Japanese government.
In particular, JICA has undergone significant transformations in its history, first through the re-establishment of JICA from a special public institution into an incorporated administrative agency in October 2003 pursuant to the Act of the Incorporated Administrative Agency — Japan International Cooperation Agency (the “JICA Act”) and then through various changes following the enactment of the Act for Partial Amendments to the Act of the Incorporated Administrative Agency — Japan International Cooperation Agency, which amended the JICA Act. Pursuant to such amendment, inter alia, Finance and Investment operations previously managed by Japan Bank for International Cooperation, a government- affiliated financial institution of Japan, and a portion of Grant Aid (see “Japan International Cooperation Agency — Operations” in the JICA 18-K 2025) provided by the Ministry of Foreign Affairs of Japan (“MOFA”) were succeeded by JICA. Any further reforms to the operational scope and organizational structure of JICA, whether through amendment of the laws and regulations underpinning JICA’s existence or otherwise, may have a material effect on the operations of JICA.
JICA’s business and financial condition may be negatively affected by geopolitical risks and the effects on governments and/or government agencies to whom JICA implements the Japanese ODA schemes (see “Recent Developments — JICA — Overview” below) and general economic conditions and financial markets. In addition, since the effects of geopolitical risks as well as international financial environment surrounding debtors is expected to remain highly uncertain worldwide, JICA may need to increase the allowance for loan losses and provision for contingent losses in subsequent fiscal years if, for example, debtors’ credit ratings deteriorate beyond JICA’s current expectations over the medium to long term.
Risks Relating to the Market Risk of Bonds Generally
Interest rate risk
Investment in the bonds involves the risk that subsequent changes in market interest rates may adversely affect the value of the bonds.
Exchange rate risk
Prospective investors in the bonds should be aware that an investment in the bonds may involve exchange rate risks. The bonds may be denominated in a currency other than the currency of the investor’s home jurisdiction and/or in a currency other than the currency in which an investor wishes to receive funds. Exchange rates between currencies are determined by factors of supply and demand in the international currency markets which are influenced by macroeconomic factors, speculation and central bank and government intervention (including the imposition of currency controls and restrictions). Fluctuations in exchange rates may affect the value of the bonds. See “Foreign Exchange Considerations”.
The secondary market generally
The bonds may have no established trading market when issued, and one may never develop. If a market does develop, it may not be sufficiently liquid. Therefore, investors may not be able to sell their bonds easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Although approval in-principle has been received for the listing and quotation of the bonds on the SGX-ST, there is also no assurance that an active trading market will develop. Illiquidity may have a severely adverse effect on the market value of the bonds.

Risks Relating to our Bonds
The bonds may not be suitable for all investors
Each potential investor in the bonds must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:
•
have sufficient knowledge and experience to make a meaningful evaluation of the bonds and the guarantee, the merits and risks of investing in the bonds and the information contained in this Supplement and the SEC Base Prospectus;

•
have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the bonds and the impact such investment will have on its overall investment portfolio;

•
have sufficient financial resources and liquidity to bear all of the risks pertaining to an investment in the bonds;

•
thoroughly understand the terms and conditions of the bonds as summarized in “Description of the Bonds and Guarantee” and be familiar with the behavior of any relevant markets; and

•
be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors including those set forth in this “Risk Factors” section that may affect its investment and its ability to bear the applicable risks.

Limited liquidity
The fact that the bonds may be listed does not necessarily assure liquidity. No assurance can be given that there will be a market for the bonds. If the bonds are not traded on any securities exchange, pricing information for such bonds may be more difficult to obtain, and the liquidity and market prices of such bonds may be adversely affected. The liquidity of the bonds may also be affected by restrictions on offers and sales of the bonds in some jurisdictions. The underwriters may from time to time make a market in the bonds but are under no obligation to do so and, if a market does develop, it may not continue until the maturity of all the bonds.
Bonds subject to optional redemption by JICA
Redemption of the bonds in circumstances of changes in applicable laws or treaties may limit their market value. During any period when JICA may elect to redeem the bonds, the market value of the bonds generally will not rise substantially above the price at which they can be redeemed.
Legal investment considerations may restrict certain investments
The investment activities of certain investors are subject to investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its own legal advisers to determine whether, and to what extent (i) the bonds are legal investments for it, (ii) the bonds can be used as collateral for various types of borrowing and (iii) other restrictions may apply to its purchase or pledge of the bonds. In addition, financial institutions should consult their own legal advisers or the appropriate regulators to determine the appropriate treatment of the bonds under any applicable risk-based capital or similar rules.
Credit rating of the bonds may not reflect all risks and may be downgraded
It is expected that the bonds will be assigned a credit rating by a credit rating agency. The rating assigned to the bonds may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the bonds. A downgrade or potential downgrade in the rating or the assignment of new rating that is lower than the existing rating could reduce the number of potential investors in the bonds and adversely affect the price and liquidity of the bonds. A credit rating is based upon information furnished by JICA or obtained by the rating agency from its own sources and is subject to revisions, suspension or withdrawal by the rating agency at any time. A credit rating is not a recommendation to buy, sell or hold securities. Any adverse change in an applicable credit rating could affect the trading price for the bonds.
Net proceeds from the sale of the bonds may be inadvertently allocated by JICA to projects other than Eligible Projects under the Framework and the use of proceeds of the bonds may not be suitable for each investor’s specific investment criteria
JICA intends to allocate the amount equivalent to the net proceeds from the sale of the bonds to Eligible Projects as defined under the Framework, which is composed of projects which contribute to resolving social issues and projects which contribute to resolving both social and environmental issues. See “Use of Proceeds”. Each prospective investor should consider the information set out in this prospectus supplement regarding such use of proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the bonds together with any other investigation such investor deems necessary. JICA has significant flexibility in allocating the net proceeds from the sale of the bonds, including re-allocating the net proceeds in the event JICA determines, in JICA’s discretion, that projects receiving allocation no longer meet the eligibility criteria for Eligible Projects. JICA may also be unable to allocate the net proceeds as JICA intended. Although JICA intends not to allocate the net proceeds from the sale of the bonds to projects that meet certain exclusionary criteria set forth in the Framework, JICA’s determination of the projects to which JICA is able to allocate the net proceeds is based on JICA’s own interpretation of the Framework, and there is no assurance that investors will agree with JICA’s interpretation.
Prior to the offering of the bonds, JICA has concluded loan agreements that provide financing to projects that would fall within the exclusionary criteria set forth in the Framework, including projects relating to the development of coal fired thermal power plants. The funds provided under such agreements relating to projects that are not Eligible Projects are disbursed from JICA’s Finance and Investment Account. In addition, certain organizations have made claims criticizing JICA and other agencies of the Japanese government for supporting coal fired thermal power plants related activities, and any such future claims may adversely impact JICA’s reputation.
The net proceeds of the bonds will be deposited to the Finance and Investment Account in accordance with the JICA Act and will not be managed in a separate account. However, JICA will actively manage and track the net proceeds to ensure that they are allocated only to finance Eligible Projects from the Finance and Investment Account, in accordance with the Framework. Despite JICA’s efforts to prevent misallocation of the net proceeds of the bonds, JICA may inadvertently allocate such net proceeds, directly or indirectly, to projects that do not qualify as Eligible Projects, including those meeting the exclusionary criteria under the Framework. In addition, even if the net proceeds of the bonds are allocated to Eligible Projects, JICA’s participation in financing of projects that are not Eligible Projects may be viewed negatively by investors given the increased focus of some investors on social and environmental matters.
JICA may also, in JICA’s discretion update or amend the Framework from time to time, which gives JICA further flexibility with respect to both the allocation of the net proceeds from the sale of the bonds as well as the reporting about such allocation or the social and environmental impact of the Eligible Projects to which such net proceeds may be allocated. There can be no assurance that such use of proceeds for any Eligible Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates, ratings criteria, taxonomies or standards or other independent expectations, in particular with regard to any direct or indirect social and environmental impact of any Eligible Projects. Furthermore, there is currently no clear definition (legal, regulatory or otherwise) of, nor market consensus as to which precise attributes are required for a particular project to be defined as either “social” or “sustainable”, and therefore no assurance can be provided to potential investors that the use of proceeds specified in this prospectus supplement will meet an investor’s expectations regarding social and environmental performance or continue to meet the relevant eligibility criteria. The Framework is not incorporated by reference into this Supplement or the SEC Base Prospectus or any other filing with the SEC.

A second-party opinion from Moody’s Investors Service, regarding the Framework has been made publicly available. No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of, or any report concerning any review by, any third party (whether or not solicited by JICA) that will be made available in connection with the issuance of the bonds, in particular as it relates to the ability of an Eligible Project to fulfill any social, environmental or other criteria. No such opinion, certification or report is, nor should it be deemed to be, a recommendation by JICA, any underwriter with respect to the bonds or any other person to buy, sell or hold the bonds. Any such opinion, certification or report is only current as of the date it was initially issued. Prospective investors must determine for themselves the relevance of any such opinion, certification or report, the information contained therein and the provider thereof for the purpose of any investment in the bonds. For the avoidance of doubt, no such opinion, certification or report is, nor shall it be deemed to be, incorporated into this prospectus supplement, the accompanying prospectus or any other filing with the Commission.
In the event that the bonds are listed or admitted to trading on any dedicated “social bonds” or “sustainability bonds” or other similarly labelled segment of any securities exchange or securities market (whether or not regulated), or are included in any dedicated “social bonds” or “sustainability bonds” or other similarly labelled index or indices, no representation or assurance is given by JICA, the underwriters or any other person that such listing or admission, or inclusion in such index or indices, satisfies, whether in whole or in part, any present or future investor expectations or requirements as regards any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own by-laws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect social and environmental impact of any projects or uses that are the subject of or related to, any Eligible Projects. Furthermore, it should be noted that the criteria for any such listings or admission to trading may vary from one securities exchange or securities market to another and also the criteria for inclusion in such index or indices may vary from one index to another. Nor is any representation or assurance given or made by JICA, the underwriters or any other person that any such listing or admission to trading, or inclusion in any such index or indices, will be obtained in respect of the bonds or, if obtained, that any such listing or admission to trading, or inclusion in such index or indices, will be maintained during the life of the bonds.
Any failure to apply the net proceeds from the sale of the bonds in the manner set out in “Use of Proceeds”, the withdrawal of any opinion, certification or review of any third party with respect to the Framework or any attestation that JICA is not complying in whole or in part with any matters subject to such opinion, certification or review may have a material adverse effect on the value of the bonds or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

RECENT DEVELOPMENTS
JICA
Overview
JICA is an incorporated administrative agency established in October 2003 pursuant to the JICA Act. JICA’s main objective is to contribute to the promotion of international cooperation as well as the sound development of the Japanese and global economy by supporting the socioeconomic development, recovery or economic stability of developing regions. JICA is currently the sole implementing agency for all major Japanese ODA schemes and is irreplaceable by the private sector. The major Japanese ODA schemes are separated into three categories — Technical Cooperation, Grant Aid and Finance and Investment.
On April 9, 2025, the Japanese parliament passed and enacted the revised JICA Act, which allows JICA to better utilize private funds for ODA schemes. To attract investors, the revised Act will enable JICA to acquire bonds of companies in developing countries. JICA will also be able to provide its guarantee to loans extended from local banks to such companies. Moreover, the revised Act will improve flexibility of JICA’s financing by allowing JICA to take out long-term loans from international organizations other than the government. JICA recognizes that the new operations under the revised JICA Act involve certain risks. Through its overseas investment and loan operations to date, JICA has acquired the know-how and systems for assessing credit risk. While building on these as a basis, JICA intends to further expand its risk management system.
Mid-Term Objectives and Plan
In accordance with Article 30, Paragraph 1 of the Act on General Rules for Incorporated Administrative Agencies, JICA has established a mid-term plan for achieving its mid-term objectives during the five-year period that commenced on April 1, 2022. Operation focuses for JICA’s mid-term objectives and plans include, among others:
•
addressing key development agendas, such as achieving “quality-growth” and poverty eradication through such growth, sharing universal values and realizing a peaceful and secure society, building a sustainable and resilient international community by addressing global challenges; and

•
realizing the vision of a “Free and Open Indo-Pacific (FOIP)”, human resource development of future leaders of developing countries through “JICA Development Studies Program” and other programs, addressing climate change and environment conservation and contributing to Japan’s socio- economic revitalization and globalization.

Sustainable Development Goals
JICA has been working to contribute to peace, stability and the prosperity of the international community. JICA intends to proactively contribute to achieving the Sustainable Development Goals (SDGs), adopted at the UN summit in 2015, through its leadership.
JICA plans to play a key role in achieving the SDGs, making use of Japan’s own experience in the socio- economic development of Japan and in cooperation for the development of the international community. Specifically, JICA plans to play a key role in achieving goals for zero hunger, health, education, water/ sanitation, energy, economic growth, industry/infrastructure, sustainable cities, climate actions and forests/ biodiversity.
Financial Soundness
Regarding JICA’s financial soundness, the Japanese government can, if deemed necessary, inject additional capital with the amount specified in the budgets to JICA pursuant to the JICA Act. Finance and Investment Account has maintained net profit in annual profit and loss since JFY 1997 (except for JFY 2002), and retained earnings are retained internally until they accumulate to an amount equivalent to share capital. As of September 30, 2025, government investment by Japan contributed to ¥8,448 billion of net assets on the balance sheet of JICA’s Finance and Investment Account and the capital ratio, calculated as total net assets divided by total assets, was 56.48%.
Response to Crisis in Ukraine
JICA provides emergency measures, based on the policy of the Japanese government, to Ukraine, which is facing a crisis due to the military invasion. By April 1, 2024, JICA had provided budgetary support of 78 billion yen in the form of “Emergency Economic Recovery Development Policy Loan” to the Ukrainian government. Furthermore, JICA provided additional budgetary support of 471.9 billion yen (maximum amount) under the “Extraordinary Revenue Acceleration Loan for Ukraine” project on June 5, 2025. In addition, JICA has also been continuing its support for urgent recovery and reconstruction of destroyed infrastructures through various technical cooperation and a grant aid project. For instance, by technical cooperation, JICA supports the Ukrainian government to enhance capacity for detection and clearance of land mines as well as to preparing master plans on recovery and reconstruction for several cities, where they faced severe damage. JICA has signed grant agreements with the Government of Ukraine to provide grant aid of up to 104.1 billion yen for Ukraine’s urgent recovery, including provision of equipment for detection and clearance of mines and unexploded ordnance (UXO), machine for clearance of debris of destroyed infrastructure and buildings, public transportation, energy supply, water supply and sanitation, healthcare, education, agriculture and others.
Measures to Address Climate Change
In its sustainability report published in November 2023, JICA outlined the following strategies, measures and policies to address climate change.
The Government of Japan declared in 2020 that it aims to achieve carbon neutrality by 2050. In addition, the Development Cooperation Charter, which was revised in 2023, states “to align Japan’s development cooperation with the goals of the Paris Agreement.” Taking the above into consideration, JICA formulated the “JICA Sustainability Policy” in 2023, as an organizational policy on sustainability management, which covers efforts to respond to climate change. The policy states that JICA aims “to implement all new projects in a manner aligned with the goals of the Paris Agreement” and “to achieve carbon neutrality for its organization by 2030, which is based on Scope 1 and Scope 2 of the GHG Protocol, the international standard for calculating and reporting greenhouse gas emissions (for JICA’s headquarters and domestic offices only; overseas offices will be considered in stages)”.
Recognizing that the response to climate change is an urgent issue, JICA aims to contribute to the realization of a sustainable world by transforming these challenges into opportunities for new shared value creation. With this in mind, JICA has begun to identify climate-related opportunities. JICA believes that many opportunities can be identified through applying environmental and social perspectives in developing countries through its projects. For example, the increasing need for assistance in developing countries to adapt to climate change and the transition to a carbon-neutral society is expanding opportunities for JICA, including assistance in formulating policies to address climate change and to promote quality infrastructure in renewable energy and energy efficiency. In addition, by seizing the opportunity of the increased global attention to climate change, JICA works with various domestic and international stakeholders to solve development issues through measures to address climate change in various sectors.

Budget
The following table sets forth summary budget information in terms of budgeted expenses for the three main arms of operations of JICA for JFY 2024, JFY 2025, and JFY 2026:
Budget for Three Main Arms of Operations
	JFY 2024	JFY 2025	JFY 2026
	(in billions of yen)
Finance and Investment	¥2,751.9	¥2,310.0	¥2,320.0
Technical Cooperation	169.0	156.6	150.0
Grant Aid	156.2	151.4	153.1
Total	¥3,077.1	¥2,618.0	¥2,623.1
Finance and Investment
The following table provides breakdowns of JICA’s Finance and Investment operations in terms of commitment amount by geographical region and sector for JFY 2024:
Finance and Investment
(ODA Loans and PSIF)
JFY 2024
(%)
Distribution by Region
Asia	57.0
Middle East	7.9
North and Latin America	11.1
Africa	2.8
Europe	3.4
Others	17.8
Total	100.0
Distribution by Sector
Transportation	37.7
Program Loans	15.5
Electric Power and Gas	6.3
Social Services	8.7
Agriculture, Forestry and Fisheries	4.2
Irrigation and Flood Control	4.5
Mining and Industry	3.2
Others	19.9
Total	100.0

Funding
Finance and Investment operations are funded in accordance with the government of Japan’s ODA commitments and carried out in line with policies implemented by the Japanese Cabinet, and JICA is authorized by statute to borrow from the Japanese government on a long-term basis or issue bonds in order to fund these operations. Over the past five fiscal years, the amount of available funding for JICA’s Finance and Investment operations under JICA’s funding plan has increased, as shown in the following table:
Finance and Investment Account Funding Plan
	JFY 2022	JFY 2023	JFY 2024	JFY 2025	JFY 2026
	(in billions of yen)
Contribution from the government	¥47.1	¥47.8	¥81.3	¥50.5	¥54.0
Fiscal Investment and Loan Program (FILP)(1)	1,142.7	1,674.6	2,081.0	1,882.5	1,621.6
Borrowing from FILP	1,024.7	1,449.1	1,916.0	1,702.5	1,261.6
Government-guaranteed bonds	118.0	225.5	165.0	180.0	360.0
FILP Agency Bonds(2)	80.0	80.0	80.0	80.0	80.0
Others	651.2	497.6	509.5	297.0	564.4
Total	¥1,921.0	¥2,300.0	¥2,751.9	¥2,310.0	¥2,320.0

Notes:
(1)
See “Japan — Fiscal Investment and Loan Program”.

(2)
Refers to non-government-guaranteed domestic bonds issued pursuant to FILP.

Funding Track Record
Pursuant to JICA’s authority to issue bonds to fund its Finance and Investment operations, JICA has developed a track record of issuing bonds in both domestic and international markets.
Since December 2008, JICA has issued 87 non-government-guaranteed bonds in domestic markets, totaling ¥1,027 billion. As of the date of this Supplement, the total outstanding amount of such bonds is ¥846.5 billion. The following table provides JICA’s issuance record of non-government-guaranteed bonds since June 2023:
Bond	Issue Date	Amount	Coupon	Term
		(in billions of yen)	(%)	(years)
73rd	June 23, 2023	15.0	0.681	10
74th	June 23, 2023	10.0	1.110	20
75th	September 22, 2023	10.0	0.349	5
76th	September 22, 2023	12.0	0.747	10
77th	September 22, 2023	10.0	1.404	20
78th	February 2, 2024	8.0	0.294	5
79th	June 27, 2024	20.0	0.580	5
80th	November 28, 2024	20.0	0.820	5
81st	November 28, 2024	10.0	1.181	10
82nd	March 14, 2025	4.0	0.850	2
83rd	August 20, 2025	15.0	0.923	3
84th	August 20, 2025	8.0	1.178	5
85th	November 27, 2025	5.5	0.920	2
86th	November 27, 2025	4.5	1.367	5
87th	February 27, 2026	5.0	1.256	2

Since November 2014, JICA has issued ten government-guaranteed bonds in international market, totaling $7,230 million. The following table provides JICA’s issuance record of government-guaranteed bonds:
Bond	Issue Date	Amount	Coupon	Term
		(in millions of dollars)	(%)	(years)
1st	November 13, 2014	$500	1.875	5
2nd	October 20, 2016	500	2.125	10
3rd	April 27, 2017	500	2.750	10
4th	June 12, 2018	500	3.375	10
5th	July 22, 2020	500	1.000	10
6th	April 28, 2021	580	1.750	10
7th	May 25, 2022	900	3.250	5
8th	May 23, 2023	1,250	4.000	5
9th	May 21, 2024	1,000	4.750	5
10th	May 22, 2025	1,000	4.250	5
Summary Financial Information
The table below sets forth summary audited financial information of the Finance and Investment Account of JICA as of and for the six months ended September 30, 2025, derived from Japanese financial statements which are prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan. As of September 30, 2025, government investment by Japan contributed to ¥8,448 billion of net assets on the balance sheet of JICA’s Finance and Investment Account and the capital ratio, calculated as total net assets divided by total assets, was 56.48%.
Balance Sheet
(as of September 30, 2025)
Finance and Investment Account
				(Unit: Yen)
Assets
I Current assets
Cash and deposits		529,622,127,427
Loans	17,934,087,882,280
Allowance for loan losses	(201,069,047,662)	17,733,018,834,618
Advance payments		4,103,861,191
Prepaid expenses		441,708,328
Accrued income
Accrued interest on loans	33,366,358,069
Accrued commitment charges	67,107,962
Accrued interest	486,620,468	33,920,086,499
Accounts receivable		502,907,335
Advances paid		14,788,465
Short-term guarantee deposits		42,283,000,000
Derivatives		165,863,991
Total current assets			18,344,073,177,854

				(Unit: Yen)
II Non-current assets
1 Tangible assets
Buildings	4,234,519,661
Accumulated depreciation	(1,715,023,543)
Accumulated impairment losses	(544,550,453)	1,974,945,665
Structures	106,059,536
Accumulated depreciation	(52,771,109)
Accumulated impairment losses	(11,670,468)	41,617,959
Machinery and equipment	189,899,545
Accumulated depreciation	(84,205,624)
Accumulated impairment losses	(95,071,397)	10,622,524
Vehicles	609,341,660
Accumulated depreciation	(447,940,760)	161,400,900
Tools, furniture, and fixtures	463,966,158
Accumulated depreciation	(296,855,365)	167,110,793
Land	12,703,270,000
Accumulated impairment losses	(6,091,196,973)	6,612,073,027
Construction in progress		710,019
Total tangible assets		8,968,480,887
2 Intangible assets Trademark rights		741,256
Software		13,854,731,095
Software in progress		417,369,263
Total intangible assets		14,272,841,614
3 Investments and other assets Investment securities		29,574,583,361
Shares of affiliated companies		77,311,811,005
Money held in trust		154,375,982,706
Long-term advance payments	446,196,000
Claims probable in bankruptcy, claims probable in rehabilitation, and other	87,062,884,239
Allowance for loan losses	(87,062,884,239)	446,196,000
Long-term prepaid expenses		158,903,799
Prepaid pension expenses		829,451,423
Long-term guarantee deposits		651,993,639
Total investments and other assets		263,348,921,933
Total non-current assets			286,590,244,434
Total assets				18,630,663,422,288
Liabilities
I Current liabilities
Current portion of bonds		55,000,000,000
Current portion of borrowings from government fund for Fiscal Investment and Loan Program		234,638,723,000

				(Unit: Yen)
Accounts payable		4,030,106,296
Accrued expenses		34,335,586,790
Derivatives		30,353,307,648
Lease obligations		56,902,560
Advance Payments		17,331,709,747
Deposits received		1,672,127,263
Unearned revenues		89,476,266
Provisions
Provision for bonuses	483,966,044
Provision for contingent losses	539,178,916	1,023,144,960
Suspense receipts		1,096,670,787
Total current liabilities	379,627,755,317
II Non-current liabilities
Bonds		1,762,145,160,000
Discounts on bonds payable		(2,004,466,092)
Borrowings from government fund for Fiscal Investment and Loan Program		5,955,326,047,000
Long-term lease obligations		66,386,320
Long-term deposits received		8,653,745,116
Provision for retirement benefits		4,291,989,103
Asset retirement obligations		105,534,106
Total non-current liabilities			7,728,584,395,553
Total liabilities	8,108,212,150,870
Net assets
I Capital
Government investment		8,447,647,840,510
Total capital			8,447,647,840,510
II Retained earnings
Reserve fund		2,012,206,385,630
Unappropriated income for the current period		37,674,425,566
[Total income for the current period]		[37,674,425,566]
Total retained earnings			2,049,880,811,196
III Valuation and translation adjustments
Valuation difference on shares of affiliated
companies		35,532,350,947
Valuation difference on available-for-sale securities		6,229,888,438
Deferred gains or losses on hedges		(16,839,619,673)
Total valuation and translation adjustments			24,922,619,712
Total net assets				10,522,451,271,418
Total liabilities and net assets				18,630,663,422,288

Statement of Income
(April 1, 2025 — September 30, 2025)
Finance and Investment Account
			(Unit: Yen)
Ordinary expenses
Expenses related to operations of cooperation through finance and investment
Interest on bonds and notes	25,530,130,810
Interest on borrowings	24,126,453,801
Interest on interest rate swaps	3,461,331,868
Other interest expenses	704,220
Operations outsourcing expenses	5,368,202,748
Bond issuance cost	516,206,578
Loss on financial derivatives	4,128,262,074
Personnel expenses	2,292,993,107
Provision for bonuses	483,966,044
Retirement benefit expenses	153,319,142
Operating and administrative expenses	9,361,248,970
Depreciation	1,651,345,227
Taxes	102,757,652
Loss on valuation of shares of affiliated companies	4,521,019
Loss on investment in money held in trust	2,461,674,590
Interest expenses	(8,440)	79,643,109,410
Total ordinary expenses			79,643,109,410
Ordinary revenues
Revenues from operations of cooperation through finance and investment
Interest on loans	78,668,905,236
Interest on government bonds, etc.	181,478,082
Dividends on investments	128,878,675
Interest on interest rate swaps	382,567,961
Commissions	1,976,971,728
Foreign exchange gains	1,813,054,338
Gain on valuation of investment securities	433,492,390
Gain on financial derivatives	291,796
Reversal of provision for allowance for loan losses	26,523,713,259
Reversal of provision for contingent losses	768,165,851	110,877,519,316
Financial revenues
Interest income	3,118,539,055	3,118,539,055
Miscellaneous income		63,110,369
Recoveries of written-off claims receivables		3,269,395,980
Total ordinary revenues			117,328,564,720

		(Unit: Yen)
Ordinary income		37,685,455,310
Extraordinary losses Loss on disposal of non-current assets	13,093,983
Loss on sales of non-current assets	131,563	13,225,546
Extraordinary income Gain on sales of non-current assets	2,195,802	2,195,802
Net income		37,674,425,566
Total income for the current period		37,674,425,566

The following table shows information related to JICA’s risk-monitored loans, which includes bankrupt or de facto bankrupt assets, doubtful loans and substandard loans (consisting of loans in arrears by three months or more and restructured loans), as of the dates indicated:
	As of March 31			As of September 30 2025
	2023	2024	2025
	(in billions of yen except for ratio)
Bankrupt or De Facto Bankrupt Assets	—	—		—
Doubtful Loans	¥87	¥87	¥89	¥89
Substandard Loans	1,055	1,131	1,091	992
Loans in Arrears by Three Months or More	378	378	32	32
Restructured Loans	676	752	1,059	960
NPLs Based on the Banking Act and the Financial Reconstruction Act (A)	¥1,142	¥1,218	¥1,179	¥1,081
Normal Loans (B)	14,103	15,498	16,554	16,975
Total (C) = (A) + (B)	15,245	16,716	17,733	18,055
A/C (%)	7.49%	7.29%	6.65%	5.98%

Board Members
The names, current positions and previous positions of executive officers and auditors as of March 25, 2026 are as follows:
Title	Name	Date of appointment	Previous position
President	TANAKA Akihiko	April 1, 2022	President, National Graduate Institute for Policy Studies (GRIPS)
Executive Senior Vice President Chief Sustainability Officer (CSO)	MIYAZAKI Katsura	May 23, 2024	Senior Vice President, JICA
Senior Vice President	ANDO Naoki	October 1, 2022	Director General, Operations Strategy Department, JICA
Senior Vice President	YAHARA Masao	October 1, 2023	Head, Special Projects and Outreach Unit, Directorate for Financial and Enterprise Affairs, OECD
Senior Vice President	HARA Shohei	May 23, 2024	Director General, Operations Strategy Department, JICA
Senior Vice President	KOBAYASHI Hiroyuki	December 1, 2024	Director General, Human Resources Department, JICA
Senior Vice President	HAYAKAWA Yuho	October 1, 2025	Director General, Southeast Asia and Pacific Department, JICA
Senior Vice President	MITSUI Yuko	October 1, 2025	Director General, Logistic and Procurement Department, JICA
Senior Vice President	YOSHIKAWA Yoshifumi	October 1, 2025	Director, Trade Promotion Division, Trade and Economic Cooperation Bureau, METI
Senior Vice President	YOSHIDA Masahiro	October 1, 2025	Deputy Director-General for Japan-PRC-ROK Trilateral Cooperation/ Director, Regional Policy Division, Asian and Oceanian Affairs Bureau, MOFA
Auditor	SANO Keiko	July 1, 2022	Director General, Economic Development Department, JICA
Auditor	SEKIGUCHI Noriko	July 1, 2022	Outside Director and Audit and Supervisory Committee Member, Ryoden Corporation
Auditor	AKAHANE Takashi	December 1, 2022	Managing Partner at Anderson Mori & Tomotsune

(1)
Senior vice presidents and auditors are listed in the order of their appointment.

(2)
Number of executive officers and auditors: pursuant to Article 7 of the JICA Act, there shall be one president and three auditors, and there may be one executive senior vice president and up to eight senior vice presidents.

(3)
Terms of office of executive officers and auditors: Pursuant to Article 21 of the Act on General Rules for Incorporated Administrative Agencies, the term of office of the president is from the date of appointment until the last day of the mid-term plan currently in effect at the time of the appointment, and the term of office of each auditor is from the date of appointment until the date that the audited financial statements covering the final fiscal year of the mid-term plan for which such auditor is responsible are approved. Pursuant to Article 9 of the JICA Act, the term of office of the executive senior vice president, if any, is four years, and the term of office of the senior vice presidents, if any, is two years.

Japan
The following information and tables update the information and tables relating to Japan in the Japan 18-K 2025 and the SEC Base Prospectus. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.
GENERAL
Area and Population
Japan has a total population of approximately 122.86 million (estimated as of April 1, 2026). It has one of the highest population densities in the world and approximately 24.6% of its people (estimated as of October 1, 2024) are concentrated in three metropolitan areas (Tokyo, Osaka and Nagoya). Japan’s rate of population decrease during the years 2021-2025 was 1.8%. Japan’s population decreased 0.5% during the 12 months ended October 1, 2025 (estimated as of October 1, 2025).
Political Parties
Members of the House of Representatives are elected for four-year terms unless the House of Representatives is dissolved prior to expiration of their terms. The House of Representatives was dissolved on January 23, 2026 and an election was held on February 8, 2026. 289 members were elected from single- member districts and 176 members were elected through a proportional representation process from 11 regional districts. Pursuant to a revision of the Public Offices Election Act in July 2018, the number of seats in the House of Councillors was increased to 248 from 242. The members are elected for six-year terms with one-half of the membership being elected every three years. In an election in July 2025, 125 members were elected, of which 50 members were elected through a proportional representation system and 75 members, including a member to fill a vacancy, were elected from 45 districts that correspond to the 47 prefectures of Japan. Currently, the House of Councillors consists of 124 members whose term expires in July 2028 and 124 members whose term expires in July 2031.
The following tables set forth the membership by political party of the House of Representatives as of February 18, 2026 and the House of Councillors as of May 12, 2026.
House of Representatives
Liberal Democratic Party	316
Centrist Reform Alliance	48
Nippon Ishin (Japan Innovation Party)	36
Democratic Party For the People	28
SANSEITO	15
Team Mirai	11
Japanese Communist Party	4
Independents	7
Vacancies	0
Total	465

Source: House of Representatives.

House of Councillors
Liberal Democratic Party and Group of Independents	101
The Constitutional Democratic Party of Japan and the Independent	40
Democratic Party For the People and The Shin-Ryokufukai	25
Komeito	21
Nippon Ishin(Japan Innovation Party)	19
SANSEITO	15
Japanese Communist Party	7
REIWA SHINSENGUMI	5
Conservative Party of Japan	2
Okinawa Whirlwind	2
Team Mirai and the Independent	2
Social Democratic Party	2
Independents	6
Vacancies	1
Total	248

Source: House of Councillors.
Leadership
Japan’s current Prime Minister is TAKAICHI Sanae, a member of the Liberal Democratic Party of Japan and member of the House of Representatives in the Diet. TAKAICHI Sanae was elected as Japan’s 104th Prime Minister on October 21, 2025, succeeding the former Prime Minister ISHIBA Shigeru. On February 18, 2026, TAKAICHI Sanae was re-elected as Japan’s 105th Prime Minister.
International Trade Agreements
Japan signed an agreement to join the Trans Pacific Partnership, or TPP, on February 4, 2016. Upon the ratification of the TPP, Japan and the other participating countries planned to not only eliminate tariffs on products but also liberalize services and investment, and establish rules in a wide range of fields, including intellectual property, e-commerce and the environment. Although Japan ratified the TPP on January 20, 2017, the United States announced its formal withdrawal from the TPP on January 23, 2017.
On March 8, 2018, Japan and ten other countries excluding the United States signed the Comprehensive and Progressive Agreement for Trans-Pacific Partnership, or CPTPP, pursuant to which each signatory country agreed to start the necessary preparations for the implementation of the TPP. The CPTPP entered into force for Japan, Mexico, Singapore, New Zealand, Canada, and Australia on December 30, 2018, for Vietnam on January 14, 2019, for Peru on September 19, 2021, for Malaysia on November 29, 2022, for Chile on February 21, 2023 and for Brunei on July 12, 2023. On February 1, 2021, the United Kingdom formally applied to join the CPTPP. On March 31, 2023, the United Kingdom and the members of the CPTPP concluded negotiations on the United Kingdom’s accession to the CPTPP. On July 16, 2023, the members of the CPTPP formally approved the United Kingdom’s application for membership. The United Kingdom’s accession to the CPTPP became effective on December 15, 2024, with respect to the eight member countries (Japan, Singapore, Chile, New Zealand, Vietnam, Peru, Malaysia and Brunei), and on December 24, 2024 with respect to Australia, and will enter into force for trade with Mexico on 22 June 2026. Canada has not yet ratified the UK’s accession to the CPTPP as of April 23, 2026.
Japan has also entered into Economic Partnership Agreements, or EPAs, with various countries, including Singapore, Mexico, Malaysia, Chile and Thailand. As of February 2026, Japan had entered into a total of 22 EPAs (including the TPP) covering 51 countries. Pursuant to the EPAs, Japan will collaborate comprehensively with the counterparties to, among other things, reduce or eliminate tariffs, grant most-favored-nation status in the fields of investment, services and government procurement and expedite patent review and enhance patent protection in the field of intellectual property.

THE ECONOMY
General
Nominal GDP in Japan increased by 3.7% during JFY 2024, and the annual growth rate of real GDP was 0.5%. According to the Monthly Economic Report published by the Cabinet Office of Japan for April 2026 published on April 23, 2026, the Japanese economy is recovering at a moderate pace, while attention should be given to the effects caused from the situation in the Middle East. Concerning short-term prospects, the improvement in the employment and income situation and the effects of the policies are expected to support a moderate recovery, while attention should be given to the effects caused from the situation in the Middle East. Also, attention should be given to the effects of fluctuations in the financial and capital markets and situations in U.S. trade policies.
According to a report on the Outlook for Economic Activity and Prices published by the BOJ in April 2026, the year-on-year rate of increase in the consumer price index (the “CPI”) (all items less fresh food) has been in the range of 1.5 – 2.0% recently, due to factors such as the effects of the government’s measures to reduce the household burden of higher energy prices. Inflation expectations have risen moderately. The year-on-year rate of increase in the CPI (all items less fresh food) is expected to be in the range of 2.5 – 3.0% in JFY 2026, as the rise in crude oil prices is expected to push up prices, mainly of energy and goods, with moves to pass on wage increases to selling prices continuing. Thereafter, with the waning of the effects of high crude oil prices, the rate of increase is expected to decline to the range of 2.0 – 2.5% in JFY 2027 and to around 2% in JFY2028. Meanwhile, with a sense of labor shortage continuing to be strong, it is projected that the mechanism in which wages and prices rise moderately in interaction with each other will be maintained, and that medium- to long-term inflation expectations will rise. In this situation, underlying CPI inflation is expected to increase gradually, coming to a level that is generally consistent with the price stability target between the second half of JFY2026 and JFY2027 and remaining at around that level thereafter. There are various risks to the outlook. For the time being, it is necessary to pay particular attention to the impact of the future course of the situation in the Middle East on financial and foreign exchange markets and on Japan's economic activity and prices.
Summary of Key Economic Indicators
The following tables set forth information regarding certain of Japan’s key economic indicators for the periods indicated:
	JFY 2020	JFY 2021	JFY 2022	JFY 2023	JFY 2024	JFY 2025
	(yen amounts in billions, except percentages and index)
Percentage Changes of GDP from Previous Year
At Nominal Prices	-2.9%	4.0%	2.6%	4.7%	3.7%	—
At Real Prices(a)	-3.8	3.9	1.4	-0.1	0.5	—
Total Revenues of Consolidated General and Special Accounts(b)	¥353,277	¥322,651	¥305,266	¥274,337	¥284,612	¥293,746
Total Expenditures of Consolidated General and Special Accounts(b)	305,846	285,348	269,810	248,820	255,367	285,356
Surplus of Consolidated Revenues over Consolidated Expenditures(b)	47,431	37,303	35,456	25,517	29,245	8,390
Public Debt	993,542	1,037,735	1,072,905	1,107,223	1,137,675	—

(a)
Real prices are based on calendar year 2015.

(b)
The data for JFY 2025 is the provisional results as of December 31, 2025.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.
	2021	2022	2023	2024	2025
	(yen or dollar amounts in billions, except percentages and index)
Unemployment Rate	2.8%	2.6%	2.6%	2.5%	2.5%
Consumer Price Index(a)	99.8	102.3	105.6	108.5	111.9
Annual Change	-0.2%	2.5%	3.2%	2.7%	3.2%
Corporate Goods Price Index(b)	104.6	114.9	119.9	122.8	126.7
Annual Change	4.6%	9.8%	4.4%	2.4%	3.2%
Current Account regarding Balance of Payments	¥21,467	¥11,443	¥22,476	¥29,277	¥32,235
Official Foreign Exchange Reserves	$1,406	$1,228	$1,295	$1,231	$1,370

(a)
Calendar year 2020 = 100.

(b)
Calendar year 2020 = 100. Indices are calculated using the monthly averages.

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”; Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications; Domestic Corporate Goods Price Index, Bank of Japan; and Ministry of Finance.
Gross Domestic Product and National Income
The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2020 through JFY 2024. Nominal GDP increased by 3.7% during JFY 2024, and the annual growth rate of real GDP was 0.5%.
Gross Domestic Product(a)
	JFY 2020	JFY 2021	JFY 2022	JFY 2023	JFY 2024	Percentage of JFY 2024 GDP
	(yen amounts in billions)
Total Consumption
Private sectors	¥292,199	¥305,142	¥323,865	¥330,872	¥340,352	53.0%
Public sectors	113,809	119,065	122,377	123,448	129,100	20.1
	406,007	424,207	446,243	454,320	469,452	73.1
Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	96,288	102,164	110,252	114,399	119,183	18.6
Residential Construction	22,515	24,529	25,968	26,865	27,563	4.3
Public sectors	31,078	30,043	29,775	30,832	32,018	5.0
	149,881	156,736	165,994	172,096	178,764	27.8
Additions to Business Inventories
Private sectors	-1,176	2,310	2,330	-685	49	0.0
Public sectors	38	-44	-53	-291	-76	0.0
	-1,138	2,266	2,276	-976	-28	0.0
Net Exports of Goods and Services	-408	-6,655	-22,862	-6,055	-5,797	-0.9
Nominal Gross Domestic Expenditures	¥554,342	¥576,554	¥591,651	¥619,385	¥642,391	100.0%
Real Gross Domestic Expenditures(b)	¥554,311	¥576,080	¥584,362	¥584,007	¥586,840

	JFY 2020	JFY 2021	JFY 2022	JFY 2023	JFY 2024	Percentage of JFY 2024 GDP
	(yen amounts in billions)
Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	30,253	41,348	51,415	59,243	65,764
Less: Imports of Goods and Services and Other Payments Abroad	10,463	12,357	16,606	22,887	26,036
	19,791	28,991	34,809	36,355	39,727
Gross National Income	¥574,133	¥605,545	¥626,460	¥655,741	¥682,118
Percentage Changes of GDP from Previous Year
At Nominal Prices	-2.9%	4.0%	2.6%	4.7%	3.7%
At Real Prices(b)	-3.8	3.9	1.4	-0.1	0.5
Deflator(c)	0.9	0.1	1.2	4.8	3.2

(a)
GDP financial data are subject to change.

(b)
Real prices are based on calendar year 2015.

(c)
Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.
The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended December 31, 2025.
	Quarterly Gross Domestic Product(a)
	2024				2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(yen amounts in billions)
Nominal Gross Domestic Expenditures(b)	¥619,186	¥632,097	¥639,119	¥646,124	¥651,777	¥665,980	¥665,724	¥671,555
Real Gross Domestic Expenditures(b)(c)	¥581,117	¥582,175	¥585,981	¥588,685	¥590,261	¥593,800	¥589,931	¥591,857
Percentage Changes of GDP from the Previous Quarter
At Nominal Prices(d)	-0.7%	2.1%	1.1%	1.1%	0.9%	2.2%	-0.0%	0.9%
At Real Prices(c)(d)	-0.5	0.2	0.7	0.5	0.3	0.6	-0.7	0.3
Deflator(e)	-0.1	1.9	0.5	0.6	0.6	1.6	0.6	0.5

(a)
Quarterly GDP financial data are subject to change.

(b)
Numbers are based on seasonally-adjusted GDP figures.

(c)
Real prices are based on calendar year 2015.

(d)
Percentage changes are based on seasonally-adjusted GDP figures.

(e)
Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.

Per Capita Gross Domestic Product
The following table indicates per capita gross domestic product for the last five years.
	Per Capita GDP
JFY	Amount (in thousands of yen)	Year-on-year change (%)
2020	¥4,394	-2.6
2021	4,594	4.5
2022	4,736	3.1
2023	4,981	5.2
2024	5,190	4.2
National Income
The following table sets forth national income for calendar year 2020 through calendar year 2024.
	National Income
	2020	2021	2022	2023	2024
	(yen amounts in billions)
Domestic Factor Income	¥361,874	¥374,374	¥378,020	¥404,184	¥411,756
Net Income from Abroad	19,798	26,396	34,597	35,439	38,603
National Income at Factor Cost	¥381,672	¥400,770	¥412,617	¥439,623	¥450,360
Percentage Changes of Income at Factor Cost from Previous Year	-5.8%	5.0%	3.0%	6.5%	2.4%

Source: Economic and Social Research Institute, Cabinet Office.
Industry
The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2020 through calendar year 2024.
GDP by Industrial Sectors (at nominal prices)
	2020	2021	2022	2023	2024
Industry
Agriculture, forestry and fishing	1.0%	0.9%	0.8%	0.8%	1.0%
Mining	0.0	0.0	0.1	0.1	0.1
Manufacturing	19.8	19.7	18.8	19.5	18.8
Electricity, gas and water supply and waste management service	3.1	2.9	2.5	2.4	2.6
Construction	6.0	5.8	5.7	5.7	5.3
Wholesale and retail trade	12.3	12.7	12.3	11.8	12.4
Transport and postal services	4.6	4.3	4.7	5.1	5.2
Accommodation and food service activities	1.5	1.3	1.6	1.7	1.8
Information and communications	6.1	6.0	6.1	6.3	6.2
Finance and insurance	4.0	3.9	4.2	4.3	4.4
Real estate	12.7	12.8	12.8	12.7	12.7
Professional, scientific and technical activities	8.3	9.0	9.4	9.2	9.2
Public administration	5.0	4.9	4.9	4.8	4.8

	2020	2021	2022	2023	2024
Education	3.8	3.8	3.7	3.6	3.6
Human health and social work activities	7.3	7.1	6.9	6.8	6.8
Other service activities	4.1	4.2	4.4	4.5	4.4
Total	99.8%	99.5%	99.0%	99.3%	99.2%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.
Energy
The following table sets forth the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2020 through JFY 2024.
	Total Primary Energy Supplied (peta-joules)	Sources of Primary Energy Supplied(a)
JFY		Oil	Coal	Nuclear	Natural Gas	Other
2020(b)	17,959	36.5	24.6	1.8	23.8	13.3
2021(b)	18,716	36.1	25.7	3.2	21.4	13.6
2022(b)	18,299	36.2	25.7	2.6	21.5	14.0
2023(b)	17,558	35.6	24.4	4.1	20.7	15.2
2024(b)	17,461	34.5	24.6	4.5	21.0	15.3

(a)
Figures represent the proportion of each source as a share of the domestic primary energy supplied. Domestic primary energy supplied is total primary energy supplied less exports and inventory adjustments.

(b)
Standard heating value by energy source, which is used to create total primary energy supplied statistics, is revised every five years. Figures for 2020 through 2024 represent the revised standard heating value by energy source.

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, Report on Energy Supply and Demand.
Since JFY 2011, largely due to the effects of the Great East Japan Earthquake, the import of oil and natural gas as alternatives to nuclear energy increased significantly as the demand increased for power generation at thermal power stations.
The table below sets forth information regarding crude oil imports for JFY 2021 through JFY 2025.
	JFY 2021	JFY 2022	JFY 2023	JFY 2024	JFY 2025
Volume of imports (thousand kilo-liters per day)	406	435	396	369	383
Cost of imports (c.i.f. in billions of yen)	¥8,078	¥13,839	¥11,294	¥10,651	¥9,452
Average price (c.i.f. in yen kilo-liters)	¥54,575	¥87,237	¥77,877	¥79,085	¥67,597

Source: Customs and Tariff Bureau, Ministry of Finance.
Japan has historically depended on oil for most of its energy requirements and almost all its oil is imported, mostly from the Middle East. Oil price movements thus have a major impact on the domestic economy. Although the oil price significantly declined soon after the outbreak of COVID-19 in 2020, below ¥20,000 per kilo-liter in May 2020, it has steadily increased since then, as the world economy has gradually recovered from the impact of COVID-19. The oil price has remained high since 2022 in part due to the conflict between Russia and Ukraine and the resulting disruption in the oil supply, and has marked ¥67,696 per kilo-liter in March 2026. However, the recent halt in shipping traffic through the Strait of Hormuz, which accounts for approximately a fifth of the global energy supplies, as a result of the conflict involving Iran, has led to a further surge in oil prices, although such increases is expected to be partly offset by the Japanese government’s intervention, including the release of its strategic oil reserve that has started in March 2026.

The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2020 through JFY 2024.
	JFY 2020	JFY 2021	JFY 2022	JFY 2023	JFY 2024
	(megawatts)
Electric power generating capacity(a):
Fossil Fuel	191,758	188,256	187,879	179,497	182,141
Hydro-electric	50,033	50,009	50,008	50,066	50,072
Nuclear	33,083	33,083	33,083	33,083	33,083
Other	23,677	25,851	28,479	31,467	32,413
Total	298,550	297,197	299,450	294,112	297,708
	(gigawatt-hours)
Electric power generation:
Fossil Fuel	789,725	776,326	758,485	716,792	712,274
Hydro-electric	86,310	87,632	85,034	84,102	83,407
Nuclear	37,011	67,767	53,524	80,284	89,345
Other	35,637	38,525	41,969	44,801	49,468
Total	948,979	970,249	939,025	926,130	934,504

(a)
At the end of fiscal year — March 31

Source: Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.
Price Indices
The table below sets forth information concerning changes in Japan’s corporate goods and consumer price indices for the periods indicated.
	Corporate Goods Price Index(a)		Consumer Price Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2021	104.6	4.6	99.8	-0.2
2022	114.9	9.8	102.3	2.5
2023	119.9	4.4	105.6	3.2
2024	122.8	2.4	108.5	2.7
2025	126.7	3.2	111.9	3.2

(a)
All commodities. Calendar year 2020=100. Source: Domestic Corporate Goods Price Index, Bank of Japan.

(b)
General index. Calendar year 2020=100. Source: Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications.

(c)
Indices are calculated using the monthly averages.

Labor
The number of employees increased from 2004 to 2007 and decreased from 2008 to 2012. After recovering in 2013, the number of employees increased from 2014 to 2019, followed by a decrease in 2020, the first in eight years. Then it recovered and increased for five consecutive years from 2021 to 2025. In 2024, the average employment was estimated at 67.8 million, of which 22.5% were employed in mining, manufacturing and construction, 2.8% were employed in agriculture, forestry and fisheries, and 74.7% were employed in services and other sectors. In 2025, the average employment was estimated at 68.3 million, of which 22.2% were employed in mining, manufacturing and construction, 2.7% were employed in agriculture, forestry and fisheries, and 75.1% were employed in services and other sectors. The unemployment rate

(seasonally adjusted) in Japan increased from 2008 to the middle of 2009, but has gradually decreased since the end of 2009. The unemployment rate increased in 2020 for the first time in eleven years, decreased in 2022 for the first time in three years, maintained the same rate in 2023, slightly decreased in 2024, and maintained the same rate in 2025. It ranged between 2.4% and 2.6% during 2025. The seasonally adjusted unemployment rate was 2.6% for November and 2.6% for December in 2025, and 2.7% for January, 2.6% for February and 2.7% for March in 2026, the most recent five months for which statistics are available. Concerning short-term prospects, employment conditions in Japan are expected to continue to improve as the implementation of various policies is expected to have positive effects on the entire economy while the level of labor shortage is high. However, both the duration and extent of the impact on employment in Japan remain highly uncertain.
The following table indicates unemployment statistics for Japan for each of the last five years:
Calendar Year	Unemployment Rate (%)
2021	2.8
2022	2.6
2023	2.6
2024	2.5
2025	2.5

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.
The table below sets forth information regarding wage index (total cash earnings (nominal)) and industrial production index (manufacturing and mining) for the periods indicated.
	Wage Index(a)		Industrial Production Index(b)
Calendar Year	Index(c)	Annual % Change	Index	Annual % Change
2021	100.3	0.3	105.4	5.4
2022	102.3	2.0	105.3	-0.1
2023	103.5	1.2	103.9	-1.3
2024	109.2	2.8	101.2	-2.6
2025	111.7	2.3	100.9	-0.3

(a)
Calendar year 2020=100. Source: Monthly Labor Survey, Ministry of Health, Labor and Welfare.

(b)
Calendar year 2020=100. Source: Ministry of Economy, Trade and Industry.

(c)
Indices are calculated using the monthly averages.

The following table shows selected employment information by industry.
	2021	2022	2023	2024	2025
	(all figures in percentages, except as indicated)
Employed persons (in thousands of persons)	67,130	67,230	67,470	67,810	68,280
Employment by Industry:
Agriculture, forestry and fisheries	3.10%	3.05%	2.95%	2.83%	2.74%
Mining, manufacturing and construction	22.84	22.68	22.82	22.49	22.16
Services and other sectors	74.07	74.27	74.23	74.68	75.10
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.
The following table shows employment rate by age and gender.

	2021	2022	2022	2024	2025
(all figures in percentages)
Total	60.4%	60.9%	61.2%	61.7%	62.2%
Employment rate by age:
15 – 64 years old	77.7	78.4	78.9	79.4	80.0
15 – 24 years old	46.6	46.6	47.8	48.8	49.6
25 – 34 years old	86.0	86.6	86.8	87.6	88.7
35 – 44 years old	85.4	86.2	86.6	87.0	87.6
45 – 54 years old	86.0	86.6	86.8	87.2	87.8
55 – 64 years old	77.0	78.1	78.7	79.2	79.7
55 – 59 years old	82.1	82.8	83.1	83.4	83.9
60 – 64 years old	71.5	73.0	74.0	74.3	74.9
65 and over	25.1	25.2	25.2	25.7	26.0
65 – 69 years old	50.3	50.8	52.0	53.6	54.5
70 – 74 years old	32.6	33.5	34.0	35.1	36.2
75 and over	10.5	11.0	11.4	12.0	12.6
25 – 44 years old	85.7	86.4	86.7	87.3	88.1
Employment rate by gender:
Male	69.1	69.4	69.5	69.6	69.8
Female	52.2	53.0	53.6	54.2	55.1

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.
The following table shows employment data by type of employment.
	2021	2022	2023	2024	2025
	(in thousands of persons)
Employee (except for executive of company or corporation)	56,620	56,890	57,300	57,710	58,280
Regular employee	35,870	35,880	36,060	36,450	37,000
Non-regular employee	20,750	21,010	21,240	21,260	21,280

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

Aging Workforce and Population Decrease
The following table indicates the age distribution of Japan’s population:
Population and Percentage distribution by Age (5-Year Age Group)
	Both sex
Age groups	2021	2022	2023	2024	2025
	Population (in thousands of persons)
Total	125,502	124,947	124,352	123,802	123,192
0 – 4 years old	4,389	4,247	4,087	3,934	3,804
5 – 9	5,038	4,948	4,838	4,710	4,559
10 – 14	5,357	5,308	5,248	5,185	5,135
15 – 19	5,580	5,512	5,494	5,457	5,473
20 – 24	6,263	6,263	6,236	6,260	6,196
25 – 29	6,379	6,412	6,479	6,519	6,542
30 – 34	6,556	6,446	6,380	6,395	6,428
35 – 39	7,354	7,212	7,047	6,871	6,736
40 – 44	8,173	7,946	7,765	7,631	7,500
45 – 49	9,732	9,462	9,115	8,745	8,464
50 – 54	9,252	9,435	9,650	9,788	9,788
55 – 59	7,824	8,075	8,279	8,490	8,619
60 – 64	7,391	7,445	7,507	7,571	7,738
65 – 69	7,869	7,535	7,332	7,268	7,185
70 – 74	9,672	9,337	8,817	8,198	7,799
75 – 79	6,712	7,030	7,474	7,886	8,322
80 – 84	5,563	5,743	5,895	6,138	6,004
85 – 89	3,872	3,955	3,979	3,944	4,001
90 – 94	1,904	1,989	2,045	2,088	2,142
95 – 99	537	561	597	635	669
100 and over	85	87	87	87	88
Regrouped
0 – 14 years old	14,784	14,503	14,173	13,830	13,497
15 – 64	74,504	74,208	73,952	73,728	73,483
65 and over	36,214	36,236	36,227	36,243	36,212
65 – 74 years old	17,540	16,872	16,149	15,466	14,984
75 and over	18,674	19,364	20,078	20,777	21,228

	Both sex
Age groups	2021	2022	2023	2024	2025
	Percentage Distribution (%)
Total	100.00	100.00	100.00	100.00	100.0
0 – 4 years old	3.50	3.40	3.29	3.18	3.09
5 – 9	4.01	3.96	3.89	3.80	3.70
10 – 14	4.27	4.25	4.22	4.19	4.17
15 – 19	4.45	4.41	4.42	4.41	4.44
20 – 24	4.99	5.01	5.01	5.06	5.03
25 – 29	5.08	5.13	5.21	5.27	5.31
30 – 34	5.22	5.16	5.13	5.17	5.22
35 – 39	5.86	5.77	5.67	5.55	5.47
40 – 44	6.51	6.36	6.24	6.16	6.09
45 – 49	7.75	7.57	7.33	7.06	6.87
50 – 54	7.37	7.55	7.76	7.91	7.95
55 – 59	6.23	6.46	6.66	6.86	7.00
60 – 64	5.89	5.96	6.04	6.12	6.28
65 – 69	6.27	6.03	5.90	5.87	5.83
70 – 74	7.71	7.47	7.09	6.62	6.33
75 – 79	5.35	5.63	6.01	6.37	6.76
80 – 84	4.43	4.60	4.74	4.96	4.87
85 – 89	3.09	3.17	3.20	3.19	3.25
90 – 94	1.52	1.59	1.64	1.69	1.74
95 – 99	0.43	0.45	0.48	0.51	0.54
100 and over	0.07	0.07	0.07	0.07	0.07
Regrouped
0 – 14 years old	11.78	11.61	11.40	11.17	10.96
15 – 64	59.36	59.39	59.47	59.55	59.65
65 and over	28.86	29.00	29.13	29.27	29.39
65 – 74 years old	13.98	13.50	12.99	12.49	12.16
75 and over	14.88	15.50	16.15	16.78	17.23

FOREIGN TRADE AND BALANCE OF PAYMENTS
Foreign Trade
In 2024, Japan had a trade deficit of ¥5,628 billion due to an increase in imports including computers and their peripherals, and non-ferrous metal ores, which was partially offset by an increase in exports including semiconductor manufacturing equipment and automobiles. In 2025, Japan had a trade deficit of ¥2,930 billion due to an increase in imports including computers and their peripherals, and telecommunications equipment, which was partially offset by an increase in exports including semiconductor manufacturing equipment and food products. However, exports, imports and the overall trade balance are subject to various uncertainties including the impact of potential international trade disruptions resulting from the conflict between Russia and Ukraine and conflict in Iran and the surrounding region, as well as any changes in trade policy in other countries such as the introduction of new tariffs.
The following tables set forth information relating to foreign trade for the years indicated. In these tables exports are stated on a free on board (“f.o.b.”) basis and imports on a cost insurance and freight (“c.i.f.”) basis. Monetary figures are based on actual movements of goods as calculated by the Ministry of Finance. (This method of computation differs from that used in calculating balance of payments, in which both exports and imports are stated on an f.o.b. basis.)
Foreign Trade of Japan
	Value Index(a)		Quantum Index(a)		Unit Value Index(a)		Terms of Trade(b)
	Exports	Imports	Exports	Imports	Exports	Imports	Index
2021	121.5	124.8	110.7	104.8	109.7	119.1	92.1
2022	143.5	174.2	110.0	104.4	130.4	166.9	78.1
2023	147.5	162.3	105.7	99.3	139.5	163.4	85.4
2024	156.6	165.7	102.9	96.8	152.1	171.2	88.8
2025	161.4	166.6	102.7	100.3	157.2	166.1	94.6

(a)
Calendar year 2020=100.

(b)
Unit value index of exports divided by unit value index of imports, multiplied by 100.

Source: Japan Tariff Association, Ministry of Finance.
Composition of Japan’s Exports and Imports
	2021		2022		2023		2024		2025
	(yen amounts in billions)
JAPAN’S EXPORTS
Textile Products	¥862	1.0%	¥1,003	1.0%	¥1,036	1.0%	¥1,190	1.1%	¥1,208	1.1%
Metals and Metal Products	7,140	8.6	8,556	8.7	8,275	8.2	8,508	7.9	8,191	7.4
Machinery and Equipment:
Ships	1,050	1.3	1,157	1.2	1,350	1.3	1,449	1.4	1,573	1.4
Motor Vehicles	10,722	12.9	13,012	13.3	17,265	17.1	17,910	16.7	17,612	16.0
TV and Radio Receivers	96	0.1	72	0.1	81	0.1	79	0.1	64	0.1
Motorcycles	307	0.4	414	0.4	492	0.5	500	0.5	561	0.5
Scientific and Optical Instruments	2,322	2.8	2,511	2.6	2,497	2.5	2,717	2.5	2,682	2.4
Other(a)	35,803	43.1	40,751	41.5	39,740	39.4	41,800	39.0	42,681	38.7
Total Machinery and Equipment	50,300	60.5	57,917	59.0	61,424	60.9	64,454	60.2	65,174	59.0

	2021		2022		2023		2024		2025
	(yen amounts in billions)
Chemicals	10,552	12.7	11,794	12.0	11,024	10.9	11,845	11.1	11,852	10.7
Foods and Beverages	992	1.2	1,137	1.2	1,127	1.1	1,178	1.1	1,369	1.2
Other Exports(b)	13,244	15.9	17,767	18.1	17,986	17.8	19,912	18.6	22,607	20.5
Grand Total	¥83,091	100.0%	¥98,174	100.0%	¥100,873	100.0%	¥107,088	100.0%	¥110,400	100.0%
JAPAN’S IMPORTS
Foods and Beverages	¥7,383	8.7%	¥9,494	8.0%	¥9,342	8.5%	¥9,857	8.7%	¥10,225	9.0%
Raw Materials	6,936	8.2	8,150	6.9	7,188	6.5	7,987	7.1	7,642	6.7
Chemicals	9,769	11.5	13,331	11.2	11,624	10.5	11,816	10.5	12,162	10.7
Mineral Fuels:
Petroleum	6,929	8.2	13,453	11.4	11,364	10.3	10,871	9.6	9,622	8.5
Coal	2,801	3.3	7,820	6.6	5,872	5.3	4,533	4.0	3,344	3.0
Other(c)	7,277	8.6	12,426	10.5	10,109	9.2	10,102	9.0	9,179	8.1
Total Mineral Fuel	17,007	20.0	33,699	28.4	27,346	24.8	25,506	22.6	22,145	19.5
Machinery and Equipment	26,766	31.5	32,554	27.5	34,426	31.2	35,990	31.9	38,833	34.3
Other Imports(d)	17,014	20.0	21,275	18.0	20,470	18.5	21,559	19.1	22,324	19.7
Grand Total	¥84,875	100.0%	¥118,503	100.0%	¥110,395	100.0%	¥112,716	100.0%	¥113,330	100.0%

(a)
This category includes general machinery, electronic components including semiconductors and electronic equipment including electronic circuit.

(b)
This category includes raw materials, mineral fuels and vehicle parts.

(c)
This category includes liquid natural gas and petroleum products.

(d)
This category includes clothing and accessories thereof, non-ferrous metal and scientific and optical instruments.

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.
Geographic Distribution of Japan’s Exports and Imports
	2021		2022		2023		2024		2025
	(yen amounts in billions)
JAPAN’S EXPORTS
Asia	¥48,158	58.0%	¥55,406	56.4%	¥52,497	52.0%	¥56,869	53.1%	¥59,900	54.3%
China	17,984	21.6	19,004	19.4	17,764	17.6	18,862	17.6	18,778	17.0
(Asia NIES)	17,849	21.5	21,256	21.7	19,808	19.6	22,338	20.9	24,464	22.2
(ASEAN)	12,461	15.0	15,544	15.8	14,717	14.6	15,354	14.3	15,957	14.5
Oceania	2,194	2.6	2,816	2.9	3,019	3.0	3,054	2.9	2,855	2.6
Australia	1,675	2.0	2,173	2.2	2,356	2.3	2,419	2.3	2,237	2.0
North America	15,748	19.0	19,387	19.7	21,797	21.6	22,984	21.5	22,019	19.9
U.S.A.	14,832	17.8	18,255	18.6	20,260	20.1	21,295	19.9	20,374	18.5
Canada	917	1.1	1,132	1.2	1,537	1.5	1,689	1.6	1,645	1.5
Central and South America	3,086	3.7	3,737	3.8	4,352	4.3	4,678	4.4	4,926	4.5
Western Europe	8,851	10.7	10,741	10.9	12,232	12.1	11,936	11.1	12,517	11.3
EU	7,668	9.2	9,358	9.5	10,374	10.3	9,967	9.3	10,093	9.1
Central and Eastern Europe, Russia etc	1,946	2.3	2,034	2.1	2,026	2.0	2,054	1.9	2,023	1.8
Russia	862	1.0	604	0.6	396	0.4	328	0.3	366	0.3

	2021		2022		2023		2024		2025
	(yen amounts in billions)
Middle East	2,052	2.5	2,782	2.8	3,552	3.5	4,192	3.9	4,636	4.2
Africa	1,055	1.3	1,272	1.3	1,399	1.4	1,320	1.2	1,524	1.4
Total	¥83,091	100.0%	¥98,174	100.0%	¥100,873	100.0%	¥107,088	100.0%	¥110,400	100.0%
JAPAN’S IMPORTS
Asia	¥41,094	48.4%	¥53,401	45.1%	¥52,005	47.1%	¥53,910	47.8%	¥55,754	49.2%
China	20,382	24.0	24,850	21.0	24,424	22.1	25,313	22.5	26,700	23.6
(Asia NIES)	8,293	9.8	10,956	9.2	10,784	9.8	10,818	9.6	10,911	9.6
(ASEAN)	12,483	14.7	17,715	14.9	16,914	15.3	17,647	15.7	17,892	15.8
Oceania	6,434	7.6	12,693	10.7	9,979	9.0	8,921	7.9	7,745	6.8
Australia	5,753	6.8	11,622	9.8	9,097	8.2	8,016	7.1	6,802	6.0
North America	10,430	12.3	13,945	11.8	13,605	12.3	14,676	13.0	14,755	13.0
U.S.A.	8,916	10.5	11,759	9.9	11,555	10.5	12,685	11.3	12,910	11.4
Canada	1,507	1.8	2,175	1.8	2,038	1.8	1,979	1.8	1,833	1.6
Central and South America	3,679	4.3	4,854	4.1	4,732	4.3	5,021	4.5	5,206	4.6
Western Europe	10,860	12.8	13,037	11.0	13,170	11.9	13,860	12.3	14,835	13.1
EU	9,453	11.1	11,446	9.7	11,428	10.4	11,963	10.6	12,759	11.3
Central and Eastern Europe, Russia etc.	2,375	2.8	2,985	2.5	2,057	1.9	1,979	1.8	1,977	1.7
Russia	1,552	1.8	1,972	1.7	1,033	0.9	860	0.8	828	0.7
Middle East	8,471	10.0	15,608	13.2	13,328	12.1	12,975	11.5	11,540	10.2
Africa	1,531	1.8	1,981	1.7	1,518	1.4	1,375	1.2	1,517	1.3
Grand Total	¥84,875	100.0%	¥118,503	100.0%	¥110,395	100.0%	¥112,716	100.0%	¥113,330	100.0%

(a)
Data after February 2020 does not include the United Kingdom, as the United Kingdom exited the European Union (EU) on January 31, 2020.

Source: Press Releases, Ministry of Finance.
Balance of Payments
In 2025, Current Account surplus increased to ¥32,235 billion, mainly due to an increase in Primary Income influenced by earnings on foreign direct investment throughout the year.
Balance of Payments of Japan
	2021	2022	2023	2024	2025
	(in billions of yen)
Current Account	¥21,467	¥11,443	¥22,476	¥29,277	¥32,235
Balance on Goods and Services	-2,483	-21,067	-9,952	-5,909	-4,011
Trade Balance	1,762	-15,511	-6,612	-2,715	-568
Exports (f.o.b.)	82,353	98,858	100,491	106,623	108,547
Imports (f.o.b.)	80,590	114,369	107,103	109,337	109,114
Services	-4,246	-5,556	-3,341	-3,194	-3,443
Primary Income(a)	26,309	35,042	36,566	40,328	41,820
Secondary Income(b)	-2,359	-2,533	-4,139	-5,143	-5,574
Capital Account	-423	-114	-391	-221	-432

	2021	2022	2023	2024	2025
	(in billions of yen)
Financial Account(c)	16,768	6,419	24,532	24,965	29,684
Assets	-13,295	-43,996	-47,960	-86,414	-53,961
Liabilities	-30,063	-50,415	-72,492	-111,378	-83,645
Net Errors and Omissions	-4,276	-4,909	2,447	-4,092	-2,119

(a)
Primary Income mainly shows balance of payments of interests and dividends from external financial credits and debts and includes such items as receipt and payment of dividends and interests between parent companies and their subsidiaries, receipt and payment of stock dividends and bond interests, and receipt and payment of interests related to loans, borrowings, and deposits.

(b)
Secondary Income shows balance of payments of provision of assets unaccompanied by consideration between residents and non- residents and includes such items as receipt and payment of financial support, donations, and gifts by the government or by the people.

(c)
Positive figures (+) show increases in net assets, negative figures (-) show decreases in net assets in “Financial Account”.

Source: Balance of Payments, Ministry of Finance.
Official Reserves Assets
As of December 31,	Gold(a)	Foreign Currency Reserves	IMF Reserve Position	SDRs (Special Drawing Rights)	Other Reserve Assets	Total
	(in millions of dollars)
2021	$49,505	$1,278,925	$10,643	$62,330	$4,347	$1,405,750
2022	49,295	1,103,907	10,817	59,275	4,282	1,227,576
2023	56,095	1,159,849	10,597	57,508	10,588	1,294,637
2024	71,013	1,077,137	10,199	57,197	15,169	1,230,715
2025	117,172	1,164,196	11,262	60,840	16,305	1,369,775

(a)
The valuation of gold reflects marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.
Foreign Exchange Rates
The following table sets forth the high, low and average daily interbank rate for the U.S. dollar against the yen in the Tokyo foreign exchange market for the years indicated.
	2021	2022	2023	2024	2025
Average (Central Rate)	¥109.89	¥131.57	¥140.59	¥151.59	149.56
High	115.45	150.48	151.80	161.94	158.45
Low	102.60	113.63	127.22	140.34	139.89

Source: Status of Transactions on Tokyo Foreign Exchange Market, Bank of Japan.
In recent months, the exchange rate for the U.S. dollar against the yen has sharply increased. As of May 18, 2026, the spot buying rate quoted on the Tokyo foreign exchange market as reported by the BOJ at 5:00 p.m., Tokyo time, was ¥158.92 = $1.00, and the noon buying rate on May 15, 2026 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was ¥158.69 = $1.00
Foreign exchange intervention is conducted to influence foreign exchange rates by buying and selling currencies in the foreign exchange market. In Japan, foreign exchange intervention is to be carried out under the authority of the Minister of Finance. The BOJ conducts foreign exchange interventions on behalf of and at the instruction of the minister. When the minister deems it necessary to intervene in the foreign exchange market, the Ministry of Finance gives the BOJ specific instructions for foreign exchange intervention. With respect to funding, as foreign exchange intervention involves buying and selling currencies, it requires funds such as Japanese yen and U.S. dollars. In Japan, the Foreign Exchange Fund Special Account (FEFSA), which falls under the jurisdiction of the Ministry of Finance, is used for foreign exchange intervention.
The total amount of foreign exchange intervention operations by the Ministry of Finance for the period from August 30, 2022 through October 27, 2022 was ¥9,188.1 billion. Following such operations, Japan’s reserve assets totaled $1,194,568 million as of October 31, 2022, down $97,504 million from the end of August. The total amount of foreign exchange intervention operations by the Ministry of Finance for the period from April 26, 2024 through May 29, 2024 was ¥9,788.5 billion. Following such operations, Japan’s reserve assets totaled $1,231,572 million as of May 31, 2024, down $47,405 million from the end of April. The total amount of foreign exchange intervention operations by the Ministry of Finance for the period from June 27, 2024 through July 29, 2024 was ¥5,534.8 billion. Following such operations, Japan’s reserve assets totaled $1,219,077 million as of July 31, 2024, down $12,418 million from the end of June. As of April 30, 2026, Japan’s total reserve assets were $1,382,981 million.
Foreign Direct Investment
The following table sets forth information regarding annual foreign direct investment in Japan and annual foreign direct investment abroad for the periods indicated.
Foreign direct investment in Japan (by industry)(a)
	2021	2022	2023	2024	2025
	(in billions of yen)
Manufacturing (total)(b)	¥1,800.8	¥1,644.1	¥1,582.7	¥558.3	¥916.1
Food	28.3	3.4	28.6	-59.2	-57.9
Textile	6.5	11.5	8.5	12.5	-13.4
Lumber and pulp	8.6	2.0	1.5	5.3	7.7
Chemicals and pharmaceuticals	1,587.6	353.3	493.3	194.2	619.3
Petroleum	4.4	-18.6	-0.3	3.3	8.5
Rubber and leather	-0.8	0.1	2.0	9.1	-19.5
Glass and ceramics	-3.8	15.1	16.7	-0.9	2.6
Iron, non-ferrous, and metals	7.9	369.9	0.4	-2.8	102.3
General machinery	-3.8	73.4	44.5	76.5	31.8
Electric machinery	279.1	504.9	493.5	257.9	111.3
Transportation equipment	-109.4	310.0	256.0	238.5	122.6
Precision machinery	-5.3	6.2	242.7	-179.1	-31.5
Non-manufacturing (total)(c)	1,923.0	2,630.7	1,428.5	1,463.5	1,227.1
Farming and forestry	0.4	0.5	0.5	2.3	2.4
Fishery and marine products	1.1	3.1	2.6	-48.7	0.9
Mining	5.4	2.3	-10.8	1.7	2.3
Construction	17.4	-5.2	-16.0	10.6	-25.8
Transportation	220.0	730.5	197.5	57.5	-9.0
Communications	311.5	319.3	42.6	434.7	498.4
Wholesale and retail	-3.2	62.4	439.4	-340.7	-881.4
Finance and insurance	1,190.6	1,164.9	749.3	746.2	1,148.0
Real estate	-71.6	-4.0	29.5	93.8	36.8
Services	76.8	167.5	-5.0	309.3	-32.7
Total	¥3,723.8	¥4,274.8	¥3,011.2	¥2,021.7	¥2,143.2

(a)
Starting with transactions recognized in January 2014, the BOJ began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table.

(b)
The total amounts for Manufacturing include other types of manufacturing not separately listed in the table and therefore are different from the sum of listed subcategories of manufacturing.

(c)
The total amounts for Non-manufacturing include other industries not separately listed in the table and therefore are different from the sum of listed subcategories of Non-manufacturing industries.

Source: Outward / Inward Direct Investment, breakdown by Region and Industry, Ministry of Finance.
Foreign direct investment in Japan (by region)(a)
	2021	2022	2023	2024	2025
	(in billions of yen)
North America	¥888.9	¥1,678.8	¥958.4	¥312.1	¥305.7
Asia	2,096.9	1,409.4	1,141.7	1,097.6	1,758.3
Europe	208.2	516.8	730.5	877.6	109.2
Other regions	529.9	669.8	180.6	265.6	-30.0
Total	¥3,723.8	¥4,274.8	¥3,011.2	¥2,021.7	¥2,143.2

(a)
Starting with transactions recognized in January 2014, the BOJ began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table.

Source: Outward / Inward Direct Investment, breakdown by Region and Industry, Ministry of Finance.
Foreign direct investment abroad (by industry)(a)
	2021	2022	2023	2024	2025
	(in billions of yen)
Manufacturing (total)(b)	¥5,710.3	¥6,767.9	¥8,993.6	¥7,930.2	¥11,934.0
Food	566.7	321.6	1,273.2	807.0	1,766.8
Textile	37.0	65.3	83.8	114.2	7.2
Lumber and pulp	105.1	183.1	237.8	70.5	1.1
Chemicals and pharmaceuticals	1,676.6	1,258.0	2,659.3	1,978.5	2,099.6
Petroleum	52.1	43.7	40.0	55.3	48.1
Rubber and leather	68.5	131.0	595.5	177.5	221.4
Glass and ceramics	108.9	226.1	131.1	129.2	197.1
Iron, non-ferrous, and metals	465.6	590.1	651.4	668.1	2,616.5
General machinery	752.0	1,150.3	825.9	1,132.4	724.1
Electric machinery	936.4	962.9	1,025.7	980.2	878.9
Transportation equipment	613.2	1,253.1	1,034.4	1,376.4	2,694.4
Precision machinery	133.8	327.4	177.4	168.6	49.6
Non-manufacturing (total)(c)	17,256.3	14,465.2	16,859.9	23,006.0	15,915.8
Farming and forestry	16.0	67.0	43.5	29.1	63.5
Fishery and marine products	-1.1	10.3	5.3	59.1	74.2
Mining	1,089.4	1,326.1	2,320.1	1,643.7	1,571.5
Construction	90.6	102.9	253.2	322.6	239.9
Transportation	215.3	472.0	468.1	117.1	1,105.8
Communications	2,027.2	1,540.3	821.1	3,151.1	916.8
Wholesale and retail	5,705.2	3,895.3	5,383.4	4,744.7	2,144.1
Finance and insurance	6,327.3	4,711.0	4,134.5	9,523.4	6,895.7
Real estate	528.6	479.7	1,300.5	1,730.7	1,295.6
Services	473.6	1,289.0	1,088.8	679.7	676.1

	2021	2022	2023	2024	2025
	(in billions of yen)
Total	¥22,966.6	¥21,233.0	¥25,853.5	¥30,936.2	¥27,849.8

(a)
Starting with transactions recognized in January 2014, the BOJ began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table.

(b)
The total amounts for Manufacturing include other types of manufacturing not separately listed in the table and therefore are different from the sum of listed subcategories of manufacturing.

(c)
The total amounts for Non-manufacturing include other industries not separately listed in the table and therefore are different from the sum of listed subcategories of Non-manufacturing industries.

Source: Outward / Inward Direct Investment, breakdown by Region and Industry, Ministry of Finance.
Foreign direct investment abroad (by region)(a)
	2021	2022	2023	2024	2025
	(in billions of yen)
North America	¥6,609.0	¥8,172.4	¥10,151.3	¥13,704.0	¥8,312.4
Asia	5,052.9	5,133.0	4,163.0	6,039.4	5,594.4
Europe	4,180.8	4,596.8	6,746.4	6,514.4	9,601.2
Other regions	267.3	3,330.8	4,792.8	4,678.3	4,341.7
Total	¥16,110.0	¥21,233.0	¥25,853.5	¥30,936.2	¥27,849.8

(a)
Starting with transactions recognized in January 2014, the BOJ began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table.

Source: Outward / Inward Direct Investment, breakdown by Region and Industry, Ministry of Finance.

FINANCIAL SYSTEM
The Bank of Japan and Monetary Policy
The Bank of Japan (“BOJ”), with 55% of its capital owned by the government, is the central bank and sole issuing bank, as well as the depository and fiscal agent for the government. As of the end of September 2025, the BOJ had total assets of ¥695,782 billion.
In addition, the global economy has recently been affected by Russia’s large-scale military activity against Ukraine that was initiated in February 2022 and the related economic sanctions imposed on certain Russian entities and persons by many major countries. In particular, financial and commodity markets have experienced significant volatility and energy prices have sharply increased mainly due to concerns regarding disruptions in oil and natural gas supply. This volatility has been further impacted by the disruption in oil and natural gas supply chains resulting from ongoing conflict in the Middle East. Driven in part by increases in energy prices as well as increases in raw materials prices, there has been a significant inflationary trend in consumer prices in many major economies including Japan, and monetary authorities in some major economies have been tightening monetary policy in response to this trend. Depending on how these factors develop and any additional economic sanctions imposed on Russia or Iran, as well as the impact of inflation and monetary policy developments, economic conditions in Japan and globally may be negatively affected for an uncertain period of time.
In a statement released on July 31, 2025 and September 19, 2025, the BOJ announced that it would continue to conduct market operations to encourage the uncollateralized overnight call rate to remain at around 0.5% for the interim period until the next Monetary Policy Meeting of the BOJ and that it would sell exchange-traded funds (ETFs) and Japan real estate investment trusts (J-REITs) held by it in the market in accordance with certain fundamental principles, including the principle of avoiding inducing destabilizing effects on the financial markets. In a statement released on December 19, 2025, the BOJ announced that it would conduct market operations to encourage the uncollateralized overnight call rate to remain at around 0.75%. In a statement released on January 23, 2026, the BOJ announced that it would continue to conduct market operations to encourage the uncollateralized overnight call rate to remain at around 0.75% for the interim period until the next Monetary Policy Meeting of the BOJ. In a statement released on March 19, 2026, the BOJ again announced that it would continue to encourage the uncollateralized overnight call rate to remain at around 0.75% for the interim period until the next Monetary Policy Meeting of the BOJ, and also mentioned that given that real interest rates are at significantly low levels, in accordance with improvement in economic activity and prices, it will continue to raise the policy interest rate and adjust the degree of monetary accommodation. In a statement released on April 28, 2026, the BOJ announced that it would continue to encourage the uncollateralized overnight call rate to remain at around 0.75%.
The following table sets forth the principal economic indicators relating to monetary policy from 2021 through 2025.
				Loans and Bills Discounts Domestically
	Current Account Balances(a)	Monetary Base		Money Stock		Licensed Banks
		Total(a)	Annual % Change	Total(a)	Annual % Change	Total(a)	Annual % Change
	(yen amounts in billions)
2021	521,752	643,496	16.2	1,162,665	6.5	536,911	2.4
2022	528,008	653,203	1.6	1,201,202	3.3	550,559	2.5
2023	537,246	663,655	1.8	1,231,147	2.5	573,597	4.2
2024	545,121	670,305	1.0	1,252,373	1.7	597,212	4.1
2025	514,492	637,258	-5.0	1,267,178	1.2	622,322	4.2

(a)
Average amounts outstanding.

Source: Bank of Japan Statistics, Bank of Japan.

Private Financial Institutions
According to the Financial Services Agency, as of April 1, 2026, the private banking system included four city banks, 13 trust banks, and 18 other banks, as well as 61 1st local banks as of January 1, 2026, 35 2nd local banks as of January 1, 2026 and the Saitama Resona Bank, which is categorized as neither a 1st nor 2nd local bank. In addition, 56 foreign banks had branches in Japan as of November 6, 2025.

GOVERNMENT FINANCE
Revenues, Expenditures and Budgets
The responsibility for the preparation of the budget and the administration of government finances rests with the Ministry of Finance. The fiscal year commences on April 1, and the Cabinet usually submits the budget to the Diet for its decision in the preceding January. Supplementary budgets revising the original budget may be submitted to the Diet from time to time during the fiscal year.
The fiscal and financial operations of the government and its agencies are budgeted and recorded in the following three sets of accounts:
•
General Account.   The general account is used primarily to record operations in basic areas of governmental activity.

•
Special Accounts.   The accounts of the central government consist of the general account and special accounts. Special accounts can be set up to carry out specific projects, to manage specific funds, and for other purposes. Special accounts can be set up when the government (i) implements a specific program such as insurance and public works, (ii) possesses and manages special funds such as Fiscal Loan Program Funds and Foreign Exchange Funds, and (iii) uses a certain revenue to secure a special expenditure and thus needs to deal with such revenue and expenditure on a separate basis from the general revenue and expenditure such as Local Allocation and Local Transfer Tax and Government Bonds Consolidation Funds. As of September 2025, the government had 14 special accounts for JFY 2026.

•
Government-Affiliated Agencies.   The government-affiliated agencies are fully-government-funded corporations established by the law which budget would be discussed in the Diet.

The settlement of accounts for revenues and expenditures is made by the Ministry of Finance, based on reports submitted by the respective Ministers. The settlement of accounts is required by law to be audited annually in detail by the Board of Audit, an organ independent of the Cabinet, and submitted by the Cabinet to the Diet in the following fiscal year.
The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2020 through JFY 2025, and the initial budget for JFY 2026.

Summary of Consolidated General and Special Accounts(a)
	JFY 2020	JFY 2021	JFY 2022	JFY 2023	JFY 2024	JFY 2025 (Provisional results as of December 31, 2025)	JFY 2026 Initial Budget
	(in billions of yen)
REVENUES
Total Revenues, General Account	¥184,579	¥169,403	¥153,729	¥140,202	¥135,981	¥143,782	¥122,309
Total Revenues, Special Accounts	417,561	455,554	447,892	428,265	425,699	443,002	445,481
Less: Inter-Account Transactions(b)	248,863	302,306	296,356	294,130	277,067	293,038	298,415
Total Consolidated Revenues	¥353,277	¥322,651	¥305,266	¥274,337	¥284,612	¥293,746	¥269,376
EXPENDITURES
Total Expenditures, General Account	¥147,597	¥144,650	¥132,386	¥127,579	¥123,024	¥143,118	¥122,309
Total Expenditures, Special Accounts	404,519	441,081	432,354	412,534	407,395	432,073	441,726
Less: Inter-Account Transactions(b)	246,270	300,383	294,929	291,293	275,052	289,835	295,215
Total Consolidated Expenditures	¥305,846	¥285,348	¥269,810	¥248,820	¥255,367	¥285,356	¥268,821
Surplus of Consolidated Revenues over Consolidated Expenditures	¥47,431	¥37,303	¥35,456	¥25,517	¥29,245	¥8,390	¥555

(a)
Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.

(b)
Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub- accounts of the Special Accounts.

Source: Budget, Ministry of Finance

General Account
	JFY 2020	JFY 2021	JFY 2022	JFY 2023	JFY 2024	JFY 2025 Revised Budget(a)	JFY 2026 Initial Budget
	(in billions of yen)
REVENUES
Tax and Stamp Revenues	¥60,822	¥67,038	¥71,137	¥72,076	¥75,232	¥80,698	¥83,735
Carried-over Surplus	7,796	36,981	24,754	21,344	12,623	2,713	1
Government Bond Issues	108,554	57,655	50,479	34,998	37,139	40,343	29,584
Income from Operations	46	61	60	58	54	52	54
Gains from Deposition of Assets	293	319	369	764	310	294	181
Miscellaneous Receipts	7,068	7,349	6,930	10,962	10,623	9,402	8,754
Total Revenues	¥184,579	¥169,403	¥153,729	¥140,202	¥135,981	¥133,501	¥122,309
EXPENDITURES
Local Allocation Tax Grants, etc.	¥16,256	¥19,558	¥17,513	¥17,181	¥19,620	¥20,177	¥20,878
National Debt Service	22,326	24,589	23,870	25,501	25,689	28,190	31,276
Social Security	42,998	50,161	43,868	36,222	35,779	40,961	39,056
Public Works	8,413	8,600	8,126	8,204	8,387	8,626	6,108
Education and Science	9,194	7,956	8,669	8,160	6,868	7,822	6,041
National Defense	5,505	6,014	5,529	11,547	8,640	10,142	8,984
Former Military Personnel Pensions	169	140	113	89	71	63	49
Economic Assistance	763	669	900	768	765	683	511
Food Supply	1,498	1,772	1,947	1,726	1,627	1,771	1,273
Energy	1,027	1,267	2,001	1,190	2,403	1,091	800
Promotion of SMEs	16,257	9,944	3,396	471	787	1,054	170
Miscellaneous	23,190	13,980	16,453	16,520	12,387	11,474	6,164
Contingency funds for measures to address soaring crude oil and commodity prices and to set up environment for promoting wage increases	—	—	—	—	—	—
Contingencies	—	—	—	—	—	1,449	1,000
Total Expenditures	¥147,597	¥144,650	¥132,386	¥127,579	¥123,024	¥133,501	¥122,309
Surplus of Revenues over Expenditures	¥36,981	¥24,754	¥21,344	¥12,623	¥12,957	¥—	¥—

(a)
As of the date of this Supplement, details for the provisional results for JFY 2025 General Accounts are not available. Reflects the revised budget for JFY 2025 approved by the Diet on December 16, 2025.

Source: Budget, Ministry of Finance.

Special Accounts
	JFY 2020		JFY 2021		JFY 2022		JFY 2023		JFY 2024		JFY 2025(a)		JFY 2026 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Fiscal Investment and Loan Program	¥52,366	¥51,967	¥35,860	¥35,346	¥34,069	¥33,378	¥14,419	¥14,023	¥23,889	¥23,432	¥24,459	¥24,423	¥27,466	¥27,439
Government Bonds Consolidation Fund	188,973	185,921	239,702	236,623	235,623	232,556	234,483	231,413	216,834	213,709	220,716	220,716	224,829	224,829
Foreign Exchange Fund	3,133	234	2,475	177	3,590	114	5,250	1,361	5,713	353	4,943	1,546	4,825	1,973
Local Allocation and Local Transfer Tax	51,978	50,829	55,326	53,632	53,624	51,778	52,895	51,662	54,434	53,221	53,113	52,206	51,307	51,065
Measure for Energy	11,155	10,618	11,649	10,914	11,893	11,021	13,537	12,223	13,663	12,320	17,065	17,065	16,921	16,921
Pensions	94,591	91,804	96,376	92,725	97,191	92,929	95,466	91,402	98,610	93,662	100,318	100,318	102,927	102,927
Child Welfare(b)	—	—	—	—	—	—	—	—	—	—	5,887	5,887	5,901	5,901
Stable Supply of Foodstuff	926	821	980	913	1,254	1,151	1,171	1,093	1,131	1,001	1,338	1,317	1,311	1,294
Debt Management of National Forest and Field Service	363	363	360	360	353	353	343	343	340	340	334	334	331	331
Automobile Safety	651	434	559	395	569	426	595	435	616	414	1,097	471	563	492
Labor Insurance	10,589	9,519	10,486	8,610	8,289	7,536	8,899	7,727	9,300	8,231	7,913	7,556	8,051	7,634
Reconstruction from the Great East Japan Earthquake	2,498	1,854	1,430	1,112	1,114	894	861	704	788	565	768	768	633	633
Others	338	153	353	273	323	217	346	148	380	149	380	272	418	287
Total Revenues and Expenditures(b)	¥417,561	¥404,519	¥455,554	¥441,081	¥447,892	¥432,354	¥428,265	¥412,534	¥425,699	¥407,395	¥438,330	¥432,879	¥445,481	¥441,726

(a)
As of the date of this Supplement, details for the provisional results for JFY 2025 Special Accounts are not available. Reflects the revised budget for JFY 2025 approved by the Diet on December 16, 2025.

(b)
Children and Childcare Support was included under Pensions until JFY 2024.

(c)
Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

Source: Budget, Ministry of Finance.
Government Affiliated Agencies
	JFY 2020		JFY 2021		JFY 2022		JFY 2023		JFY 2024		JFY 2025 Initial Budget(a)		JFY 2026 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Total	¥1,096	¥804	¥996	¥665	¥1,269	¥1,024	¥1,976	¥1,816	¥2,079	¥2,045	¥2,871	¥3,336	¥4,283	¥4,717

(a)
There were no revisions to the relevant information for Government Affiliated Agencies in the first revised budget for JFY 2025 approved by the Diet on December 16, 2025.

Source: Budget, Ministry of Finance
Tax Structure
The central government derives tax revenues (including stamp revenues) through taxes on income, consumption and property, etc. The taxes on income, consumption and property (including stamp revenues, etc.) account for 58.1%, 36.5% and 5.4%, respectively, of the total central government taxes and stamp revenues in the JFY 2026 initial national budget.

The individual national income tax is progressive, with rates currently ranging from 5% to 45% of taxable income, and the local taxes are a 10% single rate. Interest income is generally taxed at the rate of 20.315%, including both national and local taxes, separately from other types of income, and subject to certain exemptions. The statutory national corporate income tax rate is 23.2%, except that, for small and medium corporations, the first ¥8 million of income is taxed at 15% (17% for fiscal years in which the amount of income exceeds ¥1 billion). In addition, corporations are subject to local income taxation. The effective corporate income tax rate (national and local) is currently 30.64%.
Comprehensive Reform of Social Security and Tax.   Japan’s fiscal conditions face challenges, with its tax revenues covering about 68% of its revenues under the initial budget for JFY 2026, and with the ratio of long-term debt outstanding of central and local governments to gross domestic product having reached 200% at the end of JFY 2024. The ratio of long-term debt outstanding of central and local governments to gross domestic product is expected to decrease to 199% at the end of JFY 2025 and further decrease to 194% at the end of JFY 2026. See also “Japan’s Public Debt” below. The Government of Japan seeks to tackle these fiscal challenges through the “comprehensive reform of social security and tax”, which was approved by the Diet in August 2012, and thereby maintain the market’s and the international community’s confidence in Japan and build the foundation for stable economic growth. In the reform, the government planned to set aside consumption tax revenues for social security payments, and, on the condition that the economic situation improves, gradually increase the consumption tax rate to 8% in April 2014 and to 10% in October 2015. In accordance with the plan, the consumption tax rate was increased to 8% in April 2014. Then, after several postponements, the consumption tax rate has been increased to 10% since October 1, 2019, with the exception of a reduced tax rate of 8% being applied to certain eligible items, such as food and drink (excluding alcoholic drink and dining out) and newspapers issued twice a week or more (restricted to those by subscription).
Fiscal Investment and Loan Program
The Fiscal Investment and Loan Program (the “FILP”) plan is formulated at the same pace as the General Account budget. The FILP plan details the allocation of public funds to various special accounts, government affiliated agencies, local governments, public corporations and other public institutions.
Under the FILP plan, funds are supplied to government-related entities such as public corporations, government affiliated agencies, special accounts and local governments. The total amount of the initial plan for JFY 2026 is ¥19,018 billion. The sources of funds for the initial plan in JFY 2026 are Fiscal Loan (¥12,716 billion), Industrial Investment (¥500 billion), Government-Guaranteed domestic bonds (¥1,057 billion), Government-Guaranteed foreign bonds (¥4,705 billion) and Government-Guaranteed long-term borrowings in foreign currencies (¥40 billion). The Fiscal Loan utilizes the Fiscal Loan Fund consisting of funds procured through the issuance of FILP bonds and reserves or surplus funds deposited from government special accounts to provide long-term, fixed and low-interest loans to such entities as special government accounts, local governments, government-affiliated agencies and incorporated administrative agencies.
The following table (the “FILP Classification Table by Purpose”) shows the uses of funds allocated under the initial plan for the periods indicated.
(Note)
The FILP Classification Table by Purpose has been prepared and published to specify fields where FILP contributes to the national economy or livelihood. Classification of the table had been almost the same from JFY 1961 to JFY 2014. However, since the classification became to be inappropriate for reflecting realities of recent FILP-target projects, it was revised in JFY 2015 by sorting out the classification or putting some classifications together.

Old classification	JFY 2011	JFY 2012	JFY 2013	JFY 2014
	(in billions)
Housing	¥578	¥923	¥929	¥942
Living environment	2,725	2,713	2,805	2,306
Social welfare	550	743	703	920
Education	1,176	1,232	1,522	1,278
Small and medium enterprises	3,627	4,323	4,197	3,861
Agriculture, forestry and fisheries	345	373	407	476
National land conservation/disaster recovery	180	645	348	477
Road construction	2,248	2,813	2,939	2,270
Transportation/communications	408	384	519	629
Regional development	467	447	372	259
Industry/technology	625	2,015	2,005	1,448
Trade/economic cooperation	1,978	1,039	1,644	1,313
Total	¥14,906	¥17,648	¥18,390	¥16,180
New classification	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
	(in billions)
SMEs and micro enterprises	¥3,750	¥3,448	¥3,182	¥2,969	¥2,912	¥2,997
Agriculture, forestry and fisheries	318	280	322	339	573	604
Education	1,134	1,038	1,055	932	943	930
Welfare/medical care	772	773	811	670	627	541
Environment	50	61	61	64	61	33
Industry/innovation	834	939	864	822	919	1,019
Housing	849	742	621	541	461	546
Social capital	4,467	3,999	3,087	5,093	4,761	3,745
Overseas investment and loans	1,547	1,378	2,000	2,455	2,003	1,857
Others	2,460	1,964	1,477	1,243	1,204	849
Total	¥16,180	¥14,622	¥13,481	¥15,128	¥14,463	¥13,119
New classification	JFY 2020	JFY 2021	JFY 2022	JFY 2023	JFY 2024	JFY 2025	JFY 2026
	(in billions)
SMEs and micro enterprises	¥2,903	¥14,521	¥3,567	¥4,972	¥2,965	¥2,258	¥1,934
Agriculture, forestry and fisheries	590	759	699	796	772	682	756
Education	898	4,859	5,671	805	823	785	838
Welfare/medical care	477	2,042	1,044	436	442	360	441
Environment	54	57	93	101	93	113	149
Industry/innovation	1,166	1,213	1,009	1,052	1,134	1,085	1,169
Housing	521	792	815	768	808	630	708
Social capital	3,752	3,065	2,634	2,921	2,743	2,414	2,531
Overseas investment and loans	2,039	2,029	2,472	3,543	2,993	3,555	10,393
Others	821	11,568	884	875	563	300	100
Total	¥13,220	¥40,906	¥18,886	¥16,269	¥13,338	¥12,182	¥19,018

JAPAN’S PUBLIC DEBT
Outstanding General Bonds are expected to reach ¥1,145 trillion at the end of JFY 2026. The amount of public bonds issued by the Japanese government as a percentage of its general account total revenues was 30.2% under the revised budget for JFY 2025 (reflecting the first supplementary budget approved on December 16, 2025) and 24.2% under the initial budget for JFY 2026. The amount of the government bond issuances in the JFY 2026 initial budget is ¥29,584 billion and is less than the JFY 2025 revised budget level of ¥40,343 billion.

USE OF PROCEEDS
JICA estimates the net proceeds from the sale of the bonds will be approximately $•.
JICA intends to use the net proceeds from the sale of the bonds to finance newly committed or ongoing Eligible Projects of Sustainability Bonds as defined under the Framework.
JICA has created the Framework based on the 2021 edition of the Social Bond Principles, the 2021 edition of the Green Bond Principles and the 2021 edition of the Sustainability Bond Guidelines, each established by the International Capital Markets Association.
None of the underwriters accepts any responsibility for any social, environmental or sustainability assessment in relation to the bonds or makes any representation or warranty or assurance whether the bonds will meet any investor expectations or requirements or any regulatory requirements regarding “sustainable”, “social” or similar label. None of the underwriters is responsible for the use or allocation of proceeds of the bonds, nor the impact or monitoring of such use of proceeds nor do any of the underwriters undertake to ensure that there are at any time sufficient Eligible Projects as set out under the Framework. In addition, none of the underwriters is responsible for the assessment of the Framework including the assessment of the applicable eligibility criteria adopted by the Framework. No assurance or representation is given as to the suitability or reliability for any purpose of the Framework, or any opinion or certification of any third party that may be made available in connection with the issue of the bonds or the Framework.
Eligible Projects
JICA intends to allocate the amount equivalent to the net proceeds of the bonds to finance newly committed or ongoing Finance and Investment Cooperation projects that JICA assists in developing countries and regions. Finance and Investment Cooperation is composed of ODA Loans and Private-Sector Investment Finance. ODA Loans are sovereign loans and have concessional lending terms and conditions and are extended to governments or government entities of developing countries. Private-Sector Investment Finance provides loans or equity investments for projects in developing countries undertaken by private enterprises. Finance and Investment Cooperation aims to promote sustainable development of developing countries and regions through development of fundamental infrastructure such as energy, roads and railways; development of indispensable social services such as safe water, wastewater and waste management, education, healthcare; agriculture and rural development to reduce poverty and strengthen sustainable food systems; industrial development and fostering small and medium-sized enterprises to support employment generation and economic growth; addressing climate change; sustainable management of natural resources and environment; disaster prevention and recovery; promotion of gender equality and women’s empowerment; and support of peacebuilding. All Finance and Investment Cooperation projects contribute to resolving social issues, and some of the projects also address environmental issues. Therefore, JICA intends to allocate the net proceeds from the sale of the bonds for Finance and Investment Cooperation projects composed of (i) projects which contribute to resolving social issues and (ii) projects which contribute to resolving both social and environmental issues.
The following is an outline of Eligible Projects:
•
Agriculture, forestry and fisheries — Includes projects such as support for agricultural production facilities and irrigation systems, agricultural technical guidance based on meteorological and geographical conditions, marine resource conservation and sustainable fishery, forest preservation and promotion of agroforestry, etc. JICA believes that projects under this sector will contribute to resolving both social and environmental issues.

•
Healthcare — Includes projects such as support for healthcare facilities and equipment, training and capacity building of healthcare workers and other required measures to improve healthcare in the project country, etc.

•
Education — Includes project such as support for educational facilities and equipment, development of curricula and teaching materials, international scholarships and other measures needed to improve education in the project country.

•
Improvement of access to finance for women — Includes projects such as improvement of access to finance for women and women entrepreneurs of small and medium-sized enterprises.

•
Water supply, sewerage and sanitation — Includes projects such as support for water supply and sewerage, water treatment plants, sewage treatment plants and waste treatment facilities including compost, etc. JICA believes that projects under this sector, excluding desalination, will contribute to resolving both social and environmental issues.

•
Energy — Includes projects such as support for renewable power generation and transmission facilities, other types of power generation and transmission facilities (excluding coal-fired thermal power plants), improvement of energy efficiency or other required measures to improve access to energy in the project country. Among projects categorized in this sector, JICA believes that renewable energy (solar, wind, geothermal and hydropower excluding largescale) projects and energy efficiency projects will contribute to resolving both social and environmental issues.

•
Small and medium-sized enterprises/industrial development — Includes projects such as two-step loans for small and medium-sized enterprises and support for development of local industries and employment generation, etc.

•
Transportation — Includes projects such as support for development of roads, bridges, airports, seaport infrastructure (including rehabilitation and restoration) and other measures to improve transportation infrastructure in the project country.

•
Public transportation — Includes projects such as support for metros/railways and other public transportation and other required measures to improve public transportation in the project country. Among projects categorized in this sector, JICA believes that electrified public transportation projects will contribute to resolving both social and environmental issues.

•
Housing financial support for low-income class — Includes projects such as housing financial support for low-income class.

•
Comprehensive basic infrastructure development and post-disaster reconstruction — Includes projects such as support for basic infrastructure for development or redevelopment of cities, rural villages and regions (including small scale infrastructure such as roads or housing), projects for recovery/ reconstruction from major natural disasters such as earthquakes and other comprehensive support needed to improve the general living situation in the project country.

•
Flood control — Includes projects such as support for river basin improvement and dredging and warning systems for flood control. JICA believes that projects under this sector will contribute to resolving both social and environmental issues.

•
Communication, broadcast — Includes projects such as support for communication network infrastructure or broadcasting facilities and other measures to improve communication and broadcasting in the project country.

•
Comprehensive environmental conservation — Includes projects such as support for comprehensive environmental conservation, such as climate change mitigation, air or water pollution control, waste management and other support for comprehensive environmental conservation. JICA believes that projects under this sector will contribute to resolving both social and environmental issues.

•
Peace building — Includes projects such as support for projects that contribute to building resilient states and societies with the goal of realizing peaceful and just societies in developing countries affected by violent conflicts.

Exclusionary Criteria
JICA commits to not knowingly allocate the net proceeds of the bonds to finance activities related to coal-fired thermal power projects.
Project Evaluation and Selection Process
Application of Eligibility Criteria in project selection
JICA’s project evaluation follows the DAC evaluation criteria, which provide an international ODA evaluation perspective as defined by the Development Assistance Committee (DAC) of the Organization for

Economic Cooperation and Development (OECD). JICA assess effectiveness and impact from both quantitative and qualitative perspectives in order to determine social and environmental effects. During the project selection stage, JICA discusses with the Japanese government and external experts who provide their review of the prospective projects. In addition, all ODA Loans undergo approval by the Japanese Cabinet before loan agreements are signed.
During the project appraisal and selection stage, JICA makes assessments from the perspective of environmental and social considerations to identify any negative environmental and social impacts caused by the project and incorporate countermeasures in the project scope.
Monitoring of Selected Projects
All Eligible Projects are to be subject to periodic monitoring during the entire lifecycle of the financing until the projects are completed.
Procedure for Confirmation of Environmental and Social Considerations
JICA examines and confirms that environmental and social considerations are put into practice by the project proponents in accordance with the “JICA Guidelines for Environmental and Social Considerations” at each project stage, including formulation, review, implementation and post-implementation.
These guidelines set forth the procedures, criteria, and requirements that projects financed by JICA must meet in confirming environmental and social considerations. When JICA determines that the project proponents have not made appropriate environmental and social considerations, JICA will encourage them to take remedial measures.
Prospective projects are screened prior to funding and classified into four categories according to the degree of potential environmental or social impact. An environmental review is then conducted to verify that the environmental and social impacts have been considered in a proper manner. After funding has been approved, projects are monitored to assess the actual impact.
Management of the proceeds
The funds raised by us from the sale of the bonds will be allocated to Eligible Projects. JICA’s Treasury, Finance and Accounting Department will track and monitor the amount of the bonds issued under the Framework to be allocated to Eligible Projects. In addition, until the full amount of the proceeds are allocated to Eligible Projects, JICA will maintain the unallocated proceeds as cash or cash equivalents.
Reporting
JICA will report the allocation and impact of the bonds on an annual basis until the net proceeds are fully allocated to Eligible Projects. In case of material events, JICA will disclose information in a timely manner.
Allocation Report
JICA will produce allocation reports disclosing the following information:
•
the amount of net proceeds allocated to Eligible Projects, and remaining balance if any;

•
the allocated amount for each Eligible Project category; and

•
the ratio of new/refinanced projects.

Impact Report
JICA will publish impact reports on the social and environmental contribution of Eligible Projects to the extent practically possible.
Further Information
JICA has obtained a second party opinion from Moody’s Investors Service regarding the alignment of the Framework with the 2021 edition of the Social Bond Principles, the 2021 edition of the Green Bond Principles and the 2021 edition of the Sustainability Bond Guidelines, each established by the International Capital Market Association.

Neither the Framework, the second party opinion nor any report concerning the compliance review is incorporated by reference into this prospectus supplement, the accompanying prospectus or any other filing with the SEC. The Framework may be updated from time to time, including in response to further advances and developments in the Social Bond Principles, the Green Bond Principles, the Sustainability Bond Guidelines or other applicable industry or government guidelines establishing best practices for the sustainability bond market.

DESCRIPTION OF THE BONDS AND GUARANTEE
The following terms of the bonds and the guarantee of Japan supplement the description of the general terms of our debt securities under “Description of the Debt Securities and Guarantee” in the SEC Base Prospectus. For more information, you should refer to the fiscal agency agreement relating to the bonds, a copy of the form of which is to be filed as an exhibit to an amendment to the JICA 18-K 2025, on •, 2026.
General
The bonds will be issued pursuant to a fiscal agency agreement, dated as of •, 2026 (New York City time)/ •, 2026 (Tokyo time), among us, Japan, MUFG Bank, Ltd., London Branch, as fiscal agent, principal paying agent and transfer agent and U.S. Bank Trust Company, National Association, as U.S. representative of the fiscal agent, principal paying agent and transfer agent. The aggregate principal amount of the bonds will be $•. The bonds will mature at par on •.
The bonds will bear interest at the rate per year shown on the front cover of this Supplement, payable in equal semi-annual installments, accruing from •, 2026. The interest payment dates are • and •, commencing
•, 2026. Interest will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time generally on the fifteenth day before the interest payment occurs. Interest in respect of any bond shall be calculated per $2,000 in principal amount of the bonds. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
If a date for payment of principal or interest on the bonds falls on a day that is not a business day, the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.
Other than as described below under “— Redemption”, we may not redeem the bonds prior to maturity. The bonds will not be subject to a sinking fund.
Japan unconditionally and irrevocably guarantees the payment of principal of, interest on, and any additional amounts of, the bonds.
The bonds will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.
Additional terms of the bonds and the guarantee of Japan are described in the SEC Base Prospectus under “Description of the Debt Securities and Guarantee”.
MUFG Bank, Ltd., London Branch has its principal corporate office at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN. Under the fiscal agency agreement, the fiscal agent will act in part through its U.S. representative, U.S. Bank Trust Company, National Association, which has an office at 2 Concourse Parkway NE, Suite 800, Atlanta, GA 30328 U.S.A. In acting as the fiscal agent for the bonds, MUFG Bank, Ltd., London Branch (or its U.S. representative, as applicable), is the agent of JICA and Japan, is not a trustee or agent for the holders of the bonds and does not have the same responsibilities or duties to act for such holders as would a trustee or agent. We may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.
Acceleration of Maturity
This section supersedes the description in the SEC Base Prospectus under the heading “Description of the Debt Securities and Guarantee — Acceleration of Maturity”.

In case of the following types of default, the principal amount of a bond will become due and payable at the option of the registered holder of such bond upon the registered holder’s written notice to the fiscal agent, unless all defaults shall have been cured prior to the receipt of such notice by the fiscal agent:
•
Default in any payment, when due, of principal or interest on any of the bonds, and continuance of such default for a period of 30 days; or

•
Default in the performance by us of any other covenant contained in the bonds, and the continuance of such default for a period of 90 days after written notice thereof to us from the registered holder of the bond is received by the fiscal agent.

The fiscal agency agreement does not require us to furnish to the fiscal agent periodic evidence as to the absence of default.
Additional Amounts
We will pay all amounts that we are required to pay on the bonds without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any taxing authority in Japan (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, we will pay such additional amounts that are necessary so that the net amounts received by any beneficial owner of the bonds after such withholding or deduction will equal the amounts that would have been receivable in the absence of such withholding or deduction.
We will not, however, be obligated to pay any additional amounts:
•
to, or to a third party on behalf of, any beneficial owner of a bond that is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of this bond by reason of such beneficial owner’s (a) having some connection with Japan other than the mere holding of, or the enforcement of its rights under, this bond or (b) being a Specially-Related Party of JICA; or

•
to, or to a third party on behalf of, any beneficial owner of a bond that would otherwise be exempt from any such withholding or deduction but that fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant fiscal agent, or whose interest recipient information is not duly communicated through the Participant (as defined below) and the relevant international clearing organization to such fiscal agent; or

•
to, or to a third party on behalf of, any beneficial owner of a bond that is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation, except for

•
a “designated financial institution” that complies with the requirement to provide the interest recipient information or to submit a written application for tax exemption and

•
an individual resident of Japan or a Japanese corporation that duly notifies the fiscal agent of its status as not being subject to Taxes to be withheld or deducted by reason of such resident or Japanese corporation receiving interest on the bond through a payment handling agent in Japan appointed by it; or

•
more than 30 days after the Relevant Date, except to the extent that any beneficial owner of a bond would have been entitled to additional amounts for payment at the expiration of such 30-day period. By “Relevant Date” we mean the date on which such payment first becomes due, except that, if the amount of the moneys payable has not been received by the fiscal agent on or prior to that due date, “Relevant Date” means the date, after the full amount of such moneys are received, on which notice is duly published as described below under “— Redemption”.

Where a bond is held through a participant of an international clearing organization or a financial intermediary, each of which we refer to as a “Participant”, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner of the bond is
•
an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JICA) or

•
a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation of Japan, and the Cabinet Order, which we refer to as a “designated financial institution”, that beneficial owner must, at the time it entrusts a Participant with the custody of the bond, provide certain “interest recipient information” prescribed by the Act on Special Measures Concerning Taxation of Japan to enable the Participant to establish that the beneficial owner is exempted from the requirement for Taxes to be withheld or deducted, and advise the Participant if that beneficial owner ceases to be so exempted (including the case where the beneficial owner who is an individual non-resident of Japan or a non- Japanese corporation became a Specially-Related Party of JICA).
Where a bond is not held by a Participant, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner is
•
an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JICA) or

•
a designated financial institution,

that beneficial owner must, prior to each time it receives interest, submit to the fiscal agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) in the form obtainable from the fiscal agent. The written application for tax exemption must state, among other things,
•
the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner,

•
the title of the bond,

•
the relevant interest payment date,

•
the amount of interest and

•
the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with the documentary evidence regarding its identity and residence.

Redemption
We may redeem all, but not less than all, of the bonds if (i):
•
there is any change in or amendment to the laws or treaties, or any regulations or rulings promulgated under the laws or treaties, of Japan or any political subdivision or taxing authority of Japan or

•
there is any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction, which change, amendment, application or interpretation becomes effective on or after the date we issued the bonds and causes us to pay any additional amounts, as described above under “— Additional Amounts”, and (ii) we cannot avoid the obligation to make such payments by taking reasonable measures available to us.
Before we can redeem the bonds, we must:
•
give the holders of the bonds at least thirty (30) days’ notice and not more than sixty (60) days’ notice in the manner described in “— Notices” below and

•
deliver to the fiscal agent a legal opinion of our counsel or an opinion of a tax consultant confirming that the conditions that must be satisfied for redemption have occurred.

The redemption price for each bond will be equal to 100% of the principal amount of the bond plus accrued interest to the date of redemption and any additional amounts we are required to pay, as described above under “— Additional Amounts”, and will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time on the fifteenth day before the redemption occurs.

Form, Denominations and Registration
All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, in fully registered permanent global form without interest coupons attached, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. A beneficial interest in the international global bond may at all times be held only through Euroclear and Clearstream.
Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, in fully registered permanent global form without interest coupons attached, which will be registered in the name of Cede & Co., as nominee for DTC, and which will be deposited on or about •, 2026 with U.S. Bank Trust Company, National Association, as custodian for DTC. In the event there is more than one DTC global bond, they shall collectively be referred to as the DTC global bond.
The international global bond has been assigned a Common Code number of • and an ISIN number of
•. The DTC global bond has been assigned a Common Code number of •, an ISIN number of • and a CUSIP number of •.
Beneficial interests in the global bonds will be represented, and transfers will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear or Clearstream. Such beneficial interests will be in denominations of $200,000 and integral multiples of $2,000 in excess thereof. You may hold bonds directly through DTC, Euroclear or Clearstream, if you are a participant in these systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books at their respective depositaries, which in turn can hold such securities in customers’ securities accounts in the depositaries’ names on the books of DTC.
Persons who are not DTC, Euroclear, or Clearstream participants may beneficially own bonds held by DTC and the nominee of the common depositary for Euroclear and Clearstream only through direct or indirect participants in DTC, Euroclear, or Clearstream. So long as Cede & Co., as the nominee of DTC, and the nominee of the common depositary for Euroclear and Clearstream are the registered owners of the global bonds, Cede & Co. and the nominee of the common depositary for Euroclear and Clearstream for all purposes will be considered the sole holders of the bonds under the fiscal agency agreement and the bonds. Except as provided below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bonds in definitive form and will not be considered the holders thereof under the fiscal agency agreement or the bonds. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the bonds for the amount so paid. Accordingly, any person owning a beneficial interest in the global bonds must rely on the procedures of DTC, Euroclear or Clearstream, and, if such person is not a participant in DTC, Euroclear, or Clearstream, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of bonds. We understand that, under existing industry practice, in the event that any owner of a beneficial interest in the DTC global bonds desires to take any action that Cede & Co., as the holder of the global bonds, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the bonds through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the U.S. dollar-denominated bonds.
The fiscal agent will not charge you any fees for the bonds, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed bonds. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Payment
Owners of beneficial interests in the global bonds will receive all payment in U.S. dollars.
Payment of principal and interest on the global bonds will be made to DTC and the common depositary for Euroclear and Clearstream, or the nominee thereof, as the case may be, as the registered owner of the global bonds.
Upon receipt of any payment of principal of or interest on the global bonds, DTC will credit its participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global bonds as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in the global bonds held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name”. Payments by DTC participants to owners of beneficial interests in the global bonds held through such participants will be governed by standing instructions and customary practices.
Distributions with respect to bonds held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary.
Neither we nor the fiscal agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
If a date for payment of principal or interest on the bonds falls on a day that is not a business day, then the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.
Further Issues
We may from time to time, without notice to or the consent of the registered holders of the bonds, create and issue further bonds ranking pari passu with the bonds in all respects, or in all respects except for
•
the payment of interest accruing prior to the issue date of any further bonds or

•
the first payment of interest following the issue date of any further bonds,

so that those further bonds would be consolidated and form a single series with the bonds and would have the same terms as to status, redemption or otherwise as the bonds. Any further bonds will be issued subject to a supplement to the fiscal agency agreement.
Prescription
Bonds will become void unless surrendered for payment within a period of ten years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by the fiscal agent on or prior to such due date, the date on which the full amount of such money having been so received, notice to that effect shall have been given to the holders.
Meeting of Bondholders
The fiscal agency agreement does not contain provisions for convening meetings of holders of the bonds.
Exchange of Interests in Global Bonds for Bond Certificates
Except in the limited circumstances described below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bond certificates in definitive registered form and will not be considered owners or holders thereof under the fiscal agency agreement.
Registration of title to DTC bonds initially represented by the DTC global bond in a name other than DTC or successor depositary or one of their respective nominees will not be permitted unless such depositary notifies us that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the DTC global bond or ceases to be a “clearing agency” registered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is at any time no longer eligible to act as such, and we are unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of such depositary, in which case notice will be given as described below in “— Notices”.
Registration of title to international bonds initially represented by the international global bond in a name other than the common depositary for Euroclear and Clearstream will not be accepted unless Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business, in which case notice will be given as described below in “— Notices”.
We may also at any time and in our sole discretion determine not to have any of the bonds represented by the global bonds. In such event, we will issue or cause to be issued bonds in definitive registered form in exchange for the bonds represented by the global bonds. Such bonds issued in definitive registered form will be issued only in fully registered form, without coupons, in denominations of $200,000 and integral multiples of $2,000 in excess thereof. Any bonds so issued will be registered in such names, and in such denominations, as DTC, Euroclear or Clearstream, as the case may be, shall request. Such bonds may be presented for registration of transfer or exchange at the office of the fiscal agent or one of its agents in the City of New York or London, and principal thereof and interest thereon will be payable at such office of the fiscal agent, provided that interest thereon may be paid to the registered holders of the definitive registered bonds as described below. Exchange of the global bonds for definitive registered bonds will be made free of charge for the bondholders.
Distribution of principal of and interest on any definitive registered bonds will be made by the fiscal agent directly to registered holders of the definitive registered bonds in accordance with the procedures described in this Supplement and in the fiscal agency agreement. Interest payments and any principal payments on each payment date will be made to holders of the definitive registered bonds in whose names the definitive registered bonds were registered at the close of business on the related record date. Distributions will be made by wire transfer or by check mailed to the addresses of such holders as they appear on the register maintained by the fiscal agent. The final payment on any definitive registered bond, however, will be made only upon presentation and surrender of such definitive registered bond at the office of the fiscal agent on a payment date that is a business day in the place of presentation. The fiscal agent will provide notice to registered holders mailed not later than fifteen (15) days before such final distribution.
Definitive registered bonds will be transferable and exchangeable at the offices of the fiscal agent or at the offices of our other agents in the City of New York or London. No service charge will be imposed for any registration of transfer or exchange, but the fiscal agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. Neither the fiscal agent nor any transfer agent will be required to (a) exchange or register the transfer of any definitive registered bonds selected for redemption, or (b) exchange or register the transfer of definitive registered bonds for the period from the record date preceding the due date for any payment to the payment date with respect to such definitive registered bonds.
Notices
All notices will be published in a daily newspaper in English of general circulation in London (expected to be the Financial Times) and in New York City (expected to be The Wall Street Journal), provided that for so long as any bonds are represented by the global bond, notices may be given by delivery of the relevant notice to DTC, Euroclear and Clearstream, for communication by them to their respective participants in substitution for publication in any such newspaper. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper selected by us with general circulation in the respective market regions. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

GLOBAL CLEARANCE AND SETTLEMENT
Although DTC, Euroclear and Clearstream have agreed to the procedures provided below in order to facilitate transfers of bonds among their participants, they are under no obligation to perform these procedures and they may modify or discontinue these procedures at any time. None of JICA, Japan, the fiscal agent, any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the United States Securities Act of 1933, as amended (the “Securities Act”), will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the agreements described below.
DTC, Euroclear and Clearstream have advised as follows:
The Clearing Systems
DTC
DTC is:
•
a limited purpose trust company organized under the laws of the State of New York;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include:
•
Euroclear and Clearstream;

•
securities brokers and dealers;

•
banks;

•
trust companies; and

•
clearing corporations.

DTC participants also may include certain other organizations such as the underwriters. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.
Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of an owner of a beneficial interest in the global bonds to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global bonds to such persons may be limited. In addition, beneficial owners of bonds through the DTC system will receive distributions of principal and interest on the bonds only through DTC participants.
Euroclear and Clearstream
Euroclear and Clearstream hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations and include certain of the underwriters. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.
Initial Settlement
Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.
Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same- day funds on the settlement date.
Secondary Market Trading
Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any bonds where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
Trading between DTC participants
Secondary market sales of book-entry interests in the DTC bonds between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations if payment is effected in U.S. dollars, or free of payment if payment is not effected in U.S. dollars. Where payment is not effected in U.S. dollars, separate payment arrangements outside DTC are required to be made between the DTC participants.
Trading between Euroclear and/or Clearstream participants
Secondary market sales of book-entry interests in the bonds held through Euroclear or Clearstream to purchasers of book-entry interests in the international bonds through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in registered form.
Trading between DTC seller and Euroclear or Clearstream purchaser
When book-entry interests in bonds are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC global bond to the account of a Euroclear or Clearstream accountholder wishing to purchase a beneficial interest in an international global bond, the DTC participant will deliver instructions for delivery to the relevant Euroclear or Clearstream accountholder to DTC by 12:00 noon, New York City time, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder. On the settlement date, the custodian, U.S. Bank Trust Company, National Association, will instruct the fiscal agent to:
•
decrease the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bonds; and

•
increase the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond. Book-entry interests will be delivered free of payment to Euroclear or Clearstream as the case may be, for credit to the relevant accountholder on the first business day following the settlement date.

Trading between Euroclear or Clearstream seller and DTC purchaser
When book-entry interests in the bonds are to be transferred from the account of a Euroclear or Clearstream accountholder to the account of a DTC participant wishing to purchase a beneficial interest in the DTC global bond, the Euroclear or Clearstream participant must send to Euroclear or Clearstream delivery free of payment instructions by 7:45 p.m., Luxembourg time, one business day prior to the settlement date. Euroclear or Clearstream, as the case may be, will in turn transmit appropriate instructions to the common depositary for Euroclear and Clearstream and the fiscal agent to arrange delivery to the DTC participant on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder, as the case may be. On the settlement date, the common depositary for Euroclear and Clearstream will:
•
transmit appropriate instructions to the custodian, U.S. Bank Trust Company, National Association, who will in turn deliver such book-entry interests in the bonds free of payment to the relevant account of the DTC participants; and

•
instruct the fiscal agent to:

•
decrease the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond; and

•
increase the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bond.

So long as the international global bond is held on behalf of Euroclear and Clearstream or on behalf of any other clearing system, referred to as an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the international global bond may be given by delivery of the relevant notice to Euroclear, Clearstream or the alternative clearing system, as the case may be, and so long as the DTC global bond is held on behalf of DTC, or an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the DTC global bond may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

TAXATION
Additional United States Taxation Considerations
This section supplements and to the extent inconsistent, supersedes the description in the SEC Base Prospectus under “Taxation — U.S. Taxation” of the material United States federal income tax consequences of owning the bonds we are offering, and is subject to the limitations and exceptions set forth therein.
Please consult your own tax advisor concerning the consequences of owning these bonds in your particular circumstances under the U.S. Internal Revenue Code and the laws of any other taxing jurisdiction.
Foreign Tax Credits
Interest paid by JICA on the Debt Securities is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder and, depending on your circumstances, will be “passive”, “general” or “foreign branch” income for purposes of computing foreign tax credits.
Foreign Account Tax Compliance Act
We do not expect the provisions of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder commonly known as “FATCA” to apply to the bonds we are offering.
Backup Withholding and Information Reporting
If you are a non-corporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:
•
payments of principal and interest on a Debt Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•
the payment of proceeds from the sale of a Debt Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:
•
fails to provide an accurate taxpayer identification number,

•
is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•
in certain circumstances, fails to comply with applicable certification requirements.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement which we entered into on
•, 2026 (New York City time)/•, 2026 (Tokyo time), we have agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Daiwa Capital Markets Europe Limited, Barclays Bank PLC, Goldman Sachs International and HSBC Bank plc are acting as representatives, has severally agreed to purchase, the principal amount of bonds set forth opposite its name below:
Underwriter	Principal Amount Bonds
Daiwa Capital Markets Europe Limited	$	•
Barclays Bank PLC		•
Goldman Sachs International		•
HSBC Bank plc		•
Total	$	•
The underwriters are obligated to purchase all of the bonds if they purchase any of the bonds.
The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriters propose to offer the bonds directly to the public at the price set forth on the cover page of this Supplement. After the bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.
We are offering the bonds for sale only in those jurisdictions in the United States, Canada, Europe and Asia other than Japan (subject to certain exceptions) where it is legal to make such offers.
Certain of the underwriters have agreed to act through their respective U.S. affiliate or other U.S. broker-dealer when offering the bonds for sale in the United States.
The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan and are subject to the Act on Special Measures Concerning Taxation of Japan. Each underwriter has represented and agreed that, (I) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any bonds in Japan, or to any person resident in Japan for Japanese securities law purposes (including any corporation or entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan; and, (II) it has not offered or sold, and will not offer or sell as part of its initial distribution at any time, any of the bonds to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (a) an individual resident of Japan or a Japanese corporation, nor (b) an individual non- resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JICA as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation of Japan.
Each of the underwriters has represented and agreed that the bonds subscribed by it will be subscribed by it as principal.
The bonds will not be offered, sold or delivered, directly or indirectly, and neither this Supplement, the SEC Base Prospectus, nor any other offering material relating to the bonds will be distributed, in or from any jurisdiction outside the United States except under the circumstances that will result in compliance with applicable laws and regulations.
Each underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any bonds in circumstances in which section 21(1) of the FSMA does not apply to JICA or Japan; and each underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.
The bonds may not be offered, sold or otherwise made available to, and will not be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation
Each underwriter has represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any bonds to any retail investor in the United Kingdom. For the purposes of this provision:
(a)   the expression “retail investor” means a person who is either one (or both of the following):
(i)   not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or
(ii)   not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024; and
(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to buy or subscribe for the bonds.
This Supplement and the SEC Base Prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Supplement and the SEC Base Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA, and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore.
Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
The bonds are a new issue of securities with no established trading market. We have been advised by the representatives of the underwriters that the representatives intend to make a market in the bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the bonds. If an active public trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected.
In connection with the offering, the underwriters may purchase and sell the bonds in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of bonds than it is required to purchase in the offering. The underwriters may close out any short position by purchasing bonds in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the bonds in the open market prior to the completion of the offering. Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the bonds. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the bonds. As a result, the price of the bonds may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise. Neither JICA nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the bonds. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Our expenses in connection with this offering are estimated to be approximately $• which include our reimbursement of certain of the underwriters’ expenses in connection with this offering, which are estimated to be approximately $•.
We and Japan have agreed severally to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of certain liabilities.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with JICA, Japan or their affiliates. JICA may engage in a hedging transaction directly or indirectly with one or more of the underwriters in connection with the bonds offered hereby. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.
Such investments and securities activities may involve securities and/or instruments of JICA, Japan or their affiliates. Certain of the underwriters or their affiliates that have a lending relationship with JICA or Japan routinely hedge their credit exposure to JICA or Japan consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Delivery of the bonds will be made on or about •, 2026, which is the fifth business day following the date of the prospectus supplement filed on •, 2026 (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds prior to the settlement date may be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

VALIDITY OF SECURITIES
Anderson Mori & Tomotsune will pass upon the validity of the bonds and the guarantee of such bonds, and all other matters of Japanese law and procedure on behalf of JICA and Japan. Morrison & Foerster LLP will pass upon the validity of the bonds and the guarantee of such bonds on behalf of the underwriters as to New York law. In giving their opinions, Morrison & Foerster LLP may rely as to all matters of Japanese law and procedure on the opinion of Anderson Mori & Tomotsune, and Anderson Mori & Tomotsune may rely as to matters of New York law upon the opinion of Morrison & Foerster LLP.
AUTHORIZED AGENTS IN THE UNITED STATES
The authorized agent in the United States for JICA, for purposes of the United States Securities Act of 1933, as amended, is TAIRA Yasushi, whose address is: JICA USA Office, 1776 I Street, N.W., Suite 895, Washington, D.C. 20006. The authorized agents for Japan are ITO Koichi, AZUMI Hisashi and MIGITA Naomichi, located at Ministry of Finance, Consulate General of Japan in New York, 299 Park Avenue, 18th Floor, New York, NY 10171 and SHIMOTAKAHARA Toru, located at Embassy of Japan, 2520 Massachusetts Avenue, N.W., Washington, D.C. 20008.
EXPERTS
The financial statements of the general account and the finance and investment account of JICA appearing in JICA’s Annual Reports (Form 18-K) for the years ended March 31, 2024 and 2025, have been audited by Ernst & Young ShinNihon LLC, independent auditor, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

GENERAL INFORMATION
Approval in-principle has been received for the listing and quotation of the bonds on the SGX-ST. For so long as the bonds are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global certificate for the international global bonds or, as the case may be, the DTC global bonds is exchanged for definitive certificates, we will appoint and maintain a paying agent in Singapore, where the definitive certificates in respect of the bonds may be presented or surrendered for payment or redemption. In addition, in the event that the global certificate for the international global bonds or, as the case may be, the DTC global bonds is exchanged for definitive certificates, an announcement of such exchange will be made by or on behalf of JICA through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive certificates, including details of the paying agent in Singapore.
Except as disclosed in “Summary Financial Information” on pages S-19 to S-23 of this Supplement, there has been no significant change in our financial position since March 31, 2025, the date of the most recent published English language financial statements of JICA.
Except as disclosed in “Recent Developments” on pages S-15 to S-52 of this Supplement, there has been no significant change in Japan’s public finance and trade data since March 31, 2025.
On •, 2026 (Tokyo time), the Minister of Finance of Japan or the Minister of Finance ad interim of Japan is expected to consent to give Japan’s guarantee with respect to the bonds, upon our application dated •, 2026.
The issue of the bonds was authorized by the President of JICA on •, 2026.
The bonds have been accepted for clearance through DTC, Euroclear and Clearstream. (Common Code for international global bond: •; Common Code for DTC global bond: •; CUSIP: •; ISIN for international global bond: •; ISIN for DTC global bond: •). The address of DTC is 140 58th Street, Brooklyn, NY 11220. The address of Euroclear is 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg.
We are not and have not been involved in any governmental, legal, or arbitration proceedings (including any such proceedings which are pending or threatened, of which we are aware) during the 12 months preceding the date of this Supplement which may have, or have had in the recent past, significant effects on JICA’s financial position.
Japan is not and has not been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which Japan is aware) during the 12 months preceding the date of this Supplement which may have, or have had in the recent past, significant effects on Japan’s financial position.
The contact address and telephone number for JICA for the purposes of this Supplement is Budget for Finance and Investment Account, and Capital Markets Division, Treasury, Finance and Accounting Department, JICA, Nibancho Center Building 5-25, Niban-cho, Chiyoda-ku, Tokyo 102-8012, Japan, telephone: 81-3-5226-9279.
The contact address and telephone number for Japan for the purposes of this Supplement is Market Finance Division, Financial Bureau, Ministry of Finance, 3-1-1 Kasumigaseki, Chiyoda-ku, Tokyo 100-8940, Japan, telephone: 81-3-3581-4111.
The Commission maintains an Internet site (http://www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission. Our Internet site is http://www.jica.go.jp. The information on the website is not incorporated by reference into this Supplement or the SEC Base Prospectus.

The names of JICA’s executive officers and auditors are as follows:
President
TANAKA Akihiko
Executive Senior Vice President
MIYAZAKI Katsura
Senior Vice Presidents
ANDO Naoki
YAHARA Masao
HARA Shohei
KOBAYASHI Hiroyuki
HAYAKAWA Yuho
MITSUI Yuko
YOSHIKAWA Yoshifumi
YOSHIDA Masahiro
Auditors
SANO Keiko
SEKIGUCHI Noriko
AKAHANE Takashi
All of the officers are engaged by JICA on a full-time basis except AKAHANE Takashi.
Where information in this Supplement has been sourced from third parties, this information has been accurately reproduced and as far as we are aware and able to ascertain from information published by such third parties, no facts have been omitted which would render the reproduced information inaccurate or misleading. The source of third party information is identified where used. We take responsibility for the correct reproduction and extraction of such third party information.
Copies of the final form of the fiscal agency agreement and the guarantee will be available, so long as any bonds are outstanding, for inspection at the specified offices of the fiscal agent in London.
The bonds will bear the following legends:
Interest payments on this security will generally be subject to Japanese withholding tax unless it is established that the security is held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non- resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JICA as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JICA”), (ii) a designated Japanese financial institution described in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a public corporation, a financial institution or a financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.
Interest payments on this security to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JICA will be subject to deduction in respect of Japanese income tax at a rate of currently 15.315 per centum of the amount of such interest.

P R O S P E C T U S
Japan International Cooperation Agency
(Issuer)
Japan
(Guarantor)
$2,000,000,000
Debt Securities

Japan International Cooperation Agency (“JICA”) may offer any combination of debt securities from time to time in one or more offerings. JICA will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission (the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 7, 2023.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that JICA and Japan filed with the Commission, under the U.S. Securities Act of 1933, as amended, utilizing a “shelf” registration process. Under this shelf registration process, JICA may sell any combination of the debt securities described in this prospectus (“Debt Securities”) in one or more offerings up to the total dollar amount registered with the Commission (or the equivalent in other currencies).
This prospectus provides a general description of the Debt Securities that JICA may offer. Each time JICA sells securities under this shelf registration process, JICA will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.
Issuance of any guarantee by Japan of any Debt Securities will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, each particular issue of Debt Securities will require authorization by Japan of any guarantee of such Debt Securities on a case-by-case basis.
A portion of the securities offered hereby may be offered and sold outside of the United States in transactions not subject to the registration requirements of the U.S. Securities Act of 1933, as amended.
None of JICA, Japan or the underwriters of the Debt Securities to which any particular prospectus supplement relates has authorized any dealer, salesman or other person to give any information or to make any representation not contained in this prospectus or such a prospectus supplement. If any such dealer, salesman or other person has given or made such information or representation, you must not rely upon such information or representation as having been authorized by JICA, Japan or such underwriters. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Debt Securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.
FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements. Statements that are not historical facts, including statements about JICA’s beliefs and expectations, are forward-looking statements. Forward-looking statements speak only as of the date they are made, and JICA undertakes no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties and actual results may differ materially from those contained in any forward-looking statements.

iii

WHERE YOU CAN FIND MORE INFORMATION
JICA and Japan have filed, or will file, annual reports, amendments to annual reports and other information with the Commission. These reports and amendments include certain financial, statistical and other information about JICA and Japan, and may be accompanied by exhibits. You may read and copy any document JICA and Japan file with the Commission at the Commission’s public reference at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. In addition, the Commission maintains an Internet site (www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission.
The Commission allows JICA and Japan to “incorporate by reference” the information JICA and Japan file with the Commission, which means that JICA and Japan can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. JICA and Japan incorporate by reference the documents listed below and any future filings made with the Commission to the extent such filings indicate that they are intended to be incorporated by reference:
•
JICA’s annual report on Form 18-K for the fiscal year ended March 31, 2022, filed on September 27, 2022.

•
Exhibit 2 to JICA’s annual report on Form 18-K for the fiscal year ended March 31, 2021, filed on September 27, 2021.

Each time JICA or Japan files a document with the Commission that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. JICA and Japan have not authorized anyone else to provide you with different or additional information. JICA and Japan are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates set forth on the respective cover pages of these documents.
You may request a copy of the annual reports, amendments to annual reports and other information mentioned above by writing or calling JICA. Written requests for such documents should be directed to Japan International Cooperation Agency, Nibancho Center Building 5-25, Niban-cho, Chiyoda-ku, Tokyo 102-8012, Japan, Attention: JICA Headquarters, Japan. JICA’s telephone number is 81-3-5226-9279. The Internet site of JICA is http://www.jica.go.jp. The information on the website is not incorporated by reference into this prospectus.

In this document all amounts are expressed in Japanese Yen (“¥” or “yen”), except as otherwise specified. The spot buying rate quoted on the Tokyo foreign exchange market on February 10, 2023 as reported by the Bank of Japan at 5:00 p.m., Tokyo time, was ¥130.45 = $1.00, and the noon buying rate on February 3, 2023 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was ¥131.07 = $1.00.
References herein to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year.

JAPAN INTERNATIONAL COOPERATION AGENCY
The following information should be read in conjunction with the information included in JICA’s annual report on Form 18-K for the fiscal year ended March 31, 2022 and any future periodic reports and amendments filed by JICA with the Commission.
Overview
JICA is an incorporated administrative agency established in October 2003 pursuant to the Act on General Rules for Incorporated Administrative Agencies and the Act of the Incorporated Administrative Agency — Japan International Cooperation Agency (the “JICA Act”). JICA’s main objective is to contribute to the promotion of international cooperation as well as the sound development of the Japanese and global economy by supporting the socioeconomic development, recovery or economic stability of developing regions. Following an overhaul in October 2008 (see “— History”), JICA is currently the sole implementing agency for all major Japanese Official Development Assistance (“ODA”) schemes, which are separated into three categories — Technical Cooperation, Grant Aid and Finance and Investment.
JICA is entirely owned by the Japanese government and is subject to control and supervision by the Minister for Foreign Affairs of Japan and the Minister of Finance of Japan. As of March 31, 2022, government investment by Japan contributed to ¥8,249 billion of net assets on the balance sheet of JICA’s Finance and Investment Account and the capital ratio, calculated as total net assets divided by total assets, was 70.99%.
History
JICA’s origins can be traced back to January 1954, with the establishment of the Federation of Japan Overseas Associations. In subsequent years, the Society for Economic Cooperation in Asia, Japan Emigration Promotion, Co., Ltd., Overseas Technical Cooperation Agency, Japan Emigration Service and Japan Overseas Cooperation Volunteers were established, each with the objective of fostering international cooperation. JICA was originally established in May 1974 as a special public institution (“Former JICA”) with the promulgation of the Act of Japan International Cooperation Agency. In December 2001, a reorganization and rationalization plan for special public institutions was announced by the Japanese government. Included in this reform plan was a measure transforming JICA into an incorporated administrative agency. This was put into effect by the JICA Act, and Former JICA was re-established as an incorporated administrative agency in October 2003.
Separately, in December 1960, the Overseas Economic Cooperation Fund Law was promulgated pursuant to which the Overseas Economic Cooperation Fund was established to take over management of the Southeast Asia Development Cooperation Fund from the Export-Import Bank of Japan (“JEXIM”). In April 1999, the Japan Bank for International Cooperation Law was promulgated, and the Japan Bank for International Cooperation (“JBIC”) was established, which succeeded the operations of the Overseas Economic Cooperation Fund and JEXIM.
JICA, in its current form, was established in October 2008 following the enactment in November 2006 of the Act for Partial Amendments to the Act of the Incorporated Administrative Agency — Japan International Cooperation Agency. Pursuant to such Act, the operations of Former JICA, Finance and Investment previously managed by JBIC and a portion of Grant Aid provided by the Ministry of Foreign Affairs of Japan (“MOFA”) were succeeded by JICA. MOFA remains responsible for directly providing Grant Aid in conjunction with the execution of diplomatic policies.
Mission and Vision
JICA announced its current mission (“JICA, in accordance with the Development Cooperation Charter, will work on human security and quality growth”) and vision (“Leading the world with trust”) in July 2017, in light of the changing international relations. JICA will seek to achieve its mission and vision by committing itself to achieving them with pride and passion, immersing itself in the relevant site (gemba) and working together with people on-site, planning and acting strategically with broad and long-term perspective, bringing together diverse wisdom and resources, and thinking innovatively to bring about unprecedented impact. JICA, with its partners, will seek to take the lead in forging bonds of trust across the world, aspiring for a free, peaceful and prosperous world where people can hope for a better future and explore their diverse potential.
Strategy
Mid-Term Objectives and Plan
In accordance with Article 30, Paragraph 1 of the Act on General Rules for Incorporated Administrative Agencies, JICA has established a mid-term plan for achieving its mid-term objectives during the five-year period that commenced on April 1, 2022. Operational focuses for JICA’s mid-term objectives and plans include, among others:
•
addressing key development agendas, such as achieving “quality-growth” and poverty eradication through such growth, sharing universal values and realizing a peaceful and secure society, building a sustainable and resilient international community by addressing global challenges; and

•
realizing the vision of a “Free and Open Indo-Pacific (FOIP)”, human resource development of future leaders of developing countries through “JICA Development Studies Program” and other programs, addressing climate change and environment conservation and contributing to Japan’s socio-economic revitalization and globalization.

Sustainable Development Goals
JICA has been working to contribute to peace, stability and the prosperity of the international community. JICA intends to proactively contribute to achieving the Sustainable Development Goals (SDGs), adopted at the UN summit in 2015, through its leadership.
JICA plans to play a key role in achieving the SDGs, making use of Japan’s own experience in the socioeconomic development of Japan and in cooperation for the development of the international community. Specifically, JICA plans to play a key role in achieving goals for zero hunger, health, education, water/sanitation, energy, economic growth, industry/infrastructure, sustainable cities, climate actions and forests/biodiversity.
JICA intends to use Japan’s own knowledge, introduce innovations and collaborate with local and international partners in order to accelerate the achievement of the SDGs. For example, see “— Recent Developments — Measures to Address Climate Change.”
Recent Developments
Response to COVID-19
The rapid spread of COVID-19 has threatened the health and livelihoods of people across the world. The pandemic has damaged global economies, pushed millions of additional people into extreme poverty and negatively impacted future generations by disrupting their opportunities to receive education. Under JICA’s mission to achieve “human security”, JICA has long contributed to efforts for improving healthcare systems in developing countries including measures to combat infectious diseases. In the early twentieth century, Dr. NOGUCHI Hideyo, a Japanese scientist, worked hard to find the major causes of disease transmission. In his name, Ghana established the Noguchi Memorial Institute for Medical Research with Japan’s cooperation, including JICA’s technical support since 1986. This institute has not only conducted 80% of Ghana’s PCR testing to diagnose COVID-19 at the peak of its pandemic, but has also been training laboratory technicians in West Africa.
JICA has been responding to the urgent needs of developing countries under the unprecedented global crisis caused by the COVID-19 pandemic by fully utilizing its human resources and organizational networks, which have been developed over the years of its operations. JICA’s initiatives include provision of cold-chain equipment for transporting vaccines, supporting local production of safe PPE (personal protective equipment) for health workers, provision of water treatment chemicals, raising community awareness for hygiene and sanitation and capacity enhancement for testing and diagnosis. In addition, graduates of JICA’s training program are addressing the COVID-19 pandemic in their assigned countries.
As of March 31, 2022, JICA had extended COVID-19 Crisis Response Emergency Support Loans to 14 countries totaling around 379.5 billion yen in the aggregate, pursuant to which it aims to mitigate the negative social and economic impact of the COVID-19 pandemic by providing budgetary support.
JICA also launched “JICA’s Initiative for Global Health and Medicine” to strengthen its work in protecting people’s lives while supporting Japan’s development policy and international efforts to achieve the pledge of “leaving no one’s health behind.” Under this initiative, JICA will take a holistic approach by focusing on prevention, precaution and treatment, and plans to provide support for infrastructural development by leveraging Japan’s experiences.
Measures to Address Climate Change
In its sustainability report pubslihed in November 2022, JICA outlined the following strategies, measures and policies to address climate change.
As a key partner to developing countries, JICA aims to lead sustainable development by promoting climate cooperation in support of transitioning to a decarbonized and climate-resilient society. Through these efforts, JICA contributes to the achievement of the Paris Agreement, which is an international treaty for achieving the objectives of the United Nations Framework Convention on Climate Change (UNFCCC); other multilateral environmental/climate-related conventions (such as the Convention on Biological Diversity, a legal framework for the conservation of biological diversity, the sustainable use of the components of biological diversity and the fair and equitable sharing of the benefits arising out of the utilization of genetic resources; the United Nations Convention to Combat Desertification, a legal framework set up to address desertification and the effects of drought; and the Sendai Framework for Disaster Risk Reduction, which provides United Nations Member States with concrete actions to protect development gains from the risk of disaster); associated SDGs; and other related initiatives led by the Japanese government (notably, the Osaka Blue Ocean Vision, through which Japan aims to reduce additional pollution by marine plastic litter and supports developing countries’ efforts in connection with the same).
Specifically, JICA has set forth the following actions as a focus:
•
Promoting implementation of the Paris Agreement by supporting developing partner countries in the planning and implementation of climate change policies and measures, along with the development of greenhouse gas (GHG) inventories and transparency frameworks, as well as by facilitating access to climate finance.

•
Advancing co-benefit climate change solutions that contribute to both addressing development challenges and combating climate change by promoting projects in the following sectors: energy, urban development, transportation, forest and other natural environment conservation, agriculture, environmental management, disaster prevention, water resource management, and healthcare.

JICA has also made efforts to combat climate change, including through sector specific strategies in the energy and agriculture sectors.
With respect to project implementation, JICA emphasizes measures including:
•
Collaboration with various stakeholders;

•
Mobilizing additional finance (via collaboration with the private sector or other funding sources, such as the Green Climate Fund (GCF));

•
Utilizing knowledge and technology from Japan and other countries;

•
Strategic dissemination of information;

•
Inter-city and intra-regional collaboration/cooperation; and

•
Innovation, such as via digital transformation (DX).

JICA identifies and assesses climate risks (hazards, exposures, and vulnerabilities) in its cooperation projects and considers necessary measures at the project formulation stage. Specifically, the “JICA Climate-FIT” tool, which is a methodology that aims to grasp the business effects of projects supported by JICA, is used by JICA to assess the climate risk of all of its projects and to examine the possibility of incorporating activities that further strengthen climate change countermeasures, such as mitigation and adaptation. In the project planning stage, JICA may provide assistance through its preparatory surveys, which are undertaken at the preparation stage of a project, either to set a development goal for cooperation and draft suitable cooperation scenarios for attaining such goal or to identify and formulate individual projects and basic plans for such projects. In addition to other procedures related to climate risk, JICA also enhances the climate-related capacity of recipient countries through measures such as improving institutional frameworks, policies and its enforcement capacity through first-hand technical cooperation.
As indicated by the G7 Leaders’ Communiqué from the June 2022 meeting of the Leaders of the Group of Seven (G7), Japan has ended new direct government support for unabated international thermal coal power generation by the end of 2021. In addition, recognizing the importance of national security and geostrategic interests, Japan has committed to end new direct public support for the international unabated fossil fuel energy sector by the end of 2022, except in limited circumstances clearly defined by each country consistent with a 1.5°C warming limit and the goals of the Paris Agreement.
JICA operates in accordance with such Japanese government policies.

JAPAN
The following information updates information in Japan’s annual report on Form 18-K for the fiscal year ended March 31, 2022 and should be read in conjunction with any future periodic reports and amendments filed by Japan with the Commission. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.
GENERAL
Area and Population
Japan, an archipelago in the western Pacific, consists of four main islands (Hokkaido, Honshu, Kyushu and Shikoku) which are mostly mountainous located in the same approximate range of latitude as the east coast of the United States north of Florida. The total area of Japan is approximately 146,000 square miles, which is slightly less than that of California and about 4% of the United States. It is bordered by the Sea of Japan to the west and north, and by the Pacific Ocean to the east and south.
Japan has a total population of approximately 125 million (estimated as of January 1, 2023). It has one of the highest population densities in the world and approximately 24.2% of its people (estimated as of October 1, 2021) are concentrated in three metropolitan areas (Tokyo, Osaka and Nagoya). Japan’s rate of population decrease during the years 2017-2021 was 1.1%. Japan’s population decreased 0.5% during the 12 months ended October 1, 2021 (estimated as of October 1, 2021).
Government
The legislative power in Japan is vested in the Diet, which currently consists of a House of Representatives having 465 members and a House of Councillors having 248 members. Members of both houses are elected by direct universal suffrage, except that some members of each house are elected by proportional representation. The power of the House of Representatives is superior to that of the House of Councillors in respect of approving certain matters including the national budget and electing the Prime Minister.
The executive power is vested in the Cabinet consisting of a Prime Minister, elected by the Diet from among its members, and other Ministers appointed by the Prime Minister, a majority of whom must be members of the Diet. The judicial power is vested in the Supreme Court and such lower courts as are established by law.
Japan’s 47 prefectures, and its cities, towns and villages, have a certain degree of local autonomy through popularly elected legislative bodies and chief executives. The central government exercises its influence on local governments indirectly through financial aid and prescribing standards of local administration.
Political Parties
Members of the House of Representatives are elected for four-year terms unless the House of Representatives is dissolved prior to expiration of their terms. The House of Representatives was dissolved on October 14, 2021, and an election was held on October 31, 2021. 289 members were elected from single-member districts and 176 members were elected through a proportional representation process from 11 regional districts. Pursuant to a revision of the Public Offices Election Act in July 2018, the number of seats in the House of Councillors was increased to 248 from 242. The members are elected for six-year terms with one-half of the membership being elected every three years. In an election in July 2022, 124 members were elected, of which 50 members were elected through a proportional representation system and 74 members were elected from 45 districts that correspond to the 47 prefectures of Japan. Currently, the House of Councillors consists of 124 members whose term expires in July 2025 and 124 members whose term expires in July 2028.

The following tables set forth the membership by political party of the House of Representatives as of January 18, 2023 and the House of Councillors as of January 25, 2023.
House of Representatives
Liberal Democratic Party	260
The Constitutional Democratic Party of Japan and the Independent	97
Nippon Ishin (Japan Innovation Party)	40
Komeito	32
Democratic Party For the People	10
Japanese Communist Party	10
Yushi no Kai	5
REIWA SHINSENGUMI	3
Independents	5
Vacancies	3
Total	465

Source: House of Representatives.
House of Councillors
Liberal Democratic Party	118
The Constitutional Democratic Party of Japan and Social Democratic Party	40
Komeito	27
Nippon Ishin (Japan Innovation Party)	21
Democratic Party For the People and The Shin-Ryokufukai	13
Japanese Communist Party	11
REIWA SHINSENGUMI	5
NHK Party	2
Okinawa Whirlwind	2
Independents	9
Vacancies	0
Total	248

Source: House of Councillors.
Leadership
Japan’s current Prime Minister is KISHIDA Fumio, a member of the Liberal Democratic Party of Japan and member of the House of Representatives in the Diet. KISHIDA Fumio was elected as Japan’s 100th Prime Minister on October 4, 2021, succeeding the former Prime Minister SUGA Yoshihide.
International Organizations
Japan is a member of the United Nations and other international organizations, including the International Monetary Fund, International Bank for Reconstruction and Development, International Development Association, International Finance Corporation, International Fund for Agricultural Development, Multilateral Investment Fund, Multilateral Investment Guarantee Agency, Asian Development Bank, African Development Bank, African Development Fund, European Bank for Reconstruction and Development, Inter-American Development Bank and Inter-American Investment Corporation. See “— Subscriptions to International Financial Organizations”.

International Trade Agreements
Japan signed an agreement to join the Trans-Pacific Partnership, or TPP, on February 4, 2016. Upon the ratification of the TPP, Japan and the other participating countries planned to not only eliminate tariffs on products but also liberalize services and investment, and establish rules in a wide range of fields, including intellectual property, e-commerce and the environment. Although Japan ratified the TPP on January 20, 2017, the United States announced its formal withdrawal from the TPP on January 23, 2017. On March 8, 2018, Japan and ten other countries excluding the United States signed the Comprehensive and Progressive Agreement for Trans-Pacific Partnership, pursuant to which each signatory country agreed to start the necessary preparations for the implementation of the TPP. The Comprehensive and Progressive Agreement for Trans-Pacific Partnership entered into force for Japan, Mexico, Singapore, New Zealand, Canada, and Australia on December 30, 2018, for Vietnam on January 14, 2019, for Peru on September 19, 2021 and for Malaysia November 29, 2022. On February 1, 2021, the United Kingdom formally applied to join the TPP. Japan intends to facilitate the process of commencing negotiations with the United Kingdom pursuant to the application procedures under the TPP and in cooperation with the other members.
Japan has also entered into Economic Partnership Agreements, or EPAs, with various countries, including Singapore, Mexico, Malaysia, Chile and Thailand. As of June 2022, Japan had entered into a total of 21 EPAs (including the TPP) with 24 countries and regions. Pursuant to the EPAs, Japan will collaborate comprehensively with the counterparties to, among other things, reduce or eliminate tariffs, grant most-favored-nation status in the fields of investment, services and government procurement and expedite patent review and enhance patent protection in the field of intellectual property.
Japan is also a member of international organizations which are based on international trade treaties and other agreements which seek to promote free trade in the international market, including the following: the World Trade Organization, the Organization for Economic Co-operation and Development, the World Customs Organization and the International Trade Centre.

The following is a map of Japan, illustrating its location with respect to neighboring countries:

MAP OF JAPAN

Road
Outer limits of Japanese territory
Boundary, etc. between the land area whose attribution has not yet been determined and other nations
City
Distance from Tokyo
Map Projection : Azimuthal equidistant projection
Standard point : Origin of the Japanese Horizontal Control Network (Minato City, Tokyo) 35° 39′ 29″ N 139° 44′ 29″ E
Bathymetry is taken from the GEBCO Digital Atlas.
0 100 200 300 400 500km
SEA OF OKHOTSK
SAKHALIN
KURILE ISLANDS
The most northern end of Japan
Etorofu Is.
Kunashiri Is.
Rebunto Is.
Asahikawa
Sapporo
Kushiro
Hakodate
Aomori
Akita
Morioka
Sendai
Niigata
Nagano
Utsunomiya
Tokyo
Kanazawa
Matsue
Kyoto
Nagoya
Osaka
Hiroshima
Fukuoka
Matsuyama
Kagoshima
Naha
SEA OF JAPAN
Takeshima
OKI ISLANDS
TSUSHIMA ISLANDS
Tsushima Strait
Hizen-Torishima Is.
IZU ISLANDS
Hachijojima Is.
JAPAN
NORTH PACIFIC OCEAN
Torishima Is.
Yakushima Is.
EAST CHINA SEA
NANSEI ISLANDS
SENKAKU ISLANDS
Uotsuri Is.
Yonagunijima Is.
The most western end of Japan
Minami-Daitojima Is.
Oki-Daitojima Is.
Chichijima Is.
OGASAWARA ISLANDS
Ioto Is.
Minami-Ioto Is.
The most eastern end of Japan
Minami-Torishima Is.
The most southern end of Japan
Okinotorishima Is.
PHILIPPINE SEA
1000km
2000km

This map is compiled from 1:5,000,000 Japan and Its Surroundings (2017 Revised).
"Sea of Japan" is referred to as "Japan Sea" in the "Limits of Oceans and Seas" (S-23), published by the International Hydrographic Organization.

Geospatial Information Authority of Japan
Ministry of Land, Infrastructure, Transport and Tourism
Government of Japan

THE ECONOMY
General
Japan has a highly advanced and diversified economy, which has developed in response to changing conditions in Japan and the world. During the era of high economic growth in the 1960s and the early 1970s, the expansion was based on the development of heavy industries consuming large quantities of resources. During the 1980s, there was rapid growth in high value-added industries, such as electronics and precision instruments, which employ high level technology and consume relatively low quantities of resources. The service sector of the economy grew significantly during the 1980s and 1990s.
While the Japanese economy expanded during the period from 2002 to 2007, amidst that expansion, and prior to the global economic crisis of 2008, Japan continued to face several domestic economic difficulties. Among other things, domestic consumption contributed to the economic recovery to a lesser degree than was the case in prior economic growth periods. Also, despite the improving employment environment at the time, the average wage failed to grow appreciably. While those Japanese manufacturing companies with a global competitive edge achieved growth on the back of the favorable world economy, small-to-medium enterprises and non-manufacturing sectors realized only limited productivity growth and profitability. This in turn caused imbalance in the level of economic recovery among the different regions in Japan. In the longer term, Japan faced a declining population, mass retirement of the baby boomer generation, environmental/energy conservation agenda, and fiscal deficit problem. Against this backdrop, the subprime loan crisis in the United States and increases in the prices of energy and raw materials precipitated weakness in the global economy, caused the Japanese economy to deteriorate. Throughout JFY 2008, the global economy continued to worsen, as the collapse of several major financial institutions in the United States and other factors contributed to a credit tightening, volatility in stock, currency and other markets, loss of consumer confidence and decrease in business and industrial activities on a global basis. The Japanese economy was also adversely affected by these factors, especially as Japan’s export sector was hit by the decline in global demand and appreciation of the yen against other major currencies. After February 2008, Japan had entered a recession. The Japanese economy in JFY 2010 picked up, despite a difficult situation where the unemployment rate remained at a high level.
On March 11, 2011, just as the Japanese economy was in a transition from the state of stagnation to recovery, the Great East Japan Earthquake (the “Earthquake”) struck Japan. As a result, the Japanese economy posted negative growth for the first and second quarter in 2011. Unlike the cases of the Great Hanshin-Awaji Earthquake in 1995 or Hurricane Katrina in 2005, personal consumption declined on a nationwide basis, with consumer sentiment deteriorating sharply after the Earthquake. The Earthquake had a severe impact on production in Japan through the shutdown of damaged factories, disruptions of the supply chains and power supply constraints. In particular, the Earthquake affected Japan’s auto industry which depends on the Tohoku region for the supply of key parts including semiconductors and other electronic components. The supply constraints and the slower growth in corporate earnings in the aftermath of the Earthquake also put downward pressure on capital investment activities. The Earthquake was accompanied by a nuclear power plant accident, which not only caused power supply constraints but also had a chilling effect on certain business activities, such as in the tourism and leisure sectors. Following the Earthquake, the number of visitors to Japan from foreign countries dropped by approximately half from the monthly averages in the prior year. The Earthquake and its aftermath prompted the Government of Japan to compile a series of supplementary budgets to support reconstruction efforts. On May 2, 2011, a first supplementary budget of approximately ¥4 trillion was approved by the Diet to finance reconstruction relating to damages from the Earthquake and tsunami. The budget was aimed at disaster relief, including providing temporary housing, rebuilding of facilities and disaster assistance loans. On July 25, 2011, the Japanese government approved a second supplementary budget of approximately ¥2 trillion aimed at further disaster relief, including increasing the Contingency Reserve for Recovery from the Great East Japan Earthquake. On November 21, 2011, the Japanese government approved the third supplementary budget of approximately ¥12 trillion aimed at disaster relief, including provision of emergency support to people affected by the disaster and reconstruction of public utilities and facilities. On February 8, 2012, the Japanese government approved the fourth supplementary budget including the establishment of a government guaranteed ¥500 billion credit facility in response to the so-called “Overlapping Debt Problem”, whereby the burden of existing debt makes it difficult to raise funds for victims of the Earthquake. Thereafter, the Japanese government approved budgets of approximately ¥4 trillion for JFY 2012, ¥5 trillion for JFY 2013 and ¥4 trillion for JFY 2014 to finance reconstruction efforts.
The Earthquake and the nuclear disaster in Fukushima were followed by severe flooding that occurred at the end of July 2011 in Thailand, one of Japan’s largest trading partners for both exports and imports. The suspended operations of the local factories in Thailand suppressed Japan’s Thailand bound exports of goods including intermediary materials for cars and electronics and thereby adversely affected the Japanese economy.
Thus, JFY 2011 started in a very challenging environment, with the Earthquake seriously crippling the economy, which posted negative growth for the first quarter. Over time, the government and the people joined forces in an all-out effort to rebuild the social and economic infrastructure, facilitating a rapid recovery of the supply chains and helping the economy on a track to a gradual recovery. Since the summer of 2011, however, the rapid appreciation of the yen, the reduced external demand due to the Thai flooding (as described above) and deceleration in the world economy stemming from the European sovereign debt crisis kept such recovery to a modest level.
In December 2012, the Cabinet Office of the Government of Japan announced “Abenomics” (named after the former Prime Minister ABE Shinzo), an economic strategy of pursuing an expansionary monetary policy, a flexible fiscal policy and an economic growth agenda that promotes private investment, with the goal of achieving GDP growth and job creation. Pursuant to this strategy, specific measures to be implemented include accelerating reconstruction efforts in areas damaged by the Earthquake, increasing stimulus spending and subsidies aimed at strategically important sectors and utilizing a more flexible approach to economic and fiscal management. Other more recent Abenomics measures include the liberalization of electricity retail sales in April 2016 and the liberalization of gas retail sales in April 2017.
Additionally, in January 2013, the Government of Japan and the Bank of Japan (the “BOJ”) issued a joint statement announcing measures to overcome deflation and achieve sustainable economic growth with price stability in order to establish a sustainable fiscal structure and sound fiscal management. In March 2013, KURODA Haruhiko, former President of the Asian Development Bank, was appointed as governor of the BOJ. In April 2013, the BOJ announced its new quantitative and qualitative monetary easing policy, under which the BOJ is aiming to achieve a price stability target of 2% in terms of the year-on-year rate of change in the consumer price index at the earliest possible time, with a time horizon of about two years. Nominal GDP increased by 2.4% during JFY 2021, and the annual growth rate of real GDP was 2.5%. The Japanese Diet has passed comprehensive social security and tax reform, including an increase in the consumption tax rate from 5% to 8% in 2014, and from 8% to 10% in 2015. Accordingly, the consumption tax rate was increased to 8% in April 2014. The increase in the consumption tax rate from 8% to 10% was postponed but introduced in October 2019. Due in part to this increase in the consumption tax, real GDP decreased during the fourth quarter of 2019 by 2.7% compared to the prior quarter. In addition to the increase in the consumption tax rate, as part of the tax reform, the effective corporate tax rate was reduced from 34.62% to 32.11% for JFY 2015 and it was further reduced to 29.97% for JFY 2016 and to 29.74% for JFY 2018.
The Japanese economy faces certain challenges. Challenges for the Japanese economy include, as further described herein, an increased dependence on LNG and other energy imports as a result of the nuclear accident at the Fukushima Daiichi Nuclear Plant and suspension of operations at other nuclear power plants and, over the long term, demographic challenges, such as the decline in the labor market due to the population aging and decreasing population, and the high levels of public debt and associated debt servicing payments. In addition, the Japanese economy is also exposed to challenges due to the potential impact of political disputes, technology and trade tensions with or among major trading partners, including China and the United States, as well as the potential escalation of geopolitical risks associated with the Middle East, North Korea or other countries or regions, which may negatively impact Japan’s international trade and economy more generally.
In December 2019, the emergence of COVID-19 was reported in Wuhan, Hubei Province, China and COVID-19 has subsequently spread throughout the world, including in Japan. On January 30, 2020, the

World Health Organization declared COVID-19 a public health emergency of international concern and, on March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The COVID-19 pandemic is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict.
Economic activity in Japan has been significantly restricted by the COVID-19 pandemic and the measures implemented to slow the spread of the disease. Due primarily to the impact of the COVID-19 pandemic, real GDP decreased by 4.1% during JFY 2020 compared to the prior year. In response to this pandemic, the Japanese government and the BOJ have announced a number of fiscal, monetary and economic measures aimed at mitigating the resulting economic impact. While the COVID-19 pandemic is expected to continue to have a significant negative impact on the Japanese economy, the duration and extent of the economic impact of COVID-19 remain highly uncertain.
In order to slow the spread of COVID-19, the Japanese central and local governments have implemented a number of measures, including the declaration of multiple states of emergency by the Prime Minister of Japan. In addition, the emergence of a new COVID-19 variant in late 2021 prompted the Japanese government to re-impose international travel restrictions including closure of international borders to almost all foreign nationals and resulted in the introduction of certain other preventative measures. These restrictions had, and may further have in the future a severe impact on both business travel and inbound international tourism, an important and formerly growing sector of the Japanese economy. According to the Monthly Economic Report published by the Cabinet Office of Japan for January 2023 published on January 25, 2023, parts of the economy are showing weakness, while economic activity is recovering moderately as the impact of COVID-19 eases. Although many of the preventative measures such as restrictions on international travel have been recently relaxed, the number of infections continues to be high, and the duration and extent of the economic impact of COVID-19 still remain highly uncertain.
In addition, the global economy has recently been impacted by Russia’s large-scale military activity against Ukraine that was initiated in February 2022 and the related economic sanctions imposed on certain Russian entities and persons by many major countries. In particular, financial and commodity markets have experienced significant volatility and energy prices have sharply increased mainly due to concerns regarding disruptions in oil and natural gas supply. Driven in part by increases in energy prices as well as increases in raw materials prices, there has been a significant inflationary trend in consumer prices in many major economies including Japan, and monetary authorities in some major economies have been tightening monetary policy in response to this trend. Depending on how the conflict develops and any additional economic sanctions imposed on Russia, as well as the impact of inflation and monetary policy developments and economic conditions in Japan and globally may be negatively impacted for an uncertain period of time.
Specifically with respect to Japan, the year-on-year rate of increase in the consumer price index (the “CPI”) (all items less fresh food) is expected to be relatively high over the short term due to the effects of cost increases, led by a rise in import prices, being passed through to consumers. The Japanese government’s measures to reduce the household burden of higher gasoline prices, electricity charges, and manufactured and piped gas charges are expected to push down the year-on-year rate of change in the CPI (all items less fresh food) during the first half of fiscal 2023.
Thereafter, inflation is projected to moderately increase on the back of improvement in the output gap, rises in medium- to long-term inflation expectations and in wage growth and the waning effects of economic measures pushing down energy prices.
While it is not clear how inflation will affect the Japanese yen, consumer and industrial prices in Japan, it is possible that inflationary trends may negatively affect the Japanese economy.

Summary of Key Economic Indicators
The following tables set forth information regarding certain of Japan’s key economic indicators for the periods indicated:
	JFY 2017	JFY 2018	JFY 2019	JFY 2020	JFY 2021
	(yen amounts in billions, except percentages and index)
Percentage Changes of GDP from Previous Year
At Nominal Prices	2.0%	0.2%	0.0%	-3.5%	2.4%
At Real Prices(a)	1.8	0.2	-0.8	-4.1	2.5
Total Revenues of Consolidated General and Special Accounts	¥244,729	¥243,868	¥251,292	¥353,277	¥322,651
Total Expenditures of Consolidated General and Special Accounts	229,389	226,661	232,905	305,846	285,348
Surplus of Consolidated Revenues over Consolidated Expenditures	15,340	17,206	18,387	47,431	37,303
Public Debt	934,321	954,863	965,926	993,542	1,037,735

(a)
Real prices are based on calendar year 2015.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.
	2017	2018	2019	2020	2021	2022
	(yen or dollar amounts in billions, except percentages and index)
Unemployment Rate	2.8%	2.4%	2.4%	2.8%	2.8%	—
Consumer Price Index(a)	98.6	99.5	100.0	100.0	99.8	102.3
Annual Change	0.5%	1.0%	0.5%	0.0%	-0.2%	2.5%
Corporate Goods Price Index(b)	98.4	101.0	101.2	100.0	104.6	114.7
Annual Change	2.3%	2.6%	0.2%	-1.2%	4.6%	9.7%
Current Account regarding Balance of Payments	¥22,778	¥19,505	¥19,251	¥15,674	¥15,488	—
Official Foreign Exchange Reserves	$1,264	$1,271	$1,324	$1,395	$1,406	$1,228

(a)
Calendar year 2020 = 100.

(b)
Calendar year 2020 = 100. Indices are calculated using the monthly averages.

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”; Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications; Domestic Corporate Goods Price Index, Bank of Japan; and Ministry of Finance.
Gross Domestic Product and National Income
In December 2016, the methodology of calculating Japan’s GDP was revised to implement the System of National Accounts 2008 (2008 SNA), the latest version of the international statistical standard for the national accounts adopted by the United Nations Statistical Commission, as well as other changes. In December 2020, the methodology of calculating Japan’s GDP was further revised to change the benchmark year for real prices from 2011 to 2015. Revised GDP figures based on this methodology were published for prior years starting from JFY 1994. The GDP figures set forth in the tables below reflect this revised methodology.

The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2017 through JFY 2021. Nominal GDP increased by 2.4% during JFY 2021, and the annual growth rate of real GDP was 2.5%. While the duration and extent of the economic impact of COVID-19 remain highly uncertain, it is likely that the continued spread of COVID-19 will have a significant negative impact on the Japanese economy, including with respect to nominal and real GDP.
Gross Domestic Product
	JFY 2017	JFY 2018	JFY 2019	JFY 2020	JFY 2021	Percentage of JFY 2021 GDP
	(yen amounts in billions)
Total Consumption
Private sectors	¥303,006	¥304,774	¥303,859	¥288,505	¥296,250	53.8%
Public sectors	107,707	109,089	111,827	113,798	118,968	21.6
	410,713	413,863	415,686	402,303	415,217	75.4
Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	90,183	92,386	91,643	86,041	90,079	16.4
Residential Construction	21,248	20,539	21,393	19,869	21,129	3.8
Public sectors	27,687	28,391	29,297	30,839	29,807	5.4
	139,118	141,315	142,332	136,749	141,015	25.6
Additions to Business Inventories
Private sectors	1,748	2,212	883	-961	1,106	0.2
Public sectors	89	-71	-5	-101	-90	-0.0
	1,838	2,141	878	-1,062	1,016	0.2
Net Exports of Goods and Services	4,044	-749	-2,060	-429	-6,718	-1.2
Nominal Gross Domestic Expenditures	¥555,713	¥556,571	¥556,836	¥537,562	¥550,530	100.0%
Real Gross Domestic Expenditures(b)	¥553,174	¥554,546	¥550,131	¥527,388	¥540,796
Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	31,346	33,864	34,329	29,794	41,193
Less: Imports of Goods and Services and Other Payments Abroad	11,026	12,153	12,483	10,156	11,943
	20,320	21,712	21,847	19,639	29,251
Gross National Income	¥576,033	¥578,282	¥578,683	¥557,200	¥579,781
Percentage Changes of GDP from Previous Year
At Nominal Prices	2.0%	0.2%	0.0%	-3.5%	2.4%
At Real Prices(b)	1.8	0.2	-0.8	-4.1	2.5
Deflator(c)	0.2	-0.1	0.9	0.7	-0.1

(a)
GDP financial data are subject to change.

(b)
Real prices are based on calendar year 2015.

(c)
Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.

The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended September 30, 2022.
	Quarterly Gross Domestic Product(a)
	2020	2021				2022
	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter
	(yen amounts in billions)
Nominal Gross Domestic Expenditures(b)	¥548,689	¥548,493	¥550,578	¥547,268	¥551,927	¥552,910	¥558,196	¥554,126
Real Gross Domestic Expenditures(b)(c)	¥539,388	¥538,623	¥540,376	¥537,937	¥544,416	¥541,965	¥547,946	¥546,815
Percentage Changes of GDP from the Previous Quarter
At Nominal Prices(d)	1.7%	-0.0%	0.4%	-0.6%	0.9%	0.2%	1.0%	-0.7%
At Real Prices(c)(d)	1.9	-0.1	0.3	-0.5	1.2	-0.5	1.1	-0.2
Deflator(e)	-0.2	0.1	0.1	-0.2	-0.3	0.6	-0.1	-0.5

(a)
Quarterly GDP financial data are subject to change.

(b)
Numbers are based on seasonally-adjusted GDP figures.

(c)
Real prices are based on calendar year 2015.

(d)
Percentage changes are based on seasonally-adjusted GDP figures.

(e)
Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.
Per Capita Gross Domestic Product
The following table indicates per capita gross domestic product for the last five years:
	Per Capita GDP
Fiscal Year	Amount (in thousands of yen)	Year-on-year change (%)
2017	¥4,379	2.1
2018	4,392	0.3
2019	4,401	0.2
2020	4,261	-3.2
2021	4,386	2.9

Source: Economic and Social Research Institute, Cabinet Office.
National Income
The following table sets forth national income for calendar year 2017 through calendar year 2021.
	National Income
	2017	2018	2019	2020	2021
	(yen amounts in billions)
Domestic Factor Income	¥380,613	¥381,191	¥379,551	¥357,831	¥365,220
Net Income from Abroad	20,461	21,289	21,857	19,576	26,669
National Income at Factor Cost	¥401,074	¥402,481	¥401,408	¥377,407	¥391,888
Percentage Changes of Income at Factor Cost from Previous Year	2.0%	0.4%	(0.3)%	(6.0)%	3.8%

Source: Economic and Social Research Institute, Cabinet Office.

Industry
The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2017 through calendar year 2021.
GDP by Industrial Sectors (at nominal prices)
	2017	2018	2019	2020	2021
Industry
Agriculture, forestry and fishing	1.1%	1.0%	1.0%	1.0%	1.0%
Mining	0.1	0.1	0.1	0.1	0.1
Manufacturing	20.4	20.6	20.2	20.0	20.5
Electricity, gas and water supply and waste management service	2.9	2.9	3.1	3.2	2.8
Construction	5.4	5.4	5.5	5.7	5.5
Wholesale and retail trade	13.0	12.7	12.4	12.7	13.6
Transport and postal services	5.3	5.3	5.4	4.2	4.1
Accommodation and food service activities	2.6	2.6	2.5	1.7	1.4
Information and communications	4.8	4.9	4.9	5.1	5.1
Finance and insurance	4.0	4.1	4.0	4.2	4.3
Real estate	11.8	11.7	11.8	12.2	11.9
Professional, scientific and technical activities	8.0	8.1	8.3	8.7	8.8
Public administration	4.9	4.9	5.0	5.2	5.1
Education	3.4	3.4	3.5	3.5	3.5
Human health and social work activities	7.6	7.7	7.8	8.2	8.3
Other service activities	4.1	4.0	4.1	3.7	3.7
Total	99.5%	99.5%	99.5%	99.5%	99.6%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.
Energy
The following table sets forth the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2017 through JFY 2021.
	Total Primary Energy Supplied (peta-joules)	Sources of Primary Energy Supplied(a)
JFY		Oil	Coal	Nuclear	Natural Gas	Other
2017	20,098	39.0%	25.1%	1.4%	23.4%	11.1%
2018(b)	19,720	37.6	25.1	2.8	22.9	11.7
2019(b)	19,136	37.1	25.3	2.8	22.4	12.4
2020(b)	17,961	36.4	24.6	1.8	23.8	13.4
2021(b)	18,575	36.3	25.4	3.2	21.5	13.6

(a)
Figures represent the proportion of each source as a share of the domestic primary energy supplied. Domestic primary energy supplied is total primary energy supplied less exports and inventory adjustments.

(b)
Standard heating value by energy source, which is used to create total primary energy supplied statistics, is revised every five years. Figures for 2018 through 2021 represent the revised standard heating value by energy source.

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, Report on Energy Supply and Demand.
Since JFY 2011, largely due to the effects of the Earthquake, the import of oil and natural gas as alternatives to nuclear energy increased significantly as the demand increased for power generation at thermal power stations.

The table below sets forth information regarding crude oil imports for JFY 2017 through JFY 2021.
	JFY 2017	JFY 2018	JFY 2019	JFY 2020	JFY 2021
Volume of imports (thousand kilo-liters per day)	501	475	471	385	403
Cost of imports (c.i.f. in billions of yen)	¥7,283	¥8,721	¥7,980	¥4,058	¥8,017
Average price (c.i.f. in yen kilo-liters)	¥39,828	¥50,274	¥46,389	¥28,872	¥54,515

Source: Customs and Tariff Bureau, Ministry of Finance.
Japan has historically depended on oil for most of its energy requirements and almost all its oil is imported, mostly from the Middle East. Oil price movements thus have a major impact on the domestic economy. Oil price has fluctuated significantly in recent years, reaching approximately ¥75,000 per kilo-liter in January 2014, then dropping below ¥37,000 per kilo-liter in February 2015, and increasing again to approximately ¥50,000 per kilo-liter in June 2015. In the first quarter of 2016, oil price dropped below ¥30,000 per kilo-liter due to oversupply and uncertainties regarding the Chinese economy. After the first quarter, oil price began increasing due to the mild recovery of the world economy and the OPEC agreement to reduce production. Although the oil price significantly declined soon after the outbreak of COVID-19 in 2020, below ¥20,000 per kilo-liter in May 2020, it has steadily increased since then, as the world economy has gradually recovered from the impact of COVID-19. Recently, the oil price has increased sharply to ¥82,444 per kilo-liter in December 2022, in part due to the conflict between Russia and Ukraine and the resulting disruption in the oil supply.
Japan has worked to reduce its dependence on oil by encouraging energy conservation and the use of alternative fuels. In addition, a restructuring of industry, with emphasis shifting from primary industries to processing and assembly type industries and from manufacturing industry to service industry, has also contributed to the reduction of oil consumption.
The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2016 through JFY 2020.
	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020
	(megawatts)
Electric power generating capacity(a):
Fossil Fuel	194,669	193,462	193,026	189,784	191,758
Hydro-electric	50,117	50,014	50,037	50,033	50,033
Nuclear	41,482	39,132	38,042	33,083	3,308
Other	13,092	16,600	18,988	20,997	23,677
Total	299,362	299,209	300,093	293,897	298,550
	(gigawatt-hours)
Electric power generation:
Fossil Fuel	877,016	861,435	823,589	792,810	789,725
Nuclear	17,300	31,278	62,109	61,035	37,011
Hydro-electric	84,570	90,128	87,398	86,314	86,310
Other	19,024	24,500	27,311	30,611	35,637
Total	997,911	1,007,341	1,000,409	970,771	948,979

(a)
At the end of fiscal year — March 31

Source: Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.
On October 26, 2020, former Prime Minister SUGA Yoshihide declared that Japan intends to achieve carbon neutrality by 2050. To this end, Japan aims to reduce greenhouse gas emissions to virtually zero by 2050 and realize a decarbonized society. On December 25, 2020, the government developed formulated a “Green Growth Strategy Through Achieving Carbon Neutrality in 2050,” which sets high goals for 14 key fields across energy, transportation/manufacturing and home/office industries. This strategy makes explicit current challenges and future actions by priority field, and formulates action plans covering comprehensive policies in areas such as budgets, taxes, regulation reforms and standardization, and international collaboration. In addition, on June 9, 2021, the government decided on a regional decarbonization roadmap that outlines the process and concrete measures for transitioning to decarbonized society. Based on this roadmap, the Japanese government intends to propagate decarbonization throughout Japan by creating at least 100 decarbonization leading areas by FY2030 and implementing priority measures that will serve as the foundation for decarbonization throughout Japan, especially through an intensive five-year period of policy implementation. The administration of the current Prime Minister, KISHIDA Fumio, has succeeded the policy of the former Prime Minister, SUGA Yoshihide. The Japanese government announced the “Basic Policy on Economic and Fiscal Management and Reform 2022” on June 7, 2022, which intends to focus on investment in green transformation (GX).
Price Indices
The table below sets forth information concerning changes in Japan’s corporate goods and consumer price indices for the periods indicated.
	Corporate Goods Price Index(a)		Consumer Price Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2018	101.0	2.6	99.5	1.0
2019	101.2	0.2	100.0	0.5
2020	100.0	-1.2	100.0	0.0
2021	104.6	4.6	99.8	-0.2
2022	114.7	9.7	102.3	2.5

(a)
All commodities. Calendar year 2020 = 100. Source: Domestic Corporate Goods Price Index, Bank of Japan.

(b)
General index. Calendar year 2020 = 100. Source: Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications.

(c)
Indices are calculated using the monthly averages.

Labor
The number of employees increased from 2004 to 2007 and decreased from 2008 to 2012. After recovering in 2013, the number of employees increased from 2014 to 2019, followed by a decrease in 2020, the first in eight years. In 2020, the average employment was estimated at 67.1 million, of which 23.1% were employed in mining, manufacturing and construction, 3.2% were employed in agriculture, forestry and fisheries, and 73.8% were employed in services and other sectors. In 2021, the average employment was estimated at 67.1 million, of which 22.8% were employed in mining, manufacturing and construction, 3.1% were employed in agriculture, forestry and fisheries, and 74.1% were employed in services and other sectors. The unemployment rate (seasonally adjusted) in Japan gradually increased from 2008 to the middle of 2009, but has gradually decreased since the end of 2009. In 2020, the unemployment rate increased for the first time in eleven years. It ranged between 2.7% and 3.0% during 2021. The seasonally adjusted unemployment rate was 2.6% for July, 2.5% for August, 2.6% for September, 2.6% for October and 2.5% for November in 2022, the most recent five months for which statistics are available. Concerning short-term prospects, employment conditions in Japan are expected to continue to pick up while affected by the COVID-19 pandemic and the resulting disruption of business activities. However, both the duration and extent of the impact on employment in Japan remain highly uncertain.

The following table indicates unemployment statistics for Japan for each of the last five years:
Calendar Year	Unemployment Rate (%)
2017	2.8
2018	2.4
2019	2.4
2020	2.8
2021	2.8

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.
The table below sets forth information regarding wage index (total cash earnings (nominal)) and industrial production index (manufacturing and mining) for the periods indicated.
	Wage Index(a)		Industrial Production Index(b)
Calendar Year	Index(c)	Annual % Change	Index	Annual % Change
2017	—(d)	—(d)	103.1	3.1
2018	101.6	1.4	104.2	1.1
2019	101.2	-0.4	101.1	-3.0
2020	100.0	-1.2	90.6	-10.4
2021	100.3	0.3	95.7	5.6

(a)
Calendar year 2020 = 100. Source: Monthly Labor Survey, Ministry of Health, Labor and Welfare.

(b)
Calendar year 2015 = 100. Source: Ministry of Economy, Trade and Industry.

(c)
Indices are calculated using the monthly averages.

(d)
Information on calendar year 2017 is not available.

The following table shows selected employment information by industry.
	2017	2018	2019	2020	2021
	(all figures in percentages, except as indicated)
Employed persons (in thousands of persons)	65,420	66,820	67,500	67,100	67,130
Employment by Industry:
Agriculture, forestry and fisheries	3.38%	3.41%	3.29%	3.17%	3.10%
Mining, manufacturing and construction	23.78	23.53	23.26	23.06	22.84
Services and other sectors	72.84	73.06	73.45	73.77	74.07
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The following table shows employment rate by age and gender.
	2017	2018	2019	2020	2021
	(all figures in percentages)
Total	58.8%	60.0%	60.6%	60.3%	60.4%
Employment rate by age:
15 – 64 years old	75.3	76.8	77.7	77.3	77.7
15 – 24 years old	42.5	45.9	47.5	46.4	46.6
25 – 34 years old	83.6	84.8	85.3	85.1	86.0
35 – 44 years old	83.6	85.0	85.6	85.0	85.4
45 – 54 years old	85.1	85.7	86.4	86.0	86.0
55 – 64 years old	73.4	75.2	76.3	76.7	77.0
55 – 59 years old	81.0	81.7	82.3	82.2	82.1
60 – 64 years old	66.2	68.8	70.3	71.0	71.5
65 and over	23.0	24.3	24.9	25.1	25.1
65 – 69 years old	44.3	46.6	48.4	49.6	50.3
70 – 74 years old	27.2	30.2	32.2	32.5	32.6
75 and over	9.0	9.8	10.3	10.4	10.5
25 – 44 years old	83.6	84.9	85.5	85.0	85.7
Employment rate by gender:
Male	68.4	69.3	69.7	69.3	69.1
Female	49.8	51.3	52.2	51.8	52.2

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.
The following table shows employment data by type of employment.
	2017	2018	2019	2020	2021
	(in thousands of persons)
Employee (except for executive of company or corporation)	54,740	56,170	56,880	56,550	56,620
Regular employee	34,340	34,920	35,150	35,560	35,870
Non-regular employee	20,400	21,260	21,730	21,000	20,750

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.
Aging Workforce and Population Decrease
One of the risks that the Japanese economy bears is the issue of the aging of the population accompanied with an overall population decrease. Population aging and decrease have placed downward pressure on economic growth. The negative impact can be reduced by enhancing productivity and competitiveness through the further opening of the Japanese economy to the world. These trends have an impact not only on the macro growth rate but also on consumption patterns (such as the older generations spending more than younger generations on service consumption) and, consequently, the country’s economic structure.
The impact of the aging and shrinking population on Japan’s fiscal structure looms as a long-term risk. Social security benefit payments under the current system continues to increase. The ratio of pensions to national income are expected to remain at the same level, but that of welfare including medical benefits and nursing-care benefits have continuously increased and is expected to further grow. Population aging and decrease will thus modify the Japanese revenue structure. Furthermore, amid increasing capital mobility, it is imperative for Japan to foster an environment attractive to business enterprises. Under these circumstances, it has become more and more difficult to impose additional tax burdens on the income of individuals and corporations. The effects of the aging and shrinkage of the population would also be prominent in Japan’s regional economies.

The following table indicates the age distribution of Japan’s population:
Population and Percentage distribution by Age (5-Year Age Group)
	Both sex
Age groups	2017	2018	2019	2020	2021
	Population (in thousands of persons)
Total	126,706	126,443	126,167	126,146	125,502
0 – 4 years old	4,909	4,838	4,758	4,541	4,389
5 – 9	5,251	5,184	5,101	5,114	5,038
10 – 14	5,432	5,392	5,351	5,376	5,357
15 – 19	5,995	5,907	5,820	5,706	5,580
20 – 24	6,228	6,330	6,388	6,320	6,263
25 – 29	6,291	6,223	6,240	6,384	6,379
30 – 34	7,112	6,936	6,752	6,714	6,556
35 – 39	7,884	7,694	7,551	7,498	7,354
40 – 44	9,443	9,093	8,718	8,476	8,173
45 – 49	9,457	9,666	9,802	9,868	9,732
50 – 54	8,156	8,360	8,567	8,738	9,252
55 – 59	7,592	7,651	7,711	7,940	7,824
60 – 64	7,804	7,591	7,523	7,442	7,391
65 – 69	9,921	9,368	8,709	8,236	7,869
70 – 74	7,749	8,234	8,686	9,189	9,672
75 – 79	6,738	6,932	7,241	7,065	6,712
80 – 84	5,293	5,347	5,328	5,404	5,563
85 – 89	3,396	3,514	3,612	3,742	3,872
90 – 94	1,582	1,674	1,761	1,811	1,904
95 – 99	405	439	479	500	537
100 and over	67	69	69	80	85
Regrouped
0 – 14 years old	15,592	15,415	15,210	15,032	14,784
15 – 64	75,962	75,451	75,072	75,088	74,504
65 and over	35,152	35,578	35,885	36,027	36,214
65 – 74 years old	17,670	17,603	17,395	17,425	17,540
75 and over	17,482	17,975	18,490	18,602	18,674

	Both sex
Age groups	2017	2018	2019	2020	2021
	Percentage Distribution (%)
Total	100.00	100.00	100.00	100.00	100.00
0 – 4 years old	3.87	3.83	3.77	3.60	3.50
5 – 9	4.14	4.10	4.04	4.05	4.01
10 – 14	4.29	4.26	4.24	4.26	4.27
15 – 19	4.73	4.67	4.61	4.52	4.45
20 – 24	4.92	5.01	5.06	5.01	4.99
25 – 29	4.97	4.92	4.95	5.06	5.08
30 – 34	5.61	5.49	5.35	5.32	5.22
35 – 39	6.22	6.08	5.98	5.94	5.86
40 – 44	7.45	7.19	6.91	6.72	6.51
45 – 49	7.46	7.64	7.77	7.82	7.75
50 – 54	6.44	6.61	6.79	6.93	7.37
55 – 59	5.99	6.05	6.11	6.29	6.23
60 – 64	6.16	6.00	5.96	5.90	5.89
65 – 69	7.83	7.41	6.90	6.53	6.27
70 – 74	6.12	6.51	6.88	7.28	7.71
75 – 79	5.32	5.48	5.74	5.60	5.35
80 – 84	4.18	4.23	4.22	4.28	4.43
85 – 89	2.68	2.78	2.86	2.97	3.09
90 – 94	1.25	1.32	1.40	1.44	1.52
95 – 99	0.32	0.35	0.38	0.40	0.43
100 and over	0.05	0.05	0.05	0.06	0.07
Regrouped
0 – 14 years old	12.31	12.19	12.06	11.92	11.78
15 – 64	59.95	59.67	59.50	59.52	59.36
65 and over	27.74	28.14	28.44	28.56	28.86
65 – 74 years old	13.95	13.92	13.79	13.81	13.98
75 and over	13.80	14.22	14.66	14.75	14.88
If the population of Japan continues to decrease, it may have a material adverse impact on Japan’s overall socioeconomics in the future, including with respect to economic scale, standard of living and sustainability of the social security system.

FOREIGN TRADE AND BALANCE OF PAYMENTS
Foreign Trade
Japan is one of the leading trading nations of the world, ranking fifth to China, the United States, Germany and the Netherlands in merchandise exports and ranking fourth to the United States, China and Germany in merchandise imports among the IMF member countries in 2021.
In 2021, Japan had a trade deficit of ¥1,784 billion due to an increase in imports including crude oil and non-ferrous metals, which was partially offset by an increase in exports including steel and automobile parts. In 2022, Japan had a trade deficit of ¥19,971 billion. However, the impact of the global COVID-19 pandemic and potential international trade disruptions resulting from the conflict between Russia and Ukraine on exports, imports and the overall trade balance is highly uncertain.
The following tables set forth information relating to foreign trade for the years indicated. In these tables exports are stated on an f.o.b. basis and imports on a c.i.f. basis. Monetary figures are based on actual movements of goods as calculated by the Ministry of Finance. (This method of computation differs from that used in calculating balance of payments, in which both exports and imports are stated on an f.o.b. basis.)
Foreign Trade of Japan
	Value Index(a)		Quantum Index(a)		Unit Value Index(a)		Terms of Trade(b)
	Exports	Imports	Exports	Imports	Exports	Imports	Index
2017	103.5	96.1	105.9	102.9	97.8	93.4	104.7
2018	107.8	105.5	107.7	105.8	100.1	99.7	100.4
2019	101.7	100.2	103.0	104.6	98.8	95.9	103.0
2020	90.5	86.7	91.0	97.9	99.4	88.6	112.2
2021	109.9	108.3	101.9	102.8	107.8	105.3	102.6

(a)
Calendar year 2015=100.

(b)
Unit value index of exports divided by unit value index of imports, multiplied by 100.

Source: Japan Tariff Association, Ministry of Finance.

Composition of Japan’s Exports and Imports
	2017		2018		2019		2020		2021
	(yen amounts in billions)
JAPAN’S EXPORTS
Textile Products	¥886	1.1%	¥901	1.1%	¥886	1.2%	¥754	1.1%	¥862	1.0%
Metals and Metal Products	5,907	7.5	6,257	7.7	5,659	7.4	5,204	7.6	7,140	8.6
Machinery and Equipment:
Ships	1,322	1.7	1,368	1.7	1,493	1.9	1,142	1.7	1,050	1.3
Motor Vehicles	11,825	15.1	12,307	15.1	11,971	15.6	9,580	14.0	10,722	12.9
TV and Radio Receivers	107	0.1	117	0.1	116	0.2	89	0.1	96	0.1
Motorcycles	320	0.4	337	0.4	267	0.3	225	0.3	307	0.4
Scientific and Optical Instruments	2,416	3.1	2,314	2.8	2,130	2.8	1,968	2.9	2,322	2.8
Other(a)	34,143	43.6	35,501	43.6	32,700	42.5	29,532	43.2	35,803	43.1
Total Machinery and Equipment	50,133	64.0	51,944	63.8	48,678	63.3	42,536	62.2	50,300	60.5
Chemicals	8,192	10.5	8,922	10.9	8,739	11.4	8,534	12.5	10,552	12.7
Foods and Beverages	645	0.8	741	0.9	754	1.0	790	1.2	992	1.2
Other Exports(b)	12,524	16.0	12,714	15.6	12,216	15.9	10,581	15.5	13,244	15.9
Grand Total	¥78,286	100.0%	¥81,479	100.0%	¥76,932	100.0%	¥68,399	100.0%	¥83,091	100.0%
JAPAN’S IMPORTS
Foods and Beverages	¥7,018	9.3%	¥7,247	8.8%	¥7,192	9.1%	¥6,679	9.8%	¥7,383	8.7%
Raw Materials	4,725	6.3	4,992	6.0	4,861	6.2	4,682	6.9	6,936	8.2
Chemicals	7,567	10.0	8,550	10.3	8,163	10.4	7,859	11.6	9,769	11.5
Mineral Fuels:
Petroleum	7,155	9.5	8,906	10.8	7,969	10.1	4,646	6.8	6,929	8.2
Coal	2,570	3.4	2,812	3.4	2,528	3.2	1,708	2.5	2,801	3.3
Other(c)	6,115	8.1	7,576	9.2	6,453	8.2	4,900	7.2	7,277	8.6
Total Mineral Fuel	15,840	21.0	19,294	23.3	16,951	21.6	11,254	16.5	17,007	20.0
Machinery and Equipment	24,490	32.5	25,952	31.4	25,319	32.2	22,973	33.8	26,766	31.5
Other Imports(d)	15,740	20.9	16,669	20.2	16,114	20.5	14,564	21.4	17,014	20.0
Grand Total	¥75,379	100.0%	¥82,703	100.0%	¥78,600	100.0%	¥68,011	100.0%	¥84,875	100.0%

(a)
This category includes general machinery, electronic components including semiconductors and electronic equipment including electronic circuit.

(b)
This category includes raw materials, mineral fuels and vehicle parts.

(c)
This category includes liquid natural gas and petroleum products.

(d)
This category includes clothing and accessories thereof, non-ferrous metal and scientific and optical instruments.

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Geographic Distribution of Japan’s Exports and Imports
	2018		2019		2020		2021		2022
	(yen amounts in billions)
JAPAN’S EXPORTS
Asia	¥44,736	54.9%	¥41,327	53.7%	¥39,220	57.3%	¥48,158	58.0%	¥55,411	56.4%
China	15,898	19.5	14,682	19.1	15,082	22.1	17,984	21.6	19,007	19.4
(Asia NIES)	16,888	20.7	15,597	20.3	14,808	21.6	17,849	21.5	21,260	21.7
(ASEAN)	12,634	15.5	11,578	15.1	9,843	14.4	12,461	15.0	15,545	15.8
Oceania	2,402	2.9	2,053	2.7	1,688	2.5	2,194	2.6	2,816	2.9
Australia	1,886	2.3	1,580	2.1	1,295	1.9	1,675	2.0	2,173	2.2
North America	16,500	20.3	16,222	21.1	13,384	19.6	15,748	19.0	19,391	19.7
U.S.A.	15,470	19.0	15,255	19.8	12,611	18.4	14,832	17.8	18,259	18.6
Canada	1,029	1.3	968	1.3	773	1.1	917	1.1	1,132	1.2
Central and South America	3,399	4.2	3,221	4.2	2,285	3.3	3,086	3.7	3,737	3.8
Western Europe	9,389	11.5	9,010	11.7	7,651	11.2	8,851	10.7	10,742	10.9
EU(a)	9,209	11.3	8,955	11.6	6,460	9.4	7,668	9.2	9,359	9.5
Central and Eastern Europe, Russia etc.	1,719	2.1	1,757	2.3	1,514	2.2	1,946	2.3	2,036	2.1
Russia	805	1.0	783	1.0	628	0.9	862	1.0	606	0.6
Middle East	2,434	3.0	2,356	3.1	1,809	2.6	2,052	2.5	2,781	2.8
Africa	900	1.1	984	1.3	848	1.2	1,055	1.3	1,272	1.3
Total	¥81,479	100.0%	¥76,932	100.0%	¥68,399	100.0%	¥83,091	100.0%	¥98,186	100.0%
JAPAN’S IMPORTS
Asia	¥39,218	47.4%	¥37,413	47.6%	¥34,678	51.0%	¥41,094	48.4%	¥53,333	45.1%
China	19,194	23.2	18,454	23.5	17,508	25.7	20,382	24.0	24,834	21.0
(Asia NIES)	7,859	9.5	7,231	9.2	6,706	9.9	8,293	9.8	10,919	9.2
(ASEAN)	12,399	15.0	11,757	15.0	10,678	15.7	12,483	14.7	17,697	15.0
Oceania	5,659	6.8	5,587	7.1	4,359	6.4	6,434	7.6	12,694	10.7
Australia	5,053	6.1	4,958	6.3	3,831	5.6	5,753	6.8	11,624	9.8
North America	10,318	12.5	9,935	12.6	8,631	12.7	10,430	12.3	13,915	11.8
U.S.A.	9,015	10.9	8,640	11.0	7,454	11.0	8,916	10.5	11,723	9.9
Canada	1,295	1.6	1,286	1.6	1,169	1.7	1,507	1.8	2,181	1.8
Central and South America	3,226	3.9	3,169	4.0	2,998	4.4	3,679	4.3	4,891	4.1
Western Europe	10,370	12.5	10,394	13.2	9,021	13.3	10,860	12.8	12,942	11.0
EU(a)	9,718	11.8	9,722	12.4	7,832	11.5	9,453	11.1	11,375	9.6
Central and Eastern Europe, Russia etc.	2,546	3.1	2,333	3.0	1,843	2.7	2,375	2.8	2,974	2.5
Russia	1,723	2.1	1,561	2.0	1,145	1.7	1,552	1.8	1,958	1.7
Middle East	10,375	12.5	8,852	11.3	5,558	8.2	8,471	10.0	15,427	13.1
Africa	991	1.2	918	1.2	922	1.4	1,531	1.8	1,982	1.7
Grand Total	¥82,703	100.0%	¥78,600	100.0%	¥68,011	100.0%	¥84,875	100.0%	¥118,157	100.0%

(a)
Data after February 2020 does not include the United Kingdom, as the United Kingdom exited the European Union (EU) on January 31, 2020.

Source: Press Releases, Ministry of Finance.
Balance of Payments
In 2021, Current Account surplus decreased to ¥15,488 billion, mainly due to an increase in Imports under the influence of the energy price hike observed in the latter half of the year.

Balance of Payments of Japan
	2017	2018	2019	2020	2021
	(in billions of yen)
Current Account	¥22,778	¥19,505	¥19,251	¥15,674	¥15,488
Balance on Goods and Services	4,221	105	-932	-877	-2,562
Trade Balance	4,911	1,127	150	2,778	1,670
Exports (f.o.b.)	77,254	81,226	75,775	67,263	82,284
Imports (f.o.b.)	72,342	80,100	75,625	64,485	80,614
Services	-691	-1,021	-1,082	-3,655	-4,232
Primary Income(a)	20,684	21,403	21,553	19,121	20,478
Secondary Income(b)	-2,127	-2,003	-1,370	-2,570	-2,429
Capital Account	-280	-211	-413	-207	-420
Financial Account(c)	18,811	20,136	24,862	13,807	10,753
Assets	-10,738	-3,279	-9,883	-15,575	-20,336
Liabilities	-29,549	-23,415	-34,745	-29,382	-31,089
Net Errors and Omissions	-3,687	842	6,024	-1,659	-4,315

(a)
Primary Income mainly shows balance of payments of interests and dividends from external financial credits and debts and includes such items as receipt and payment of dividends and interests between parent companies and their subsidiaries, receipt and payment of stock dividends and bond interests, and receipt and payment of interests related to loans, borrowings, and deposits.

(b)
Secondary Income shows balance of payments of provision of assets unaccompanied by consideration between residents and non-residents and includes such items as receipt and payment of financial support, donations, and gifts by the government or by the people.

(c)
Positive figures (+) show increases in net assets, negative figures (-) show decreases in net assets in “Financial Account”.

Source: Balance of Payments, Ministry of Finance.
Official Reserves Assets
As of December 31,	Gold(a)	Foreign Currency Reserves	IMF Reserve Position	SDRs (Special Drawing Rights)	Other Reserve Assets	Total
	(in millions of dollar)
2018	$31,531	$1,208,958	$11,464	$18,484	$538	$1,270,975
2019	37,469	1,255,322	11,202	19,176	581	1,323,750
2020	46,526	1,312,160	15,147	20,215	632	1,394,680
2021	49,505	1,278,925	10,643	62,330	4,347	1,405,750
2022	49,295	1,103,907	10,817	59,275	4,282	1,227,576

(a)
The valuation of gold reflects marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.

Foreign Exchange Rates
The following table sets forth the high, low and average daily interbank rate for the U.S. dollar against the yen in the Tokyo foreign exchange market for the years indicated.
	2018	2019	2020	2021	2022
Average (Central Rate)	¥110.40	¥108.99	¥106.73	¥109.89	¥131.57
High	114.55	112.24	112.18	115.45	150.48
Low	104.64	104.46	101.60	102.60	113.63

Source: Status of Transactions on Tokyo Foreign Exchange Market, Bank of Japan.
In recent months, the exchange rate for the U.S. dollar against the yen has sharply increased. As of February 10, 2023, the spot buying rate quoted on the Tokyo foreign exchange market as reported by the Bank of Japan at 5:00 p.m., Tokyo time, was ¥130.45 = $1.00, and the noon buying rate on February 3, 2023 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was ¥131.07 = $1.00.
Foreign exchange intervention is conducted to influence foreign exchange rates by buying and selling currencies in the foreign exchange market. In Japan, foreign exchange intervention is to be carried out under the authority of the Minister of Finance. The Bank of Japan conducts foreign exchange interventions on behalf of and at the instruction of the minister. When the minister deems it necessary to intervene in the foreign exchange market, the Ministry of Finance gives the Bank of Japan specific instructions for foreign exchange intervention. With respect to funding, as foreign exchange intervention involves buying and selling currencies, it requires funds such as Japanese yen and U.S. dollars. In Japan, the Foreign Exchange Fund Special Account (FEFSA), which falls under the jurisdiction of the Ministry of Finance, is used for foreign exchange intervention.
The total amount of foreign exchange intervention operations by the MOF for the period from August 30, 2022 through October 27, 2022 was ¥9,188.1 billion. Following such operations, Japan’s reserve assets totaled $1,194,568 million as of October 31, 2022, down $97,504 million from the end of August. As of December 31, 2022, Japan’s reserve assets totaled $1,227,576 million.

Foreign Direct Investment
The following table sets forth information regarding annual foreign direct investment in Japan and annual foreign direct investment abroad for the periods indicated.
Foreign direct investment in Japan (by industry)(a)
	2017	2018	2019	2020	2021
	(in billions of yen)
Manufacturing (total)(b)	¥1,016.6	¥1,188.5	¥606.7	¥331.3	¥1,356.8
Food	28.8	9.8	58.2	-43.9	-66.6
Textile	2.8	-4.2	2.7	4.2	6.2
Lumber and pulp	-0.1	0.4	2.3	0.9	8.8
Chemicals and pharmaceuticals	15.1	298.6	120.9	135.3	1,471.3
Petroleum	19.3	1.3	-93.7	7.2	5.1
Rubber and leather	0.1	-0.8	—	-0.6	-0.8
Glass and ceramics	11.0	2.0	-17.3	25.4	-5.1
Iron, non-ferrous, and metals	-1.1	7.3	12.1	2.9	10.2
General machinery	172.9	25.7	-53.0	21.0	13.7
Electric machinery	419.5	529.5	327.5	157.6	235.0
Transportation equipment	362.4	180.3	244.0	27.9	-329.3
Precision machinery	-31.3	2.7	-10.1	9.4	5.7
Non-manufacturing (total)(c)	32.8	-88.4	892.8	811.4	1,348.8
Farming and forestry	1.4	3.7	0.5	0.3	0.4
Fishery and marine products	—	1.7	0.9	1.2	1.1
Mining	18.5	3.3	4.2	1.5	5.4
Construction	3.4	-29.6	20.1	-1.4	9.8
Transportation	86.1	5.6	23.1	21.1	48.7
Communications	-74.9	-384.4	-30.7	13.8	424.6
Wholesale and retail	-599.6	-570.4	-680.9	-96.5	-240.3
Finance and insurance	171.1	702.1	1,301.1	743.3	929.7
Real estate	47.8	78.9	32.7	-28.9	-76.8
Services	270.7	10.5	137.8	87.7	61.3
Total	¥1,049.4	¥1,100.1	¥1,499.5	¥1,142.8	¥2,705.7

(a)
Starting with transactions recognized in January 2014, the BOJ began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table.

(b)
The total amounts for Manufacturing include other types of manufacturing not separately listed in the table and therefore are different from the sum of listed subcategories of manufacturing.

(c)
The total amounts for Non-manufacturing include other industries not separately listed in the table and therefore are different from the sum of listed subcategories of Non-manufacturing industries.

Source: Outward / Inward Direct Investment, breakdown by Region and Industry, Ministry of Finance.

Foreign direct investment in Japan (by region)(a)
	2017	2018	2019	2020	2021
	(in billions of yen)
North America	¥436.9	¥642.1	¥1,386.2	¥318.5	¥747.3
Asia	341.4	-6.6	553.3	535.1	1,899.6
Europe	-150.1	-125.4	-688.2	334.4	-259.0
Other regions	421.2	590.0	248.0	-45.3	317.8
Total	¥1,049.4	¥1,100.1	¥1,499.5	¥1,142.8	¥2,705.7

(a)
Starting with transactions recognized in January 2014, the BOJ began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table.

Source: Outward / Inward Direct Investment, breakdown by Region and Industry, Ministry of Finance.
Foreign direct investment abroad (by industry)(a)
	2017	2018	2019	2020	2021
	(in billions of yen)
Manufacturing (total)(b)	¥6,209.9	¥6,365.9	¥11,344.9	¥1,588.4	¥4,192.2
Food	1,137.7	65.7	581.9	1,619.7	360.0
Textile	91.6	184.5	70.7	41.7	26.1
Lumber and pulp	44.8	171.9	138.7	255.7	50.8
Chemicals and pharmaceuticals	1,047.4	1,617.8	4,593.9	-3,449.0	1,101.5
Petroleum	21.1	67.7	20.5	25.0	23.0
Rubber and leather	105.9	192.4	213.1	79.9	-46.3
Glass and ceramics	170.3	222.8	233.9	144.0	27.6
Iron, non-ferrous, and metals	415.8	414.1	443.5	197.6	137.5
General machinery	1,036.6	834.9	714.4	-214.5	601.0
Electric machinery	684.7	1,036.2	1,391.7	1,420.5	1,452.8
Transportation equipment	947.0	1,219.6	2,437.3	1,205.8	145.7
Precision machinery	325.0	128.7	306.1	122.1	140.2
Non-manufacturing (total)(c)	12,251.3	9,643.5	14,013.7	8,626.3	11,917.8
Farming and forestry	-12.8	8.0	6.2	39.1	35.7
Fishery and marine products	5.7	7.4	3.7	0.3	-5.5
Mining	124.0	1,062.6	1,060.1	267.4	8.6
Construction	173.6	258.3	202.5	103.0	82.7
Transportation	133.3	242.4	239.9	122.8	137.5
Communications	2,636.5	4,179.4	636.0	-2,629.2	937.6
Wholesale and retail	3,194.1	1,508.7	6,311.8	3,709.0	3,517.3
Finance and insurance	3,691.8	2,826.4	4,018.4	5,500.5	5,858.8
Real estate	725.1	424.5	1,173.6	215.4	377.7
Services	1,013.8	-1,456.5	-189.7	610.0	274.3
Total	¥18,461.2	¥16,009.4	¥25,358.6	¥10,214.7	¥16,110.0

(a)
Starting with transactions recognized in January 2014, the BOJ began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table.

(b)
The total amounts for Manufacturing include other types of manufacturing not separately listed in the table and therefore are different from the sum of listed subcategories of manufacturing.

(c)
The total amounts for Non-manufacturing include other industries not separately listed in the table and therefore are different from the sum of listed subcategories of Non-manufacturing industries.

Source: Outward / Inward Direct Investment, breakdown by Region and Industry, Ministry of Finance.

Foreign direct investment abroad (by region)(a)
	2017	2018	2019	2020	2021
	(in billions of yen)
North America	¥5,244.5	¥2,192.4	¥5,551.2	¥5,916.7	¥6,609.0
Asia	4,480.9	5,570.2	5,540.7	3,392.5	5,052.9
Europe	6,275.8	5,157.9	11,603.4	-1,705.9	4,180.8
Other regions	2,460.0	3,088.8	2,663.3	2,611.4	267.3
Total	¥18,461.2	¥16,009.4	¥25,358.6	¥10,214.7	¥16,110.0

(a)
Starting with transactions recognized in January 2014, the BOJ began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table.

Source: Outward / Inward Direct Investment, breakdown by Region and Industry, Ministry of Finance.

FINANCIAL SYSTEM
The Bank of Japan and Monetary Policy
The Bank of Japan (“BOJ”), with 55% of its capital owned by the government, is the central bank and sole issuing bank, as well as the depository and fiscal agent for the government. As of the end of September 2022, the BOJ had total assets of ¥685,790 billion.
One of the missions of the BOJ is to contribute to the sound development of the national economy, through the pursuit of price stability. In order to fulfill this mission, the BOJ controls the overall volume of money in the economy and through market operations, along with monetary policy decided at the BOJ Policy Board Meeting. From March 2001 to March 2006, in order to fight deflation and revive the Japanese economy, the BOJ implemented a quantitative easing policy by conducting money market operations to adjust the outstanding balance of the current accounts at the BOJ. And in March 2006, the BOJ announced an exit from the quantitative easing policy and a return to monetary policy that targeted policy interest rate (uncollateralized overnight call rate). At the same time, the BOJ decided to encourage the rate to remain at effectively zero percent. Then, the BOJ increased the policy interest rate to 0.25% in July 2006, and to 0.5% in February 2007. From the Fall of 2008, however, when the turmoil in global financial markets intensified, the BOJ implemented various monetary policy measures including reductions in the policy interest rate. It decreased the policy interest rate to 0.3% in October 2008, and further to 0.1% in December 2008. Furthermore, in October 2010, in order to further enhance monetary easing, the BOJ implemented a comprehensive monetary easing policy, which included the establishment of an Asset Purchase Program (APP) to purchase financial assets, including risk assets, as well as to provide loans. Since the APP’s introduction, the BOJ has repeatedly and significantly increased the maximum amount outstanding of the APP, from about ¥35 trillion to about ¥101 trillion at the end of 2013. Moreover, in February 2012, the BOJ decided to pursue powerful monetary easing by conducting its virtually zero interest rate policy and by implementing the APP, with the aim of achieving the goal of 1% in terms of the year-on-year rate of change in the consumer price index (CPI). In order to state clearly the shared understanding concerning the roles of the government and the BOJ, the BOJ decided to release “Measures Aimed at Overcoming Deflation” in October 2012. In January 2013, the BOJ introduced the “price stability target” of 2% in terms of the year-on-year rate of change in the CPI. The BOJ also introduced the “open-ended asset purchasing method”, aimed at achieving this target. It released a joint statement with the government to announce that in order to overcome deflation early and achieve sustainable economic growth with price stability, the government and the BOJ would strengthen their policy coordination and work together. Furthermore, in April 2013, the BOJ introduced a policy of “quantitative and qualitative monetary easing”, aimed at achieving this target at the earliest possible time. In order to do so, under this policy, the BOJ would enter a new phase of monetary easing both in terms of quantity and quality. The BOJ would double the monetary base in two years by conducting money market operations so that the monetary base would increase at an annual pace of about ¥60-70 trillion. The BOJ would also purchase Japanese government bonds (“JGBs”) so that their amount outstanding would increase at an annual pace of about ¥50 trillion, and the average remaining maturity of the BOJ’s JGB purchases would be extended from slightly less than three years at the time to about seven years, which was equivalent to the average maturity of the amount outstanding of JGBs issued. Additionally, the BOJ would purchase exchange-traded funds (“ETFs”) and Japan real estate investment trusts (“J-REITs”) so that their amounts outstanding would increase at an annual pace of about ¥1 trillion and about ¥30 billion, respectively. In October 2014, the BOJ expanded its quantitative and qualitative monetary easing measures to further increase its purchases of JGBs, ETFs and J-REITs to achieve an increase in its purchases of JGBs, ETFs and J-REITs at an annual pace of about ¥80 trillion, ¥3 trillion and ¥90 billion, respectively. In order to maintain momentum towards 2% “price stability target,” in January 2016, the BOJ adopted “quantitative and qualitative monetary easing with a negative interest rate,” under which (i) a negative interest rate of minus 0.1% is applied to a part of BOJ accounts held by financial institutionsa (if judged necessary by the BOJ, the rate will be lowered even further), (ii) the BOJ will conduct money market operations so that the monetary base will increase at an annual pace of about ¥80 trillion, and (iii) the BOJ will purchase

a
More specifically, accounts held by financial institutions are divided into three levels referred to as “basic balance” (a positive interest rate of 0.1% is applied), “macro add-on balance” (a zero interest rate is applied), and “policy-rate balance” (a negative interest rate of minus 0.1% is applied). “Policy-rate balance” is the balance in excess of “basic balance” and “macro add-on balance.”

assets as follows: (1) purchase JGBs so that their amount outstanding will increase at an annual pace of about ¥80 trillion, (2) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about ¥3 trillion (decided further expansion to about ¥3.3 trillion and to about ¥6 trillion in April 2016 and July 2016, respectively) and about ¥90 billion, respectively, and (3) maintain the amounts outstanding of commercial paper and corporate bonds at about ¥2.2 trillion and about ¥3.2 trillion, respectively. In September 2016, the BOJ announced a new framework for strengthening monetary easing by adopting a program of “quantitative and qualitative monetary easing with yield curve control”, or QQE with yield curve control, under which the BOJ (i) set guidelines for market operations that specify (1) a short-term policy interest rate (set at the minus 0.1% level adopted in January 2016) and (2) a target level of a long-term interest rate (target yield of the 10-year JGB set at around 0%, to be facilitated through continued BOJ purchases of JGBs) and (ii) introduced new tools of market operations so as to control the yield curve smoothly, consisting of (1) outright purchases of JGBs with yields designated by the BOJ and (2) fixed-rate funds-supplying operations for a period of up to ten years. With regard to asset purchase except for JGB purchases, the BOJ also set the following guidelines: (i) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about ¥6 trillion and about ¥90 billion, respectively, and (ii) maintain the amounts outstanding of commercial paper and corporate bonds at about ¥2.2 trillion and ¥3.2 trillion, respectively. Finally, the BOJ announced its “inflation-overshooting commitment”, under which it will continue with QQE with yield curve control, aiming to achieve the price stability target of 2%, as long as it is necessary for maintaining the target in a stable manner, and will continue to expand the monetary base until the year-on-year rate of increase in the observed CPI (all items less fresh food) exceeds the price stability target of 2% and stays above the target in a stable manner. In July 2018, to maintain strong monetary easing, the BOJ decided to strengthen the framework for continuous strong monetary easing. The BOJ introduced forward guidance for policy rates and announced its intent to maintain the current extremely low levels of short-and long-term interest rates for an extended period of time, taking into account uncertainties regarding economic activity and prices including the effects of the consumption tax hike in October 2019. Also, it was announced that the yields may move upward and downward to some extent mainly depending on developments in economic activity and pricesb. In addition, with regard to ETFs and J-REIT unit purchases, the BOJ announced that it may increase or decrease the amount of purchases depending on market conditions. Further, in April 2019, to make its policy to persistently continue with strong monetary easing clearer, the BOJ clarified its forward guidance for policy rates: The BOJ intends to maintain the current extremely low levels of short-and long-term interest rates for an extended period of time, taking into account uncertainties regarding economic activity and prices including developments in overseas economies and the effects of the consumption tax hike.
Furthermore, on March 16, 2020, in response to the adverse impact of the global spread of COVID-19 on the Japanese economy, the BOJ announced its plan to further strengthen its monetary easing policy, including (1) ensuring ample supply of yen funding through active purchases of JGBs and the following measures as well as providing U.S. dollar liquidity, (2) the introduction of special operations to support companies under which the BOJ will extend zero-interest rate loans collateralized by corporate debt as well as increasing the upper limit for its purchases of commercial paper and corporate bonds by ¥2 trillion until the end of September 2020, resulting in an upper limit for its balance of outstanding commercial paper and corporate bonds of ¥3.2 trillion and ¥4.2 trillion, respectively and (3) an increase in the upper limit for its purchases of ETFs and J-REITs to ¥12 trillion and ¥180 billion, respectively. On April 27, 2020, given the increasingly severe situation due to impact of the spread of COVID-19, the BOJ decided to further enhance monetary easing through (1) an increase in purchases of commercial paper and corporate bonds, to be conducted through the end of September 2020, setting the maximum amounts of additional purchase to ¥7.5 trillion for each asset, (2) strengthening the BOJ’s Special Funds-Supplying Operations to Facilitate Financing in Response to the Novel Coronavirus (COVID-19), which were introduced and became effective in March 2020, and (3) further active purchases of JGBs and treasury discount bills. On June 18, 2021, the BOJ extended the duration of the Special Program to Support Financing in Response to the COVID-19 and the duration of purchase of commercial paper and corporate bonds, with an upper limit on the amount outstanding of about ¥20 trillion in total, until the end of March, 2022. On December 17, 2021, the BOJ announced that it would further extend the duration of a part of the Special Funds-Supplying

b
In case of rapid increases in the yields, the BOJ will purchase JGBs promptly and appropriately.

Operations to Facilitate Financing in Response to COVID-19 until September 2022 but plans to gradually decrease the balance of commercial paper and corporate bonds to the pre-pandemic level (approximately ¥2 trillion yen and ¥3 trillion yen, respectively).
In statements released on June 17, 2022 and July 21, 2022, the BOJ recognized that the consumer price index (for all items less fresh food) will likely increase at a year-on-year rate of 2% due to rises in energy and food prices for the time being, but it is expected to decelerate thereafter because the positive contribution of the rise in energy prices to the consumer price index is likely to wane. The BOJ also confirmed that it will maintain its monetary easing policy until the year-on-year rate of increase in the consumer price index (for all items less fresh food) exceeds 2% in a stable manner.
Citing increased volatility in overseas financial and capital markets that have significantly affected these markets in Japan, as announced in a statement released on December 20, 2022, the BOJ decided to modify its conduct of yield curve control with respect to Japanese government bonds, with the goal of improving market functioning and encouraging a smoother formation of the entire yield curve, while maintaining accommodative financial conditions. With respect to yield curve control, the BOJ decided to, while significantly increasing the amount of Japanese government bond purchases, expand the range of 10-year Japanese government bond yield fluctuations from the target level of between around plus and minus 0.25 percentage points to between around plus and minus 0.5 percentage points. The BOJ announced that these measures were intended to achieve the price stability target mentioned above by enhancing the sustainability of monetary easing under its monetary easing policy.
The long-term effect of the BOJ’s policies remains unclear. The BOJ’s policies may impact the strength of the Japanese yen relative to the U.S. dollar and other foreign currencies and may inadvertently have a negative effect on the Japanese economy more generally if tighter monetary policies ultimately result in decreased economic activity.
The following table sets forth the principal economic indicators relating to monetary policy from 2018 through 2022.
	Current Account Balances(a)	Monetary Base		Money Stock		Loans and Bills Discounts Domestically Licensed Banks
		Total(a)	Annual % Change	Total(a)	Annual % Change	Total(a)	Annual % Change
				(yen amounts in billions)
2018	382,178	491,499	7.3	1,002,456	2.9	488,331	2.8
2019	396,404	509,008	3.6	1,026,199	2.4	500,517	2.5
2020	438,051	555,229	9.0	1,092,626	6.5	524,164	4.7
2021	521,752	643,496	16.2	1,162,693	6.5	536,911	2.4
2022	528,008	653,203	1.6	1,201,203	3.3	549,437	2.3

(a)
Average amounts outstanding.

Source: Bank of Japan Statistics, Bank of Japan.
Government Financial Institutions
The activities of private institutions are supplemented by a number of financial institutions under government supervision, the appointment of whose senior officials is subject to approval by the government and whose funds are supplied principally or partially by the government. Among these are Japan Finance Corporation (“JFC”), the successor to National Life Finance Corporation (“NLFC”), Japan Finance Corporation for Small and Medium Enterprise (“JASME”), and Agriculture, Forestry and Fisheries Finance Corporation (“AFC”), whose main purposes are to contribute to the improvement of the quality of the national life. They also include Japan Bank for International Cooperation (“JBIC”) and The Okinawa Development Finance Corporation (“ODFC”), whose purposes are to supplement private financing in their respective fields of activity, and Development Bank of Japan Inc. (“DBJ”) and The Shoko Chukin Bank (“SCB”), which will be privatized.

The central government has been steadily promoting reform of governmental financial institutions. The “Outline of Administrative Reforms” decided by the Cabinet on December 1, 2000, requires that the businesses and organizational forms of all special public institutions, which include governmental financial institutions, undergo a thorough review. Pursuant to the Act on Promotion of Administrative Reform for Realization of Small and Efficient Government (the “Administrative Reform Promotion Act”), which was enacted on May 26, 2006, (1) the former Development Bank of Japan was succeeded to by DBJ as of October 1, 2008, which is currently wholly owned by the Japanese government and will be privatized, (2) the international financial operations of JBIC, together with the functions of NLFC, JASME, AFC were transferred to JFC as of October 1, 2008, and the overseas economic cooperation operations of JBIC were transferred to JICA, and (3) as of October 1, 2008, Japan Finance Corporation for Municipal Enterprises was succeeded by Japan Finance Organization for Municipalities, which is funded by local governments. Each of these measures was implemented through individual laws that were enacted in 2007, pursuant to which these successor institutions were formed on October 1, 2008.
With regard to (1) above, as originally enacted, the Development Bank of Japan Inc. Act (Act No. 85 of 2007), as amended (the “DBJ Act”), contemplated full privatization of DBJ over a period of five to seven years from its establishment on October 1, 2008. During that time period, the DBJ Act (as originally enacted) provided that the Japanese government would dispose of all of the common stock of DBJ that it currently owns (the “full privatization”), and that steps would be taken to abolish the DBJ Act promptly after the full privatization. On June 26, 2009, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 67 of 2009) (the “2009 Amendment Act”), which, as part of the Japanese government’s response to economic and financial crises, enables the Japanese government to strengthen DBJ’s financial base through capital injections up to the end of March 2012. In addition, under the Amendment Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2012. Further, the Amendment Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ shares, by the end of fiscal year 2011, and until such time, the Japanese government shall not be disposing of the DBJ’s shares held by it. Additionally, on May 2, 2011, in order to address the Great East Japan Earthquake of March 11, 2011, the Japanese Diet approved the Act for Extraordinary Expenditure and Assistance to Cope with the Great East Earthquake (Act No. 40 of 2011) (the “Extraordinary Expenditure Act”). The Extraordinary Expenditure Act enables to the Japanese government to strengthen DBJ’s financial base through capital injection through March 2015 so that DBJ can smoothly implement its crisis response operations. In addition, under Extraordinary Expenditure Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2015. Further, the Extraordinary Expenditure Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ’s shares by the end of fiscal year 2014, and until such time, the Japanese government shall not dispose of the DBJ’s shares held by it. On May 13, 2015, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 23 of 2015) (the “2015 Amendment Act”), under which the specific targeted timing for the full privatization of DBJ has been withdrawn and taking into consideration the current business environment in the private financial sector, DBJ, utilizing its investment and loan functions, is to take measures necessary for implementing the its crisis response operations and supply of growth capital — that is, DBJ is to take all possible measures to supply funds to deal with large-scale disasters, economic crises and so forth, and to promote the supply of growth capital to revitalize regional economies and to reinforce the competitiveness of enterprises. In order to assure the sufficient implementation of the necessary operations, under the 2015 Amendment Act, the Japanese government shall maintain its stake in excess of one-third for DBJ’s crisis response operations, and one half or more for DBJ’s special investment operations, for as long as the government shall take such measures. Furthermore, on May 22, 2020, the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 29 of 2020) was promulgated, under which, the time limit of DBJ’s special investment operations has been extended by five years.

With regard to (2) above, The Japan Bank for International Cooperation Act (the “JBIC Act”) was passed into law on April 28, 2011 to spin off the Japan Bank for International Cooperation Operations from the domestic financial operations of the Japan Finance Corporation. Pursuant to the JBIC Act, Japan Bank for International Cooperation was newly established on April 1, 2012.
Private Financial Institutions
According to the Financial Services Agency, as of January 4, 2023, the private banking system included four city banks, 13 trust banks, and 17 other banks, as well as 62 1st local banks as of May 1, 2021, 37 2nd local banks as of May 1, 2021 and the Saitama Resona Bank, which is categorized as neither a 1st nor 2nd local bank. In addition, 56 foreign banks had branches in Japan as of November 21, 2022.
There are also credit associations, credit cooperative associations, labor credit associations and the national federations of each of such associations, which are engaged mainly in making small business loans. Agricultural cooperatives, prefectural credit federations of such cooperatives and The Norinchukin Bank operate in the field of agricultural credit.

GOVERNMENT FINANCE
Revenues, Expenditures and Budgets
The responsibility for the preparation of the budget and the administration of government finances rests with the Ministry of Finance. The fiscal year commences on April 1, and the Cabinet usually submits the budget to the Diet for its decision in the preceding January. Supplementary budgets revising the original budget may be submitted to the Diet from time to time during the fiscal year.
For advancing fiscal consolidation, the Cabinet approved the “Basic Framework for Fiscal Consolidation: Medium-term Fiscal Plan” on August 8, 2013. This plan provided the following targets for achieving fiscal consolidation.
•
Halving the primary deficit of the national and local governments to GDP ratio by JFY 2015 from the ratio in JFY 2010. (This target has been achieved.)

•
Achieving a primary surplus of the national and local governments to GDP ratio by JFY 2020; and

•
Steadily reducing the public debt to GDP ratio.

These targets were firmly maintained in the “Basic Policies for the Economic and Fiscal Management and Reform 2015” decided by the Cabinet on June 30, 2015, including “The Plan to Advance Economic and Fiscal Consolidation”, or the fiscal consolidation plan, which the government believes would be an effective and concrete plan for achieving the primary surplus target by JFY2020, covering a five-year period (JFY2016 – JFY2020). Under the fiscal consolidation plan, the government was committed to assessing the progress of reforming expenditure and revenue measures by using several benchmarks. However, the actual improvement in the primary balance was slower than the estimate under the “Plan to Advance Economic and Fiscal Revitalization”, or the Revitalization Plan, owing to more moderate growth in tax revenue than the initial assumption due to a decline in economic growth, as well as the impact of the postponement of the consumption tax rate hike to 10% from 8%, and the addition of supplementary budgets. Furthermore, in the “New Economic Policy Package”, the government revised the purposes of use of the tax revenue generated from the consumption tax rate hike in October 2019 to ensure stable fiscal resources in preparation for the human resources development revolution. Due to these factors, it was not possible to achieve the primary surplus target by JFY 2020.
Given the changing population structure including as a result of the aging population and decreasing working population, it is necessary to strengthen the basis for the social security system by the time the baby-boomer generation starts reaching 75 years of age and to ensure establishment of a path for fiscal consolidation by the time every member of the baby-boomer generation reaches 75 years of age. From these viewpoints, the new fiscal consolidation targets were set in the “Basic Policy on Economic and Fiscal Management and Reform 2018” by the Cabinet on June 15, 2018, which aims for a primary surplus of the central and local governments by JFY2025 by steadily implementing economic revitalization and fiscal consolidation measures. At the same time, the government will firmly maintain its aim of steadily reducing the public debt to GDP ratio.
In order to achieve the primary surplus target, the government will implement steadily the expenditure reforms on all fronts in parallel with economic revitalization.
On April 7, 2020, the Prime Minister of Japan at the time, ABE Shinzo, announced Emergency Economic Measures to Cope with COVID-19 pandemic, which were further revised on April 20, 2020, including (i) measures to prevent the spread of infection and secure resources and infrastructure for medical treatment, (ii) measures to protect employment and support businesses including ensuring the availability of interest-free, unsecured loans, deferral of national taxes and social security premiums for affected businesses and cash payments to all residents in Japan and small and medium-sized businesses affected by COVID-19, (iii) demand stimulus measures to be implemented after the pandemic is contained targeting affected industries such as tourism, transportation, food services and entertainment as well as regional economic development, (iv) measures to develop a resilient economic structure including support for development of business supply chains, support for agricultural exports and domestic supply and promotion of digital technologies in education and business and (v) securing contingency funds to address COVID-19. On December 8, 2020, the Prime Minister of Japan at the time, SUGA Yoshihide, announced Comprehensive Economic Measures to Secure People`s Lives and Livelihoods toward Relief and Hope, including (i) containment measures for COVID-19 pandemic, (ii) measures to promote economic structural change and positive cycles for Post-Corona era, (iii) measures to secure safety and relief, including disaster prevention and mitigation and promotion of national land toughening and (iv) proper and timely implementation of the contingency funds for measures against COVID-19. In connection with these measures, the Diet approved three supplementary budgets for JFY 2020 in April and June 2020 and January 2021. The total expenditures from the general account increased to ¥175.7 trillion with these supplementary budgets. The expenditures increases in the supplementary budgets were largely financed through issuance of government bonds.
The fiscal and financial operations of the government and its agencies are budgeted and recorded in the following three sets of accounts:
•
General Account.   The general account is used primarily to record operations in basic areas of governmental activity.

•
Special Accounts.   The accounts of the central government consist of the general account and special accounts. Special accounts can be set up to carry out specific projects, to manage specific funds, and for other purposes. Special accounts can be set up when the government (i) implements a specific program such as insurance and public works, (ii) possesses and manages special funds such as Fiscal Loan Program Funds and Foreign Exchange Funds, and (iii) uses a certain revenue to secure a special expenditure and thus needs to deal with such revenue and expenditure on a separate basis from the general revenue and expenditure such as Local Allocation and Local Transfer Tax and Government Bonds Consolidation Funds. As of September 2022, the government had 13 special accounts.

•
Government-Affiliated Agencies.   The government-affiliated agencies are government-owned corporations which consist of three financial corporations.

The settlement of accounts for revenues and expenditures is made by the Ministry of Finance, based on reports submitted by the respective Ministers. The settlement of accounts is required by law to be audited annually in detail by the Board of Audit, an organ independent of the Cabinet, and submitted by the Cabinet to the Diet in the following fiscal year.

The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2016 through JFY 2021, and the budget for JFY 2022.
Summary of Consolidated General and Special Accounts(a)
	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020	JFY 2021	JFY 2022 Initial Budget(c)
	(in billions of yen)
REVENUES
Total Revenues, General Account	¥102,774	¥103,644	¥105,697	¥109,162	¥184,579	¥169,403	¥107,596
Total Revenues, Special Accounts	410,161	386,487	381,177	386,552	417,561	455,554	470,533
Less: Inter-Account Transactions(b)	253,522	245,402	243,007	244,423	248,863	302,306	306,597
Total Consolidated Revenues	¥259,413	¥244,729	¥243,868	¥251,292	¥353,277	¥322,651	¥271,533
EXPENDITURES
Total Expenditures, General Account	¥97,541	¥98,116	¥98,975	¥101,366	¥147,597	¥144,650	¥107,596
Total Expenditures, Special Accounts	395,361	374,150	368,936	374,170	404,519	441,081	467,282
Less: Inter-Account Transactions(b)	251,842	242,877	241,249	242,631	246,270	300,383	305,170
Total Consolidated Expenditures	¥241,061	¥229,389	¥226,661	¥232,905	¥305,846	¥285,348	¥269,708
Surplus of Consolidated Revenues over Consolidated Expenditures	¥18,353	¥15,340	¥17,206	¥18,387	¥47,431	¥37,303	¥1,824

(a)
Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.

(b)
Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub- accounts of the Special Accounts.

(c)
As of the date of this registration statement, details for the revised budget for JFY 2022 are not available. For information in respect of the General Account and Special Accounts for the revised budget for JFY 2022, refer to the tables on pages 38 and 39.

Source: Budget, Ministry of Finance.

General Account
	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020	JFY 2021	JFY 2022 Revised Budget(a)
	(in billions of yen)
REVENUES
Tax and Stamp Revenues	¥55,469	¥58,787	¥60,356	¥58,442	¥60,822	¥67,038	¥68,359
Carried-over Surplus	3,945	5,232	5,528	6,723	7,796	36,981	2,326
Government Bond Issues	38,035	33,555	34,395	36,582	108,554	57,655	62,479
Income from Operations	47	50	51	51	46	61	51
Gains from Deposition of Assets	384	278	268	226	293	319	306
Miscellaneous Receipts	4,895	5,741	5,098	7,139	7,068	7,349	5,698
Total Revenues	¥102,774	¥103,644	¥105,697	¥109,162	¥184,579	¥169,403	¥139,220
EXPENDITURES
Local Allocation Tax Grants, etc.	¥15,339	¥15,567	¥16,026	¥16,032	¥16,256	¥19,558	¥17,513
National Debt Service	22,086	22,521	22,529	22,286	22,326	24,589	24,072
Social Security	32,208	32,521	32,569	33,501	42,998	50,161	40,939
Public Works	6,710	6,912	6,913	7,610	8,413	8,600	8,053
Education and Science	5,598	5,703	5,748	5,911	9,194	7,956	8,813
National Defense	5,150	5,274	5,475	5,627	5,505	6,014	5,810
Former Military Personnel Pensions	335	286	241	202	169	140	122
Economic Assistance	743	651	642	653	763	669	847
Food Supply	1,140	1,181	1,122	1,121	1,498	1,772	1,761
Energy	973	969	973	1,049	1,027	1,267	2,197
Promotion of SMEs	430	319	525	779	16,257	9,944	1,419
Miscellaneous	6,830	6,211	6,212	6,596	23,190	13,980	15,913
Contingency funds for measures against the COVID-19 and soaring crude oil and commodity prices	—	—	—	—	—	—	9,860
Contingency funds for Economic Emergency including the impact from the Ukraine crisis	—	—	—	—	—	—	1,000
Contingencies	—	—	—	—	—	—	900
Total Expenditures	¥97,542	¥98,116	¥98,975	¥101,366	¥147,597	¥144,650	¥139,220
Surplus of Revenues over Expenditures	¥5,232	¥5,528	¥6,723	¥7,796	¥36,981	¥24,754	¥—

(a)
As revised to reflect the revised budget for JFY 2022 approved by the Diet on December 2, 2022.

Source: Budget, Ministry of Finance.

Special Accounts
	JFY 2016		JFY 2017		JFY 2018		JFY 2019		JFY 2020		JFY 2021		JFY 2022 Revised Budget(a)
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Fiscal Investment and Loan Program	¥42,124	¥41,166	¥28,207	¥27,409	¥26,070	¥25,175	¥28,484	¥27,873	¥52,366	¥51,967	¥35,860	¥35,346	¥36,064	¥36,027
Government Bonds Consolidation Fund	198,994	195,911	191,227	188,134	186,158	183,082	186,970	183,878	188,973	185,921	239,702	236,623	237,174	237,174
Foreign Exchange Fund	2,948	70	2,808	70	3,101	85	3,599	160	3,133	234	2,475	177	2,491	1,147
Local Allocation and Local Transfer Tax	53,577	52,590	52,517	51,780	52,483	51,596	51,985	51,488	51,978	50,829	55,326	53,632	53,436	51,966
Measure for Energy	9,608	9,082	10,191	9,742	10,613	10,158	10,887	10,377	11,155	10,618	11,649	10,914	14,053	14,053
Pensions	90,142	85,786	90,158	87,413	91,700	89,464	93,209	90,919	94,591	91,804	96,376	92,725	97,045	97,045
Stable Supply of Foodstuff	940	820	979	842	970	814	968	851	926	821	980	913	1,316	1,314
Debt Management of National Forest and Field Service	329	329	342	342	349	349	356	356	363	363	360	360	353	353
Trade Reinsurance(b)	37	12	—	—	—	—	—	—	—	—	—	—	—	—
Automobile Safety	606	426	625	431	672	451	684	500	651	434	559	395	520	449
Labor Insurance	6,296	5,941	6,040	5,656	6,073	5,735	6,371	5,928	10,589	9,519	10,486	8,610	8,855	8,034
Reconstruction from the Great East Japan Earthquake	4,105	2,961	2,924	2,188	2,532	1,868	2,587	1,677	2,498	1,854	1,430	1,112	922	922
Others	456	267	469	143	456	158	452	164	338	153	353	273	300	264
Total Revenues and Expenditures(c)	¥410,162	¥395,361	¥386,487	¥374,150	¥381,177	¥368,936	¥386,552	¥374,170	¥417,561	¥404,519	¥455,554	¥441,081	¥452,529	¥448,751

(a)
As revised to reflect the revised budget for JFY 2022 approved by the Diet on December 2, 2022.

(b)
The account was abolished effective JFY 2017.

(c)
Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

Source: Budget, Ministry of Finance.

Government Affiliated Agencies
	JFY 2016		JFY 2017		JFY 2018		JFY 2019		JFY 2020		JFY 2021		JFY 2022 Initial Budget(a)
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Total	¥1,065	¥907	¥1,130	¥962	¥1,231	¥1,064	¥1,265	¥1,064	¥1,096	¥804	¥996	¥665	¥2,005	¥2,519

(a)
There were no revisions to the relevant information for Government Affiliated Agencies in the revised budget for JFY 2022 approved by the Diet on December 2, 2022.

Source: Budget, Ministry of Finance.

Tax Structure
The central government derives tax revenues (including stamp revenues) through taxes on income, consumption and property, etc. The taxes on income, consumption and property (including stamp revenues, etc.) account for 54.1%, 40.9% and 5.1%, respectively, of the total central government taxes and stamp revenues in the JFY 2022 initial national budget.
The individual national income tax is progressive, with rates currently ranging from 5% to 45% of taxable income, and the local taxes are a 10% single rate. Interest income is generally taxed at the rate of 20.315%, including both national and local taxes, separately from other types of income, and subject to certain exemptions. The statutory national corporate income tax rate was reduced from 23.4% in JFY 2016 to 23.2% in JFY 2018, except that, for small and medium corporations, the first ¥8 million of income is taxed at 15%. In addition, corporations are subject to local income taxation. The effective corporate income tax rate (national and local) was reduced from 29.97% in JFY 2016 to 29.74% in JFY 2018.
Comprehensive Reform of Social Security and Tax.   Japan’s fiscal conditions face challenges, with its tax revenues covering about 49% of its expenditures under the revised budget for JFY 2022, and with the ratio of long-term debt outstanding of central and local governments to gross domestic product having reached 218% at the end of JFY 2020. The ratio of long-term debt outstanding of central and local governments to gross domestic product is expected to be increased to 223% at the end of JFY 2021 and further increased to 225% at the end of JFY 2022. Such ratio may further increase in subsequent fiscal years due to the negative impact of COVID-19 on gross domestic product and additional government debt issued in connection with stimulus measures implemented in response to COVID-19. See also “Japan’s Public Debt” below. The Government of Japan seeks to tackle these fiscal challenges through the “comprehensive reform of social security and tax”, which was approved by the Diet in August 2012, and thereby maintain the market’s and the international community’s confidence in Japan and build the foundation for stable economic growth. In the reform, the government planned to set aside consumption tax revenues for social security payments, and, on the condition that the economic situation improves, gradually increase the consumption tax rate to 8% in April 2014 and to 10% in October 2015. In accordance with the plan, the consumption tax rate was increased to 8% in April 2014. However, the government decided to postpone the implementation date of the further consumption tax hike to 10% from October 1, 2015 to April 1, 2017, as a result of taking comprehensive account of the economic condition and other factors, and on June 1, 2016, the then-current Japan Prime Minister ABE Shinzo announced a plan to further postpone the consumption tax hike to 10% from April 1, 2017, to October 1, 2019. The consumption tax rate has been increased to 10% since October 1, 2019.
Fiscal Investment and Loan Program
The Fiscal Investment and Loan Program (the “FILP”) plan is formulated at the same pace as the General Account budget. The FILP plan details the allocation of public funds to various special accounts, government affiliated agencies, local governments, public corporations and other public institutions.
Under the FILP plan, funds are supplied to government-related entities such as public corporations, government affiliated agencies, special accounts and local governments. The total amount of the initial plan for JFY 2023 is ¥16,269 billion. The sources of funds for the initial plan in JFY 2023 are Fiscal Loan (¥12,710 billion), Industrial Investment (¥430 billion), Government-Guaranteed domestic bonds (¥1,783 billion), Government-Guaranteed foreign bonds (¥1,307 billion) and Government-Guaranteed long-term borrowings in foreign currencies (¥40 billion). The Fiscal Loan utilizes the Fiscal Loan Fund consisting of funds procured through the issuance of FILP bonds and reserves or surplus funds deposited from government special accounts to provide long-term, fixed and low-interest loans to such entities as special government accounts, local governments, government-affiliated agencies and incorporated administrative agencies.
The following table (the “FILP Classification Table by Purpose”) shows the uses of funds allocated under the initial plan for the periods indicated.
(Note)
The FILP Classification Table by Purpose has been prepared and published to specify fields where FILP contributes to the national economy or livelihood. Classification of the table had been almost the same from JFY 1961 to JFY 2014. However, since the classification became to be inappropriate for reflecting realities of recent FILP-target projects, it was revised in JFY 2015 by sorting out the classification or putting some classifications together.
Old classification	JFY 2011	JFY 2012	JFY 2013	JFY 2014
		(in billions of yen)
Housing	¥578	¥923	¥929	¥942
Living environment	2,725	2,713	2,805	2,306
Social welfare	550	743	703	920
Education	1,176	1,232	1,522	1,278
Small and medium enterprises	3,627	4,323	4,197	3,861
Agriculture, forestry and fisheries	345	373	407	476
National land conservation/disaster recovery	180	645	348	477
Road construction	2,248	2,813	2,939	2,270
Transportation/communications	408	384	519	629
Regional development	467	447	372	259
Industry/technology	625	2,015	2,005	1,448
Trade/economic cooperation	1,978	1,039	1,644	1,313
Total	¥14,906	¥17,648	¥18,390	¥16,180
New classification	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020	JFY 2021	JFY 2022	JFY 2023
	(in billions of yen)
SMEs and micro enterprises	¥3,750	¥3,448	¥3,182	¥2,969	¥2,912	¥2,997	¥2,903	¥14,521	¥3,567	¥4,972
Agriculture, forestry and fisheries	318	280	322	339	573	604	590	759	699	796
Education	1,134	1,038	1,055	932	943	930	898	4,859	5,671	805
Welfare/medical care	772	773	811	670	627	541	477	2,042	1,044	436
Environment	50	61	61	64	61	33	54	57	93	101
Industry/innovation	834	939	864	822	919	1,019	1,166	1,213	1,009	1,052
Housing	849	742	621	541	461	546	521	792	815	768
Social capital	4,467	3,999	3,087	5,093	4,761	3,745	3,752	3,065	2,634	2,921
Overseas investment and loans	1,547	1,378	2,000	2,455	2,003	1,857	2,039	2,029	2,472	3,543
Others	2,460	1,964	1,477	1,243	1,204	849	821	11,568	884	875
Total	¥16,180	¥14,622	¥13,481	¥15,128	¥14,463	¥13,119	¥13,220	¥40,906	¥18,886	¥16,269

DEBT RECORD
There has been no default in the payment of interest or principal of any internal Japanese government obligation since the establishment of the modern Japanese state in 1868 or of any external Japanese government obligation within a period of 20 years prior hereto.

JAPAN’S PUBLIC DEBT
The following table summarizes, as of the dates indicated, the outstanding direct internal and external funded and floating debt of Japan. The term “floating debt” is used herein to mean all debt with maturities of one year or less from the date of issue. All other debt is classified as “funded debt.” Detailed debt tables are presented below.
Outstanding General Bonds reached ¥991 trillion at the end of JFY 2021. The amount of public bonds issued by the Japanese government as a percentage of its general account total revenues was 46.0% under the revised budget for JFY 2021 and 35.9% under the revised budget for JFY 2022. The amount of General Bond issuances in the JFY 2022 revised budget is ¥39,627 billion and is less than the JFY 2021 revised budget level of ¥65,655 billion.
Summary of Japan’s Public Debt
	Funded		Floating Internal
At the end of JFY	Internal	External
	(in billions of yen)	(in thousands of yen)	(in billions of yen)
2017	¥934,321	—	¥153,492
2018	954,863	—	148,491
2019	965,926	—	148,614
2020	993,542	—	222,921
2021	1,037,735	—	203,572
As of March 31, 2022 Japan had guaranteed payment of principal and interest of various internal yen obligations in the aggregate principal amount of ¥24,081 billion and of various external obligations aggregating the equivalent of ¥6,990 billion.
The following table sets forth the aggregate annual payments of principal in respect of the direct internal funded debt of Japan outstanding as of March 31, 2022 for the periods indicated.
Principal Payments on Direct Funded Debt of Japan
JFY	Internal
(in billions of yen)
2022	¥111,368
2023	114,141
2024	74,373
2025	80,834
2026 to 2060	656,977
Total	¥1,037,694

INTERNAL DEBT
Direct Debt of the Japanese Government
Funded Debt
Title and Interest Rate	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2022 (in millions)
1. Bonds
Interest-Bearing Treasury Bond – 40 years, 14 Series (0.4 – 2.4%)	2007 – 2022	2048 – 2061	¥35,098,500
Interest-Bearing Treasury Bond – 30 years, 73 Series (0.3 – 2.9%)	1999 – 2022	2029 – 2051	151,208,242
Interest-Bearing Treasury Bond – 20 years, 124 Series (0.2 – 2.4%)	2002 – 2022	2022 – 2041	286,009,942
Interest-Bearing Treasury Bond – 15 years, 4 Series (variable rate)	2007 – 2008	2022 – 2023	2,837,800
Interest-Bearing Treasury Bond – 10 years, 43 Series (0.1 – 0.9%)	2012 – 2022	2022 – 2031	320,319,156
Interest-Bearing Treasury Bond for Individual Investors – 10 years, 110 Series (variable rate)	2012 – 2022	2022 – 2032	9,615,467
Inflation-Indexed Bonds – 10 years, 10 Series (0.005 – 0.2%)	2013 – 2022	2023 – 2031	11,465,067
Interest-Bearing Treasury Bond – 5 years, 19 Series (0.005 – 0.1%)	2017 – 2022	2022 – 2026	136,099,300
Interest-Bearing Treasury Bond for Individual Investors – 5 years, 60 Series (0.05%)	2017 – 2022	2022 – 2027	946,956
Interest-Bearing Treasury Bond for Individual Investors – 3 years, 36 Series (0.05%)	2019 – 2022	2022 – 2025	1,796,212
Interest-Bearing Treasury Bond – 2 years, 24 Series (0.005 – 0.1%)	2020 – 2022	2022 – 2024	71,542,000
6% Bereaved Family Treasury Bond, 7 Series	2013 – 2019	2022 – 2028	1
6% Repatriation Treasury Bond, 1 Series	2014	2024	0
Non-interest Special Benefit Treasury Bond, 1 Series	2013	2023	1
Non-interest Special Benefit Treasury Bond IV, 2 Series	2013 – 2016	2023 – 2026	4
Non-interest Special Benefit Treasury Bond X, 2 Series	2013 – 2016	2023 – 2026	19
Non-interest Special Benefit Treasury Bond XIII, 1 Series	2021	2026	19
Non-interest Special Benefit Treasury Bond XVII, 3 Series	2012 – 2016	2022 – 2026	113
Non-interest Special Benefit Treasury Bond XXII, 6 Series(a)	2012 – 2017	2022 – 2027	564
Non-interest Special Benefit Treasury Bond XXVII, 7 Series(a)	2013 – 2021	2023 – 2031	19,401
Non-interest Special Benefit Treasury Bond XXIX, 1 Series	2021	2026	160
Non-interest Treasury Bond for Special Condolence XI, 1 Series	2020	2025	130,801
Total Bonds			¥1,027,089,728
2. Borrowings
Former Temporary Military Expenditure(b)	1943 – 1945		¥41,422
Allotment of Local Allocation and Local Transfer Tax	2007	2037	8,758,222
Former National Centers for Advanced and Specialized Medical Care	2010	2023 – 2035	19,832
Special Account for Energy Policy (0.01 – 1.3%)	2009 – 2022	2022 – 2036	103,298
Special Account for Stable Food Supply (0.01 – 1.2%)	2010 – 2022	2023 – 2035	24,044
Special Account for National Forest Debt Management (0.0 – 0.06%)	1996 – 2022	2022 – 2033	1,143,754
Special Account for Motor Vehicle Safety (0.0 – 0.4%)	2003 – 2022	2023 – 2041	554,939
Total Borrowings			¥10,645,511
Total Direct Internal Funded Debt			¥1,037,735,239

(a)
The amounts outstanding for Non-interest Special Benefit Treasury Bond XXII, 6 Series and for Non-interest Special Benefit Treasury Bond XXVII, 7 Series are higher than the amounts outstanding for the other Non-interest Special Benefit Treasury Bond series listed in this table because these bonds relate to “special benefit for the wives of the war dead, etc.”, for which benefit payments are high compared to other special benefits.

(b)
Represents borrowings by the government from special corporations of currencies of areas under Japanese control during World War II. The maturity of such borrowings and other matters relating to such borrowings remain undetermined.

Floating Debt
Title	Interest	Year of Maturity	Principal Amounts Outstanding as of March 31, 2022 (in millions)
1. Bonds
Treasury Discount Bills
Food Financing Bills	Non-interestbearing	2022	¥179,000
Foreign Exchange Fund Financing Bills	Non-interestbearing	2022	84,859,480
Petroleum Financing Bills	Non-interestbearing	2022	1,160,400
Treasury Bills, 22 Series	Non-interestbearing	2022 – 2023	69,096,640
Note in Substitution for Currency of the International Monetary Fund	Non-interestbearing	Payable on demand	3,690,438
Note for Contribution to the Special Funds of the Asian Development Bank	Non-interestbearing	Payable on demand	39,942
Note in Substitution for Currency of the African Development Fund	Non-interestbearing	Payable on demand	52,004
Note in Substitution for Currency of the International Fund for Agricultural Development	Non-interestbearing	Payable on demand	4,637
Note in Substitution for Currency of the Global Environment Facility Trust Fund of the International Bank for Reconstruction and Development	Non-interestbearing	Payable on demand	57,463
Note in Substitution for Currency of the Multilateral Investment Guarantee Agency	Non-interestbearing	Payable on demand	721
Note in Substitution for Currency of the Green Climate Fund	Non-interestbearing	Payable on demand	58,876
Government Bonds issued to Development Bank of Japan	Non-interestbearing	Payable on demand	1,324,665
Government Bonds issued to Nuclear Damage Liability Facilitation Fund	Non-interestbearing	Payable on demand	3,264,900
Total Bonds			¥163,789,163
2. Borrowings
Special Account for Local Allocation Tax	0.000 – 0.05%	2022	¥30,112,295
Special Account of Pension	0.05%	2022	1,440,920
Special Account for Energy Policy	0.000%	2022 – 2023	8,229,822
Total Borrowings			¥39,783,037
Total Direct Internal Floating Debt			¥203,572,201
Total Direct Internal Debt			¥1,241,307,439

Debt Guaranteed by the Japanese Government
Title	Interest	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2022 (in millions)
1. Bonds Issued by Government-Affiliated Corporations
Japan Finance Corporation	0.001 – 0.911%	2012 – 2021	2022 – 2031	¥735,000
Japan Expressway Holding and Debt Repayment Agency	0.001 – 2.700%	2006 – 2022	2022 – 2061	13,671,500
New Kansai International Airport Co., Ltd.	0.105 – 2.400%	2007 – 2019	2022 – 2029	247,100
Development Bank of Japan	0.001 – 2.200%	2007 – 2021	2022 – 2061	1,315,000
Deposit Insurance Corporation of Japan	0.001 – 0.100%	2018 – 2021	2022 – 2024	1,480,000
Nuclear Damage Compensation and Decommissioning Facilitation Corporation	0.001%	2018 – 2021	2022 – 2025	800,000
The Corporation for Revitalizing Earthquake-Affected Business	0.001%	2017	2021	—
Private Finance Initiative Promotion Corporation of Japan	0.001 – 0.145%	2017 – 2021	2026 – 2027	88,000
Fund Corporation for the Overseas Development of Japan’s ICT and Postal Services Inc.	0.110%	2021	2031	10,000
Organization for Promoting Urban Development	0.020 – 0.699%	2013 – 2022	2023 – 2042	95,800
Central Japan International Airport Co., Ltd.	0.001 – 0.671%	2013 – 2022	2023 – 2042	154,500
Japan Finance Organization for Municipalities	0.001 – 2.200%	2007 – 2021	2022 – 2030	4,010,000
Japan Housing Finance Agency	0.001 – 0.265%	2021 – 2022	2026 – 2034	220,000
Total				¥22,826,900
2. Borrowings of Government-Affiliated Corporations
Incorporated Administrative Agency – Farmers Pension Fund	0%	2019 – 2022	2022 – 2024	¥202,200
Japan Railway Construction, Transport and Technology Agency	0%	2020	2021	—
Japan Oil, Gas and Metals National Corporation	0%	2021 – 2022	2022 – 2023	476,363
Banks’ Shareholdings Purchase Corporation	0%	2022	2023	180,000
Deposit Insurance Corporation of Japan	0%	2021 – 2022	2022 – 2023	25,500
Japan Investment Corporation	0%	2021	2022	150,000
Nuclear Damage Compensation and Decommissioning Facilitation Corporation	0%	2021	2022	200,000
The Corporation for Revitalizing Earthquake-Affected Business	0%	2021	2022	14,600
Organization for Promoting Urban Development	0%	2021	2025	5,500
Total				¥1,254,163
Total Internal Debt Guaranteed by the Japanese Government				¥24,081,063

EXTERNAL DEBT
Debt Guaranteed by the Japanese Government
	Interest	Year of Loan	Year of Maturity	Principal Amounts Outstanding as of March 31, 2022 (in thousands)
Japan Bank for International Cooperation	0.375 – 3.500%	2013 – 2022	2022 – 2031	$45,300,000
	0.375%	2021	2026	£250,000
Japan International Cooperation Agency	1.000 – 3.375%	2016 – 2021	2026 – 2031	$2,580,000
Development Bank of Japan	0.500 – 3.250%	2014 – 2021	2022 – 2031	$13,150,000
	4.750%	2007	2027	€700,000
	1.050 – 2.300%	1998 – 2006	2022 – 2028	¥280,000,000
Totals by currency				$61,030,000
				£250,000
				€700,000
				¥280,000,000

SUBSCRIPTIONS TO INTERNATIONAL FINANCIAL ORGANIZATIONS
The following table sets forth information relating to Japan’s obligations to contribute to the capital and financing requirements of international financing organizations in which it participates as of March 31, 2022.
Organization	Subscription Amount
(in USD millions)
International Monetary Fund	$42,606(a)
International Bank for Reconstruction and Development	23,280(b)
International Development Association	50,118(c)
International Finance Corporation	1,716(d)
Multilateral Investment Guarantee Agency	97(e)
International Fund for Agricultural Development	600(f)
Asian Development Bank	23,186(g)
African Development Bank	10,922(h)
African Development Fund	4,767(i)
European Bank for Reconstruction and Development	2,889(j)
Inter-American Development Bank	8,878(k)
Inter-American Investment Corporation	81(l)
Multilateral Investment Fund	655(m)

(a)
Equivalent of SDR 30,820.5 million as of March 31, 2022.

(b)
As stated in IBRD Financial Statements as of June 30, 2021.

(c)
As stated in IDA Financial Statements as of June 30, 2021.

(d)
As stated in IFC Financial Statements as of June 30, 2021.

(e)
As stated in MIGA Financial Statements as of June 30, 2021.

(f)
As stated in IFAD Financial Statements as of December 31, 2020.

(g)
As stated in ADB Financial Statements as of December 31, 2021.

(h)
As stated in AfDB Financial Statements as of December 31, 2021. Equivalent of UA 7,804 million.

(i)
As stated in AfDF Financial Statements as of December 31, 2021. Equivalent of UA 3,406 million.

(j)
As stated in EBRD Financial Statements as of December 31, 2020. Equivalent of €2,557 million.

(k)
As stated in IDB Financial Statements as of December 31, 2021.

(l)
As stated in IIC Financial Statements as of December 31, 2021.

(m)
As stated in MIF Financial Statements as of December 31, 2020.

USE OF PROCEEDS
The net proceeds from the sale of the Debt Securities will be allocated to JICA’s Finance and Investment Account dedicated to its ODA Loans and Private Sector Investment Finance activities. An amount equal to part or all of such net proceeds may be allocated for investments in one or more Eligible Projects (as defined below).
“Eligible Projects” means projects selected under the Development Cooperation Charter, which was endorsed by the Japanese government in 2015 with the aim to proactively contribute to peace, stability and prosperity in the international community. JICA selects Eligible Projects through a rigid process that involves evaluation based on OECD-DAC Criteria for Evaluating Development Assistance, review by external experts and approval by the Japanese government. Through each Eligible Project, JICA strives to promote socio-economic development of developing countries and address challenges to Sustainable Development Goals (SDGs) adopted at the UN Sustainable Development Summit.
Eligible Projects will be subject to on-site monitoring by one of JICA’s 98 overseas offices located around the world. During the monitoring stage of any project, JICA may confer with the recipient country government or recipient company where necessary, with a view to ensuring the smooth and efficient implementation of the project. Disbursements are often made over a period of time depending on the project’s schedule. Eligible Projects will be subject to periodic progress reports that must be submitted to JICA by the recipient. JICA supervision of an Eligible Project may extend to both implementation of the project (including construction, engineering, institutional development, etc.) and all aspects of the loan process.
In addition, JICA will, in principle, conduct an ex-post evaluation process within three years of the completion of an Eligible Project. Such evaluations are disclosed on JICA’s website and an Evaluation Report is issued annually.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEE
The following is a brief summary of the terms and conditions of the Debt Securities and the fiscal agency agreement or agreements pursuant to which they will be issued (the “Fiscal Agency Agreement”). JICA has filed copies of the forms of Debt Securities and the form of Fiscal Agency Agreement as exhibits to the registration statement of which this prospectus is a part. The following summary does not purport to be complete, and you should refer to such exhibits for more complete information.
General
From time to time, JICA may authorize and issue Debt Securities in one or more series. The prospectus supplement that relates to your Debt Securities will specify the following terms:
•
The designation, aggregate principal amount, currency, any limitation on such principal amount and authorized denominations;

•
The percentage of their principal amount at which such Debt Securities will be issued;

•
The maturity date or dates;

•
The interest rate or rates, if any, which may be fixed or variable, and the dates for payment of interest, if any;

•
The paying agencies where payments of principal, premium, if any, and interest, if any, will be made;

•
Any optional or mandatory redemption terms or repurchase or sinking fund provisions; and

•
Other specific provisions.

If JICA issues any Debt Securities at an original issue discount or payable in a currency other than the United States dollar, the prospectus supplement relating to such Debt Securities will also describe special U.S. federal income tax and other considerations applicable to such Debt Securities.
JICA and Japan will appoint a fiscal agent (the “Fiscal Agent”) or agents in connection with the Debt Securities. The Fiscal Agency Agreement will set forth the Fiscal Agent’s duties. The Fiscal Agent will be a bank or trust company named in the applicable prospectus supplement, but JICA and Japan may replace the Fiscal Agent and may appoint different fiscal agents for different series of Debt Securities. JICA and Japan may maintain deposit accounts and conduct other banking and financial transactions with the Fiscal Agent. The Fiscal Agent is the agent of JICA and Japan, is not a trustee for the holders of Debt Securities and does not have the same responsibilities or duties to act for such holders as would a trustee.
Rank of Debt Securities
The Debt Securities constitute direct, unconditional, unsubordinated and unsecured obligations of JICA and shall at all times rank pari passu and without any preference among themselves. The payment obligations of JICA under the Debt Securities shall, save for such exceptions as may be provided by applicable legislation, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.
Guarantee of Japan
The payment of principal and interest in respect of the Debt Securities (including any additional amounts) will be unconditionally and irrevocably guaranteed by Japan. Such guarantee will be a direct, unconditional and general obligation of Japan for the performance of which the full faith and credit of Japan will be pledged and rank pari passu with all other general obligations of Japan without any preference one above the other by reason of priority of date of issue, currency of payment or otherwise.
Issuance of the guarantee will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, the issue of the Debt Securities will necessitate the obtaining of authorization by Japan of the guarantee thereof. Accordingly, the guarantee of Japan, the form of which is included as an exhibit to the form of the Fiscal Agency Agreement filed as an exhibit to the registration statement of which this prospectus is a part, is not valid or obligatory until such guarantee has been authenticated.

Additional Amounts
JICA will pay all amounts that it is required to pay on the bonds without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any taxing authority in Japan (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, JICA will pay such additional amounts that are necessary so that the net amounts received by any beneficial owner of the bonds after such withholding or deduction will equal the amounts that would have been receivable in the absence of such withholding or deduction, except that no such additional amounts will be payable under certain circumstances.
Redemption
If the Debt Securities of a series provide for mandatory redemption, or redemption at the election of JICA, such redemption shall be on at least 30 days’ notice. In event of redemption in part, the Fiscal Agent will select the Debt Securities to be redeemed by lot or in any usual manner it approves. The Fiscal Agent will mail notice of such redemption to holders of registered Debt Securities of such series, to their last addresses as they appear on the register of the Debt Securities of such series.
Acceleration of Maturity
With respect to any series of Debt Securities, in case of the following types of default, the principal amount of a Debt Security of such series will become due and payable at the option of the registered holder of such Debt Security upon the registered holder’s written notice to the Fiscal Agent, unless all defaults shall have been cured prior to the receipt of such notice by the Fiscal Agent:
•
Default in any payment, when due, of principal (if due in installments) or premium, if any, or interest on any of the Debt Securities of such series, or, if such series is entitled to a sinking fund, in the deposit, when due, of any sinking fund payment, and continuance of such default for a period of 30 days;

•
Default in the performance by JICA of any other covenant contained in the Debt Securities of such series, and the continuance of such default for a period of 90 days after written notice thereof to JICA from the registered holder of such Debt Security is received by the fiscal agent.

The Fiscal Agency Agreement will not require JICA to furnish to the Fiscal Agent periodic evidence as to the absence of default.
Governing Law
The Fiscal Agency Agreement, the Debt Securities and the guarantee of Japan will all provide that they shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to authorization and execution by JICA and Japan of the Fiscal Agency Agreement and the Debt Securities and the guarantee of Japan, as the case may be, and any other matters required to be governed by the laws of Japan.
Jurisdiction and Enforceability
JICA will effect the irrevocable appointment of the Fiscal Agent as its authorized agent upon which process may be served in any action based upon the Debt securities (i.e., asserting rights set forth in the Debt Securities) which any holder of a Debt Security may institute in any State or Federal court in The City of New York. JICA will accept the jurisdiction of such court in such action. JICA will also waive irrevocably any immunity from jurisdiction (but not execution) to which it might otherwise be entitled in any action based upon the Debt Securities. The Fiscal Agent is not the agent for service for actions brought under the federal securities laws, and JICA’s waiver of immunity does not extend to such actions. Although Japan is subject to suit based upon the guarantee of the Debt Securities before the Tokyo District Court, Japan has not consented to the jurisdiction of any court outside Japan in connection with actions brought against it for any purpose in any way relating to the Debt Securities or its guarantee of the Debt Securities, has not appointed an agent for service of process in connection with any such action and has not agreed to waive any degree of sovereign immunity to which it may be entitled in any such action.

If you bring an action against JICA under federal securities laws or against Japan for any purpose, unless JICA or Japan (as the case may be) waives immunity with respect to such action, you would be able to obtain a United States judgment in such action against JICA or Japan, as the case may be, only if a court were to determine that the United States Foreign Sovereign Immunities Act of 1976, as amended, precludes the granting of sovereign immunity. Even if you could obtain a United States judgment in any such action under that Act, you may not be able to obtain a judgment in Japan based on such a United States judgment. Moreover, you may not be able to execute upon property of JICA or Japan located in the United States to enforce a judgment obtained under that Act except under the limited circumstances specified in that Act.

TAXATION
The information provided in this section entitled “Taxation” is provided for the convenience only of investors, who are advised to consult their own legal, tax, accountancy or other professional advisers in order to ascertain their particular circumstances regarding taxation.
Japanese Taxation
The following description of Japanese taxation (limited to national taxes) applies to interest with respect to the Debt Securities issued by JICA outside Japan and payable outside Japan, as well as to certain aspects of capital gains, inheritance and gift taxes. Prospective investors should note that the following description of Japanese taxation is not exhaustive.
Tax Withholding Rules
Certain recipients of interest on the Debt Securities are subject to the following Japanese tax withholding rules:
If the recipient of interest on any Debt Securities is:
•
an individual non-resident of Japan with no permanent establishment within Japan;

•
a non-Japanese corporation with no permanent establishment within Japan; or

•
an individual non-resident of Japan or non-Japanese corporation with a permanent establishment within Japan, but the receipt of interest on the relevant Debt Securities is not attributable to such permanent establishment, and the recipient is not a person nor entity controlling, or controlled by, JICA, or otherwise having a prescribed special relationship with JICA as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan and Cabinet Order No. 43 of 31 March 1957 promulgated thereunder, as amended (the “Cabinet Order”) (a “Specially-Related Party of JICA”), then, no Japanese income or corporate tax is payable with respect to such interest by way of withholding or otherwise, if such recipient complies with certain requirements. Such requirements include:
•
if the relevant Debt Securities are held through a certain participant in an international clearing organization such as Euroclear and Clearstream, Luxembourg and DTC or a certain financial intermediary prescribed by the Act on Special Measures Concerning Taxation of Japan and the Cabinet Order and related governmental ordinances and regulations (collectively, the “Special Measures Act”) (each, a “Participant”), the requirement to provide, at the time of entrusting a Participant with the custody of the relevant Debt Securities, certain information prescribed by the Special Measures Act (the “Interest Recipient Information”) to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted and to advise the Participant if the recipient ceases to be so exempt; and

•
if the relevant Debt Securities are not held by a Participant, the requirement to submit to the fiscal agent (or a separate paying agent, if one is appointed) a written application for tax exemption (Hikazei tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence.

The above-described exemption from withholding tax with respect to interest on the Debt Securities will not be applicable to any Debt Securities on which interest is calculated based on the amount of profits or assets of JICA or a Specially-Related Party of JICA or on any of certain other indices relating to JICA or a Specially-Related Party of JICA as described in Article 6 of the Act on Special Measures Concerning Taxation of Japan and the Cabinet Order.
Failure to comply with the requirements described above or payment of interest to a recipient who is an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related

Party of JICA will result in the withholding by JICA of income tax at the rate of 15.315%, unless any lower rate or exemption is applicable under the relevant tax treaty between Japan and another country. Individual non-residents of Japan or non-Japanese corporations that are entitled to a reduced rate of Japanese withholding tax or exemption from Japanese withholding tax on payment of interest by JICA are required to submit an “Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest” in advance through JICA to the relevant tax authority before payment of interest.
If the recipient of interest on any Debt Securities is:
•
a Japanese bank;

•
a Japanese insurance company;

•
a Japanese financial instruments firm; or

•
any other Japanese financial institution that falls under one of certain categories prescribed by the Cabinet Order under Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation of Japan,

and such recipient receives payment of interest not through a certain payment handling agents in Japan (the “Japanese Payment Handling Agents”) and complies with, among others, the requirement to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption, as the case may be, no income tax will be imposed by way of withholding. The recipient will, however, be subject to regular corporate tax with respect to such interest.
If the recipient of interest on any Debt Security is:
•
an individual non-resident of Japan with a permanent establishment within Japan; or

•
a non-Japanese corporation with a permanent establishment within Japan,

and the receipt of interest is attributable to such permanent establishment, then such interest will not be subject to the withholding by JICA of income tax at the rate of 15.315%, provided that the recipient complies with, among others, the requirement to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption, as the case may be, and that the recipient is not a Specially-Related Party of JICA. The amount of such interest will, however, be included in the recipient’s Japanese source income which is subject to Japanese taxation, and will be subject to regular income tax or corporate tax, as the case may be.
The above-described exemption from withholding tax with respect to interest on the Debt Securities will not be applicable to any Debt Securities on which interest is calculated based on the amount of profits or assets of JICA or a Specially-Related Party of JICA or on any of certain other indices relating to JICA or a Specially-Related Party of JICA as described in Article 6 of the Act on Special Measures Concerning Taxation of Japan and the Cabinet Order.
If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation other than any of the following institutions that complies with the requirement described below:
•
Japanese banks;

•
Japanese insurance companies;

•
Japanese financial instruments firms;

•
other Japanese financial institutions that fall under certain categories prescribed by the Cabinet Order under Article 8, Paragraphs (1) and (2) of the Act on Special Measures Concerning Taxation of Japan (together with Japanese banks, insurance companies and financial instruments firms, the “Specified Financial Institutions”); or

•
Japanese public corporations designated by the relevant law (“Public Corporations”),

and such recipient receives payment of interest through certain Japanese Payment Handling Agents, such agents will withhold income tax at the rate of 15.315%. An individual recipient that receives interest through a Japanese Payment Handling Agent may elect conclusive taxation exempt from tax reporting. In all other cases, the recipient must include the amount of interest in the recipient’s gross income and will be subject to regular income tax or corporate tax, as the case may be.
If the recipient of interest on any Debt Securities is:
•
a Public Corporation that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, a Japanese Payment Handling Agent with custody of the Debt Securities (the “Japanese Custodian”); or

•
a Specified Financial Institution that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, the Japanese Custodian,

and such recipient submits through the Japanese Custodian, to the competent tax authority, the report prescribed by the Special Measures Act, no income tax will be imposed by way of withholding.
Capital Gains, Inheritance and Gift Taxes
Gains derived from the sale outside Japan of Debt Securities by an individual non-resident of Japan or a non-Japanese corporation with no permanent establishment within Japan are generally not subject to Japanese income or corporate tax. An individual, regardless of his or her residency, who has acquired Debt Securities as legatee, heir or donee from an individual may be required to pay Japanese inheritance or gift tax at progressive rates.
U.S. Taxation
This section describes the material U.S. federal income tax consequences of owning certain Debt Securities. It applies to you only if you are a United States holder (as defined below) and you acquire Debt Securities in the applicable offering at the applicable offering price and you hold your Debt Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
•
a dealer in securities or currencies,

•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•
a bank,

•
a life insurance company,

•
a tax-exempt organization,

•
a person that owns Debt Securities that are a hedge or that are hedged against interest rate or currency risks,

•
a person that owns Debt Securities as part of a straddle or conversion transaction for tax purposes,

•
a person that purchases or sells Debt Securities as part of a wash sale for tax purposes, or

•
a person whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with fixed rate Debt Securities denominated in U.S. dollars, with no more than de minimis original issue discount, that are due to mature 30 years or less from the date on which they are issued. An applicable prospectus supplement will discuss the United States federal income tax consequences of owning any other Debt Securities.
If a partnership holds Debt Securities, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding Debt Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in Debt Securities.

This section is based on the Internal Revenue Code of 1986, as amended the “Code”, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.
You are a United States holder if you are a beneficial owner of a Debt Security and you are, for federal income tax purposes:
•
an individual citizen or resident of the United States,

•
a domestic corporation (or other entity treated as a corporation for U.S. federal income tax purposes),

•
an estate whose income is subject to U.S. federal income tax regardless of its source, or

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a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This subsection addresses only U.S. federal income taxation. Please consult your own tax advisor concerning the consequences of owning and disposing of the Debt Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
Payments of Interest
This discussion assumes that the Debt Securities will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes. You will be taxed on interest on your Debt Securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.
You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive it, and you must also include as ordinary income any additional amounts paid with respect to withholding tax on the Debt Securities, including withholding tax on payments of such additional amounts. You may be entitled to deduct or credit tax withheld, subject to applicable limits. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation. Interest paid by JICA on the Debt Securities is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder and, depending on your circumstances, will be either “passive”, “general” or “foreign branch” income for purposes of computing the foreign tax credit.
Purchase, Sale, and Retirement of the Debt Securities
You generally will recognize capital gain or loss on the sale or retirement of your Debt Security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your Debt Security. Your tax basis in your Debt Security generally will be its cost. Capital gain of a noncorporate United States holder generally is taxed at preferential rates where the property is held for more than one year. Your ability to deduct capital losses may be limited.
Medicare Tax
A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally will include its interest income and its net gains from the disposition of Debt Securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Debt Securities.
Information with Respect to Foreign Financial Assets
Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Debt Securities.
Backup Withholding and Information Reporting
If you are a noncorporate United States holder, information reporting requirements on Internal Revenue Service Form 1099 generally will apply to:
•
payments of principal and interest on a Debt Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•
the payment of the proceeds from the sale of a Debt Security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:
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fails to provide an accurate taxpayer identification number,

•
is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns, or

•
in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you generally are exempt from backup withholding and information reporting requirements with respect to:
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payments of principal and interest made to you outside the United States by JICA or another non-U.S. payor and

•
other payments of principal and interest and the payment of the proceeds from the sale of a Debt Security effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•
the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

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an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

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other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•
you otherwise establish an exemption.

Payment of the proceeds from the sale of a Debt Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption, a sale of a Debt Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
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the proceeds are transferred to an account maintained by you in the United States,

•
the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•
the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption, a sale of a Debt Security effected at a foreign office of a broker will be subject to information reporting if the broker is:
•
a United States person,

•
a controlled foreign corporation for U.S. tax purposes,

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a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•
a foreign partnership, if at any time during its tax year: (1) one or more of its partners are “United States persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION
JICA may sell Debt Securities directly, to or through underwriters or through agents. Each prospectus supplement with respect to Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of the underwriters or agents, the public offering price of such Debt Securities and the net proceeds to JICA from such sale, any underwriting discounts or other items constituting underwriters’ or agents’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.
If underwriters are used in the sale, they will acquire Debt Securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offer of Debt Securities to the public may take the form of an offer through underwriting syndicates represented by managing underwriters, or a direct offer by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement otherwise indicates, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all Debt Securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
JICA may, directly or through agents that it designates, sell Debt Securities from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of Debt Securities and set forth any commissions payable by JICA to such agent. Unless such prospectus supplement otherwise indicates, any such agent will be acting on a best efforts basis for the period of its appointment.
If the applicable prospectus supplement so indicates, JICA will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from JICA at the public offering price set forth in such prospectus supplement pursuant to “delayed delivery” contracts. Purchasers of Debt Securities under delayed delivery contracts will pay the public offering price plus accrued interest, if any, and will take delivery of the Debt Securities on a date or dates stated in the applicable prospectus supplement. Such contracts will be subject only to those conditions set forth in such prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.
The applicable prospectus supplement will describe limitations on sales to certain persons of Debt Securities (including limitations imposed by relevant Japanese laws), if any.
AUTHORIZED AGENTS IN THE UNITED STATES
The authorized agent in the United States for JICA, for purposes of the United States Securities Act of 1933, as amended, is TANAKA Satoko, whose address is: JICA USA Office, 1776 I Street, N.W., Suite 895, Washington, D.C. 20006. The authorized agents for Japan are MINOWA Tetsuharu, located at Ministry of Finance, Consulate General of Japan in New York, 299 Park Avenue, 18th Floor, New York, NY 10171 and ODAWARA Takuya, located at Embassy of Japan, 2520 Massachusetts Avenue, N.W., Washington, D.C. 20008.
VALIDITY OF THE DEBT SECURITIES
Anderson Mori & Tomotsune will pass upon the validity of each series of Debt Securities and the guarantee of such Debt Securities, and all other matters of Japanese law and procedure on behalf of JICA and Japan. Morrison & Foerster LLP will pass upon the validity of each series of Debt Securities and the guarantee of such Debt Securities. In giving their opinions, Morrison & Foerster LLP may rely as to all matters of Japanese law and procedure on the opinion of Anderson Mori & Tomotsune, and Anderson Mori & Tomotsune may rely as to matters of New York law upon the opinion of Morrison & Foerster LLP.

EXPERTS
The financial statements of the general account and the finance and investment account of JICA as of and for the fiscal year ended March 31, 2022 included in JICA’s annual report on Form 18-K for the fiscal year ended March 31, 2022, filed September 27, 2022, and as of and for the fiscal year ended March 31, 2021 included in Exhibit 2 to JICA’s annual report on Form 18-K for the fiscal year ended March 31, 2021, filed on September 27, 2021, have been audited by Ernst & Young ShinNihon LLC, independent auditors, as stated in their reports appearing in JICA’s annual report on Form 18-K for the fiscal year ended March 31, 2022 and Exhibit 2 to JICA’s annual report on Form 18-K for the fiscal year ended March 31, 2021, and which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
FURTHER INFORMATION
The registration statement of which this prospectus is a part, any post-effective amendment to such registration statement, and the prospectus supplement or supplements relating to any series or issue of the Debt Securities, which are on file with the Commission, contain further information concerning such series or issue.
The President of JICA, in his official capacity as such President, thereunto duly authorized, has supplied the information set forth in this Prospectus under the caption “Japan International Cooperation Agency”, and such information is stated on his authority.
The Minister of Finance of Japan, in his official capacity as such Minister, thereunto duly authorized, has supplied the information set forth in this Prospectus under the caption “Japan”, and such information is stated on his authority.

HEAD OFFICE OF THE ISSUER
JAPAN INTERNATIONAL COOPERATION AGENCY
Nibancho Center Building
5-25, Niban-cho, Chiyoda-ku
Tokyo 102-8012
Japan
FISCAL AGENT, PRINCIPAL PAYING AGENT AND TRANSFER AGENT
MUFG Bank, Ltd., London Branch
Ropemaker Place
25 Ropemaker Street
London EC2Y 9AN
United Kingdom
also acting through
U.S. Bank Trust Company, National Association
2 Concourse Parkway NE,
Suite 800, Atlanta
GA 30328 U.S.A
LEGAL ADVISERS
To JICA and Japan
Anderson Mori & Tomotsune
Otemachi Park Building
1-1, Otemachi 1-chome
Chiyoda-ku, Tokyo 100-8136
Japan
To the Underwriters
Morrison & Foerster LLP
Shin-Marunouchi Building, 29th Floor
1-5-1, Marunouchi
Chiyoda-ku, Tokyo 100-6529
Japan
INDEPENDENT AUDITOR
Ernst & Young ShinNihon LLC
Hibiya Mitsui Tower, Tokyo Midtown Hibiya
1-2, Yuraku-cho 1-chome
Chiyoda-ku, Tokyo 100-0006
Japan

Japan International Cooperation Agency
U.S.$• •% Guaranteed Bonds Due •
Unconditionally and Irrevocably Guaranteed
as to Payment of Principal and Interest
by
Japan

PROSPECTUS SUPPLEMENT

Daiwa Capital Markets
Barclays
Goldman Sachs
HSBC
•, 2026